                                                                              [Filed pursuant to Rule 433]

                                          TERM SHEET SUPPLEMENT
                           For use with base prospectus dated October 26, 2006

                                     Residential Accredit Loans, Inc.

                                                Depositor

                                     Residential Funding Company, LLC

                                       Sponsor and Master Servicer

                                                QO Program
                             Mortgage Asset-Backed Pass-Through Certificates
                                           (Issuable in Series)

The Trusts

Each RALI trust, also referred to as the issuing entity, will be established to hold assets transferred to it by the depositor.  The assets of each trust will be specified in the prospectus supplement for the particular series of certificates and will generally consist of a pool of one- to four family residential first lien mortgage loans, which may be divided into two or more loan groups.  The mortgage loans will be master serviced by Residential Funding Company, LLC.

The Certificates

The depositor will sell the offered certificates of any series pursuant to a prospectus supplement and the related base prospectus.  The certificates will be issued in series, each having its own designation.  Each series will be issued in one or more classes of senior certificates and one or more classes of subordinated certificates.  Each class will evidence beneficial ownership of, and the right to a specified portion of future payments on, the mortgage loans and any other assets included in the related trust.  A term sheet may accompany this term sheet supplement for any series and may set forth additional information about the mortgage loans, the certificates and the trust for that series.

___________________________________________________________________________________________________________________

You should consider carefully the risk factors beginning on page S-6 in this term sheet supplement.
___________________________________________________________________________________________________________________

THE  DEPOSITOR  HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE SEC FOR THE
OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE BASE PROSPECTUS IN
THAT  REGISTRATION  STATEMENT  AND OTHER  DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE
INFORMATION  ABOUT THE DEPOSITOR AND THE  OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING
EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR,  ANY  UNDERWRITER OR ANY DEALER
PARTICIPATING  IN THE OFFERING  WILL ARRANGE TO SEND YOU THE  PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY
CALLING THE TOLL-FREE NUMBER SET FORTH IN ANY TERM SHEET RELATED TO THE OFFERING.

                                             December 5, 2006

This term sheet  supplement is not required to, and does not,  contain all information that is required to be  included  in  the  related  base  prospectus  and  the  prospectus  supplement  for  any  series.  The information in this term sheet supplement is preliminary and is subject to completion or change.

The  information  in this  term  sheet  supplement,  if  conveyed  prior to the  time of your  contractual commitment  to purchase any of the offered  certificates,  supersedes  information  contained in any prior similar  term  sheet  supplement  and  any  other  free  writing  prospectus  relating  to  those  offered certificates.

This  term  sheet  supplement  and any  related  term  sheet  for a  series  is not an  offer to sell or a solicitation  of an offer to buy these  securities in any state where such offer,  solicitation or sale is not permitted.

The  Attorney  General  of the  State  of New  York has not  passed  on or  endorsed  the  merits  of this offering.  Any representation to the contrary is unlawful.

                                          European Economic Area

In relation to each Member  State of the  European  Economic  Area which has  implemented  the  Prospectus
Directive,  each referred to in this term sheet  supplement as a Relevant Member State,  each  underwriter will  represent and agree that with effect from and including the date on which the  Prospectus  Directive is implemented in that Relevant  Member State,  referred to in this term sheet  supplement as the Relevant
Implementation  Date,  it has not made and will not make an offer of  certificates  to the  public in that
Relevant Member State prior to the publication of a prospectus in relation to the  certificates  which has been approved by the competent  authority in that Relevant  Member State or, where  appropriate,  approved in another  Relevant  Member State and notified to the competent  authority in that Relevant Member State, all in accordance  with the Prospectus  Directive,  except that it may, with effect from and including the
Relevant  Implementation  Date,  make an offer of certificates to the public in that Relevant Member State at any time:

(a)      to legal entities  which are  authorized or regulated to operate in the financial  markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)      to any legal  entity  which has two or more of (1) an  average of at least 250  employees  during the last  financial  year; (2) a total balance sheet of more than  €43,000,000  and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)      in any other  circumstances  which do not require the  publication  by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the  preceding  paragraph,  (i) "offer of  certificates  to the public" in relation to any  certificates  in any Relevant  Member State means the  communication  in any form and by any means of sufficient  information  on the terms of the offer and the  certificates  to be offered so as to enable an investor to decide to purchase or  subscribe  the  certificates,  as the same may be varied in that Member
State by any measure  implementing  the Prospectus  Directive in that Member State,  and (ii)  "Prospectus
Directive"  means  Directive  2003/71/EC and includes any relevant  implementing  measure in each Relevant
Member State.

                                              United Kingdom

Each underwriter will represent and agree that:

(a)      it has only  communicated or caused to be communicated  and will only  communicate or cause to be communicated  an invitation or  inducement to engage in investment  activity  (within the meaning of  Section  21 of the  Financial  Services  and  Markets  Act,  referred  to in this term  sheet supplement as FSMA) received by it in connection  with the issue or sale of the  certificates  in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)      it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United
         Kingdom.

      Important notice about information presented in any final term sheet for any class of offered certificates, this term sheet supplement and the related base prospectus with respect to any series of offered certificates

We provide  information  to you about the  offered  certificates  of any series in three or more  separate documents that provide progressively more detail:

         o    the related base prospectus,  dated October 26, 2006,  which provides  general  information, some of which may not apply to your series of certificates;

         o    this term sheet supplement,  which provides general information about series of certificates issued  pursuant to the  depositor's QO program,  some of which may not apply to the offered certificates of any series; and

         o    one or more term sheets,  which  describe  terms  applicable to the classes of the series of offered  certificates  described  therein and provides a description  of certain  collateral stipulations regarding the mortgage loans and the parties to the transaction.

The registration statement to which this offering relates is Commission File Number 333-131213.

The depositor's  principal offices are located at 8400 Normandale Lake Boulevard,  Suite 250, Minneapolis,
Minnesota 55437 and its telephone number is (952) 857-7000.

The  information  in this  term  sheet  supplement,  if  conveyed  prior to the  time of your  contractual commitment to purchase any of the offered certificates of a series,  supersedes any information  contained in any prior  similar  materials  relating  to such  certificates.  The  information  in this  term  sheet supplement is  preliminary,  and is subject to completion or change.  This term sheet  supplement is being delivered to you solely to provide you with information  about the offering of the  certificates  referred to in this term sheet  supplement and to solicit an offer to purchase the offered  certificates,  when, as and if issued.  Any such offer to purchase  made by you will not be  accepted  and will not  constitute  a contractual  commitment by you to purchase any of the  certificates,  until we have accepted your offer to purchase certificates.

The  certificates  referred  to in these  materials  are being sold when,  as and if issued.  The  issuing entity  is not  obligated  to issue  such  certificates  or any  similar  security  and the  underwriter's obligation  to  deliver  such  certificates  is subject to the terms and  conditions  of the  underwriting agreement  with the issuing entity and the  availability  of such  certificates  when, as and if issued by the issuing entity. You are advised that the terms of the offered  certificates,  and the  characteristics of the mortgage  loan pool backing them,  may change (due,  among other things,  to the  possibility  that mortgage  loans that  comprise the pool may become  delinquent  or defaulted or may be removed or replaced and that similar or  different  mortgage  loans may be added to the pool,  and that one or more classes of certificates  may be split,  combined or  eliminated),  at any time prior to issuance or availability of a final  prospectus.  You are advised  that  certificates  may not be issued  that have the  characteristics described  in  these  materials.  The  underwriter's  obligation  to  sell  such  certificates  to  you is conditioned  on the  mortgage  loans  and  certificates  having  the  characteristics  described  in these materials.  If for any reason the issuing  entity  does not deliver  such  certificates,  the  underwriter will notify you, and neither the issuing  entity nor any  underwriter  will have any  obligation to you to deliver all or any portion of the  certificates  which you have  committed  to  purchase,  and none of the issuing  entity nor any  underwriter  will be liable for any costs or damages  whatsoever  arising from or related to such non-delivery.

                  Table of Contents

                                                      Page

RISK FACTORS..........................................S-6
     Negative Amortization Loans and Deferred

     Standard Hazard Insurance and Primary

     Additional Yield Considerations Applicable
       Solely to the Residual Certificates...........S-61

POOLING AND SERVICING AGREEMENT......................S-61
     General.........................................S-61
     Custodial Arrangements..........................S-61
     Servicing and Other Compensation and

     Special Tax Considerations Applicable to
       Residual Certificates.........................S-73
     Tax Return Disclosure and Investor

                                               RISK FACTORS

         The  offered  certificates  of any series are not  suitable  investments  for all  investors.  In particular,  you  should  not  purchase  any class of  offered  certificates  unless  you  understand  the prepayment, credit, liquidity and market risks associated with that class.

         The offered  certificates are complex  securities.  You should possess,  either alone or together with an investment  advisor,  the expertise  necessary to evaluate the information  contained in this term sheet  supplement  and the  related  base  prospectus  in the  context  of your  financial  situation  and tolerance for risk.

         The mortgage  loans included in the trust  established  for any series may be divided into two or more loan groups.  The risks  associated with an investment in different  classes of offered  certificates may be  different  as a result of the  characteristics  of the  specific  loan group to which the  offered certificates relate.

         You should carefully  consider,  among other things, the following factors in connection with the purchase of the offered certificates:

Negative Amortization Loans and
Deferred Interest

The yield on and weighted          The interest  rates on the mortgage  loans adjust  monthly after an initial fixed
average lives of the               rate period of generally  one month or three months,  but their  minimum  monthly
certificates will be subject to    payments adjust less  frequently,  subject to maximum  interest  rates,  payments
negative amortization on the       caps and other  limitations.  The initial  interest rates on most of the mortgage
mortgage loans                     loans  are lower  than the sum of the index  applicable  at  origination  and the related  gross margin.  During a period of rising  interest  rates,  particularly prior to the first payment  adjustment  date, the amount of interest  accruing on the principal  balance of the mortgage loans may exceed the amount of the minimum monthly  payment.  As a result, a portion of the accrued interest on any mortgage loan may not be paid.  That  portion of accrued  interest  will  become  deferred interest  that will be added to the  principal  balance of the  related  mortgage loan.

                                   The amount of deferred  interest,  if any,  with respect to mortgage  loans for a given month will reduce the amount of interest  collected on these mortgage loans that is available for  distributions of interest on the  certificates.  Any final term sheet for a class of certificates  will set forth the extent to which, if at all, the resulting  reduction in interest  collections on the mortgage loans will be  offset,  in  part  or in  whole,  by  applying  full  and  partial  principal prepayments  received  on the  mortgage  loans to interest  distributions  on the certificates.  The final term  sheet for a class of  certificates  will  describe how net  deferred  interest  on the  mortgage  loans  will be  deducted  from the interest  payable  to the  certificates.  Allocations  of net  deferred  interest could,  as a result,  affect the weighted  average life of the affected  class of certificates.  If any final term sheet for a class of  certificates  provides for the offset of net deferred interest with full and partial  principal  prepayments received on the  mortgage  loans,  then only the amount by which full and partial principal  prepayments  received  on the  mortgage  loans  exceeds  the amount of deferred  interest on the mortgage  loans,  and other  unscheduled  and scheduled payments of principal  will be  distributed  as a principal  distribution  on the certificates.  Any increase in the certificate  principal balance of any class of certificates,  or any delay in the decrease of the certificate  principal balance of a class of  certificates,  may  increase  the period of time during  which the applicable  class of  certificates  could absorb  realized losses on the mortgage loans.  We cannot  predict the extent to which  deferred  interest will accrue on the mortgage loans,  and therefore cannot predict the extent of the effect of the allocation of net deferred interest on the certificates.
Risk of Loss

Underwriting standards may         Generally,  the mortgage loans have been originated using underwriting  standards
affect risk of loss on the         that are less stringent than the underwriting  standards applied by certain other
mortgage loans.                    first lien mortgage loan purchase programs,  such as those of Fannie Mae, Freddie
                                   Mac or the depositor's  affiliate,  Residential  Funding  Mortgage  Securities I,
                                   Inc.  Applying less stringent  underwriting  standards  creates  additional risks that losses on the mortgage loans will be allocated to certificateholders.

                                   Examples include the following:

                                   o    mortgage  loans  secured by  non-owner  occupied  properties  may  present a greater  risk that the  borrower  will stop making  monthly  payments if the borrower's financial condition deteriorates;

                                   o    mortgage loans with loan-to-value  ratios greater than 80% (i.e., the amount of the loan at  origination  is 80% or more of the  value  of the  mortgaged property)  may  increase the risk that the value of the  mortgaged  property will not be sufficient to satisfy the mortgage loan upon foreclosure;

                                   o    mortgage loans with  loan-to-value  ratios of greater than 80%, which may be as high as 100% at origination,  with no mortgage insurance may increase the likelihood that the value of the mortgaged  property would not be sufficient to  satisfy  the  mortgage  loan upon  foreclosure  unless  the value of the mortgaged property increases;

                                    o   mortgage loans made to borrowers who have high debt-to-income  ratios (i.e., the amount of debt  service on the other debt of the  borrower  represents a large  portion of his or her  income) may result in a  deterioration  of the borrower's  financial  condition  that  could  make  it  difficult  for  the borrower to continue to make mortgage payments; and

                                    o   mortgage  loans  made  to  borrowers  whose  income  is not  required  to be disclosed or verified may  increase the risk that the  borrower's  income is less than that represented.

                                    Some of the mortgage loans with loan-to-value  ratios over 80% may be insured by primary mortgage  insurance.  However,  if the insurer is unable to pay a claim, the amount of loss incurred on those loans may be increased.

                                    In addition,  in determining  loan-to-value  ratios for certain  mortgage loans, the value of the related  mortgaged  property may be based on an appraisal  that is up to 24  months  old  if  there  is a  supporting  broker's  price  opinion, automated  valuation,  drive-by  appraisal or other  certification  of value. If such an appraisal does not reflect  current market values and such market values have  declined,  the  likelihood  that  proceeds  from a sale  of the  mortgaged property may be insufficient to repay the mortgage loan is increased.

                                   See "The  Trusts—Underwriting  Policies"  and "Certain  Legal Aspects of Mortgage
                                   Loans and Contracts" in the related base prospectus.

The return on your certificates    The  Servicemembers  Civil  Relief Act, as amended,  or the Relief Act,  provides
could be reduced by shortfalls     relief to  borrowers  who enter  active  military  service  and to  borrowers  in
due to the Servicemembers Civil    reserve  status who are  called to active  duty  after the  origination  of their
Relief Act.                        mortgage  loan.  Current or future  military  operations of the United States may increase the number of borrowers who are in active  military  service,  including persons  in  reserve  status  who have  been  called  or will be called to active duty.  The Relief Act  provides  generally  that a borrower who is covered by the
                                   Relief Act may not be  charged  interest  on a mortgage  loan in excess of 6% per annum during the period of the  borrower's  active duty.  Any resulting  interest shortfalls  are not required to be paid by the  borrower at any future time.  The master servicer for the applicable  series of  certificates  will not be required to advance these shortfalls as delinquent  payments,  and the shortfalls will not be  covered  by any  form  of  credit  enhancement  on the  certificates  of that series.  Interest  shortfalls  on  the  mortgage  loans  included  in  the  trust established  for any series due to the  application  of the Relief Act or similar legislation  or  regulations  will be applied to reduce the  accrued  interest on each  interest-bearing  class of certificates  related to that mortgage loan on a pro rata basis.

                                   The  Relief  Act also  limits  the  ability of the  servicer  to  foreclose  on a mortgage  loan  during the  borrower's  period of active duty and, in some cases, during an additional  three month period  thereafter.  As a result,  there may be delays in payment and increased  losses on the mortgage  loans.  Those delays and increased  losses on the mortgage loans in any loan group will be borne primarily by the class of related certificates of that series with a certificate  principal balance greater than zero with the lowest payment priority.
                                   We do not  know how many  mortgage  loans  have  been or may be  affected  by the application of the Relief Act or similar legislation or regulations.

                                   See the  definition of Accrued  Certificate  Interest under  "Description  of the
                                   Certificates—Glossary  of Terms" in this term sheet supplement and "Certain Legal
                                   Aspects of Mortgage  Loans—Servicemembers  Civil  Relief Act" in the related base prospectus.

The return on your certificates    Losses on mortgage  loans may occur due to a wide variety of causes,  including a
may be affected by losses on the   decline  in real  estate  values,  as well as  adverse  changes  in a  borrower's
mortgage loans, which could        financial  condition.  A decline in real  estate  values or  economic  conditions occur due to a variety of causes.  nationally or in the regions where the mortgaged  properties are concentrated may increase the risk of losses on the mortgage loans.

The return on your certificates    One  risk  of  investing  in   mortgage-backed   securities  is  created  by  any
may be particularly sensitive to   concentration  of the related  properties in one or more geographic  regions.  If
changes in real estate markets     the  regional   economy  or  housing  market  weakens  in  any  region  having  a
in specific regions.               significant  concentration  of properties  underlying  mortgage loans included in the trust  established  for any  series,  the  mortgage  loans in that region may experience high rates of loss and delinquency,  resulting in losses to holders of the related series of  certificates.  A region's  economic  condition and housing market  may be  adversely  affected  by a variety of  events,  including  natural
                                   disasters  such  as  earthquakes,   hurricanes,   floods  and  eruptions,   civil
                                   disturbances  such as riots,  by disruptions  such as ongoing power  outages,  or terrorist  actions or acts of war.  The  economic  impact of any of those  events may also be felt in areas beyond the region immediately  affected by the disaster or  disturbance.  The  properties  underlying  the mortgage loans included in any loan group may be concentrated in these regions.  This  concentration  may result in greater losses to certificateholders  than those generally present for similar mortgage-backed securities without that concentration.

                                   Several  hurricanes,  which struck  Louisiana,  Alabama,  Mississippi,  Texas and
                                   Florida in 2005,  may have adversely  affected  mortgaged  properties  located in
                                   those  states.   Generally,  the mortgage  pool does not include  mortgage  loans secured by  mortgaged  properties  located  in the  individual  assistance  zones
                                   designated  by the  Federal  Emergency  Management  Agency,  or  FEMA.   However,
                                   FEMA-designated  individual  assistance  zones are subject to change from time to time by FEMA and, therefore,  no assurance can be given that the mortgage pool is free of mortgage loans secured by mortgaged  properties  located in those areas.
                                   Further, mortgage  loans  in the  mortgage  pool  may  be  secured  by  mortgaged properties  in FEMA-designated  public assistance  areas,  which also may include
                                   mortgaged properties in areas that were affected by the hurricanes.   Residential
                                   Funding Company,  LLC will make a representation and warranty that each mortgaged property  underlying a mortgage  loan included in the trust  established  for any series  is free of damage  and in good  repair  as of the  closing  date for that
                                   series.   In the event that a  mortgaged  property  underlying  a  mortgage  loan included  in the trust  established  for any series is damaged as of the  closing date for that series and that damage  materially and  adversely affects the value of or the  interests  of the  holders of the  certificates  of that series in the related  mortgage  loan,  Residential  Funding  Company,  LLC will be required to repurchase the related  mortgage loan from the trust.  Any such  repurchases  may shorten the weighted  average lives of the  certificates of that series.  We will not know how many mortgaged properties  underlying the mortgage loans included in the trust  established  for any series will have been or may be  affected  by the hurricanes and therefore  whether the payment  experience on any mortgage loan in the mortgage pool for that series will be affected.

Excess interest from the           The amount by which the aggregate stated principal  balance of the mortgage loans
mortgage loans may not provide     exceeds the aggregate class  certificate  balance of the classes of certificates,
adequate credit enhancement.       other   than   the   Class   SB   and   Class   R    Certificates,    is   called
                                   "overcollateralization."  Except as  provided a final  term  sheet,  the  initial level  of  overcollateralization  (that  is,  the  overcollateralization  on  the closing  date)  is  expected  to  approximately  equal  to the  initial  level of overcollateralization  required  by the  pooling  and  servicing  agreement.  The mortgage  loans  are  expected  to  accrue  more  interest  than is needed to pay interest on the classes of  certificates  because the weighted  average  interest rate on the  mortgage  loans is expected to be higher than the  weighted  average pass-through  rate on such  classes of  certificates  plus the  weighted  average expense  fee  rate.  In the  event  that the  level of  overcollateralization  is reduced,  such  "excess  interest"  will be used  to  make  additional  principal payments  on the classes of  certificates  to the extent  described  in this term
                                   sheet   supplement.   Overcollateralization   is  intended  to  provide   limited
                                   protection to the holders of the offered  certificates  by absorbing  losses from liquidated  mortgage  loans.  However,  we cannot  assure you that enough  excess interest will be generated on the mortgage  loans to maintain the required  level of overcollateralization.

                                   The excess interest  available on any  distribution  date will be affected by the actual  amount of  interest  received,  collected  or  advanced in respect of the mortgage loans for that  distribution  date, the amount of deferred  interest for those  mortgage  loans and, if so provided in any final term sheet for a class of certificates,  the  amount of  principal  collections  available  to  offset  the deferred  interest.  Such amount will be  influenced  by changes in the  weighted average of the mortgage rates resulting from  prepayments and liquidations of the
                                   mortgage  loans  as  well  as  from   adjustments  of  the  mortgage  rates.  The
                                   pass-through rate of each class of interest-bearing  certificates is subject to a net rate cap  which  generally  is based on the  weighted  average  adjusted  net mortgage rates of the mortgage  loans, as may be adjusted as described in a final term sheet.  If the  pass-through  rate on one or more  classes is limited by the applicable  net rate cap,  it may be  necessary  to apply all or a portion of the interest funds  available to distribute  interest at the  pass-through  rates for such classes of  certificates.  As a result,  interest may be unavailable for any other purpose.

                                   If the protection  afforded by  overcollateralization  is insufficient,  then the holders of the offered certificates could experience a loss on their investment.

The value of your certificates     If the  performance of the mortgage loans included in the trust  established  for
may be reduced if losses are       any series is substantially  worse than assumed by the rating agencies rating any
higher than expected.              class  of  certificates  of that  series,  the  ratings  of any  class  of  those certificates  may be lowered in the future.  This would probably reduce the value of those certificates.  None of the depositor,  the master servicer nor any other entity will have any obligation to supplement any credit enhancement,  or to take any other action to maintain any rating of the certificates.
Limited Obligations

Payments on the mortgage loans     The  certificates  offered in each series will  represent  interests  only in the
are the sole source of payments    trust  established  for  that  series.  The  certificates  do  not  represent  an
on your certificates.              ownership interest in or obligation of the depositor,  the master servicer or any of their  affiliates.  If proceeds from the assets of the trust  established  for any series of certificates  are not sufficient to make all payments  provided for under the pooling and servicing  agreement for that series,  investors  will have no recourse to the depositor,  the master servicer or any other entity,  and will incur losses.
Liquidity Risks

You may have to hold your          A secondary  market for your  certificates  may not develop.  Even if a secondary
certificates to maturity if        market  does  develop,  it may not  continue or it may be  illiquid.  Neither the
their marketability is limited.    underwriters  for  the  related  series  nor  any  other  person  will  have  any obligation  to make a  secondary  market  in your  certificates,  and you have no right to request redemption of your  certificates.  Illiquidity means you may not be able to find a buyer to buy your  securities  readily  or at prices  that will enable  you to realize a desired  yield.  Illiquidity  can have a severe  adverse effect on the market value of your certificates.

                                   Any class of offered certificates may experience illiquidity,  although generally illiquidity  is  more  likely  for  classes  that  are  especially  sensitive  to prepayment,  credit or interest rate risk,  or that have been  structured to meet the investment requirements of limited categories of investors.

A transfer of master servicing     If the  master  servicer  defaults  in its  obligations  under  the  pooling  and
in the event of a master           servicing  agreement,   the  master  servicing  of  the  mortgage  loans  may  be
servicer default may increase      transferred to the trustee or an alternate  master  servicer,  as described under
the risk of payment application    "The  Pooling  and  Servicing  Agreement  - Rights  Upon Event of Default" in the
errors                             related  base  prospectus.  In the event of such a transfer  of master  servicing there may be an increased  risk of errors in applying  payments from borrowers or in transmitting information and funds to the successor master servicer.
High LTV Loans Without Mortgage
Insurance

The mortgage pool includes         Some of the mortgage  loans may have an LTV ratio at origination in excess of 80%
certain loans that may be          but may not be insured by a primary mortgage  insurance policy.  Although primary
subject to a higher risk of loss   mortgage  insurance  policy is generally  required for mortgage loans with an LTV ratio in excess of 80%, no such  insurance was required for these loans under the applicable  underwriting  criteria.  The likelihood that the value of the related mortgaged  property  would not be  sufficient  to satisfy the mortgage  loan upon foreclosure  is  greater  for  these  types  of  loans,  resulting  in  a  higher likelihood of losses with respect to these types of loans.
Risks Relating to Primary
Mortgage Insurers

You may incur losses if a          Some of the mortgage  loans may have an LTV ratio at origination in excess of 80%
primary mortgage insurer fails     and may be insured by a primary  mortgage  insurance  policy.  If such a mortgage
to make payments under a primary   loan  were  subject  to a  foreclosure  and the  value of the  related  mortgaged
mortgage insurance policy          property were not  sufficient to satisfy the mortgage  loan,  payments  under the primary mortgage  insurance  policy would be required to avoid any losses,  or to reduce the losses on, such a mortgage  loan.  If the insurer is unable or refuses to pay a claim,  the amount of such losses  would be  allocated to holders of the related certificates as realized losses.
Risks Relating to Cooperative
Loans

Cooperative loans have certain     Some of the mortgage  loans may not be secured  directly by real property but may
characteristics that may           be  cooperative  loans.  A cooperative  loan is secured by a first lien on shares
increase the risk of loss          issued by the cooperative  corporation that owns the related  apartment  building and on the related  proprietary lease or occupancy  agreement  granting exclusive rights to occupy a specific unit within the cooperative.  Cooperative  loans have certain characteristics that may increase the likelihood of losses.

                                   The  proprietary  lease or occupancy  agreement  securing a  cooperative  loan is subordinate,  in most cases, to any blanket  mortgage on the related  cooperative apartment  building or on the  underlying  land. If the  cooperative is unable to meet the  payment  obligations  (i) arising  under an  underlying  mortgage,  the mortgagee  holding an underlying  mortgage  could  foreclose on that mortgage and terminate all  subordinate  proprietary  leases and occupancy  agreements or (ii)
                                   arising under its land lease,  the holder of the  landlord's  interest  under the land  lease  could  terminate  it and  all  subordinate  proprietary  leases  and occupancy agreements.

                                   Additionally,  the proprietary lease or occupancy agreement may be terminated and
                                   the   cooperative   shares  may  be   cancelled   by  the   cooperative   if  the
                                   tenant-stockholder  fails to pay maintenance or other obligations or charges owed by  the  tenant-stockholder.  A  default  by  the  tenant-stockholder  under  the proprietary lease or occupancy  agreement will usually constitute a default under the  security  agreement  between the lender and the  tenant-stockholder.  In the event of a foreclosure  under a cooperative  loan,  the mortgagee will be subject to certain  restrictions on its ability to transfer the collateral and the use of proceeds from any sale of collateral.

                                   See  "Certain  Legal  Aspects  of  Mortgage  Loans  and  Contracts—The   Mortgage
                                   Loans—Cooperative Loans" in the related base prospectus.
Bankruptcy Risks

Bankruptcy proceedings could       The transfer of the mortgage  loans from any  applicable  seller to the depositor
delay or reduce distributions on   will  be  intended  by the  parties  to be and  will  be  documented  as a  sale.
the certificates.                  However,  if any seller were to become  bankrupt,  a trustee in bankruptcy  could attempt to  recharacterize  the sale of the  applicable  mortgage loans as a loan secured by those mortgage  loans or to consolidate  those mortgage loans with the assets of that seller.  Any such attempt could result in a delay in or reduction of collections on the mortgage loans included in the trust  established for any series available to make payments on the certificates of that series.

The Bankruptcy of a Borrower May   If a borrower becomes subject to a bankruptcy proceeding,  a bankruptcy court may
Increase the Risk of Loss on a     require  modifications  of the  terms of a  mortgage  loan  without  a  permanent
Mortgage Loan.                     forgiveness  of the principal  amount of the mortgage  loan.  Modifications  have included  reducing  the  amount of each  monthly  payment,  changing  the rate of interest  and  altering  the  repayment  schedule.  In  addition,  a court having federal  bankruptcy  jurisdiction  may permit a debtor to cure a monetary default relating  to a  mortgage  loan on the  debtor's  residence  by paying  arrearages within a reasonable  period and  reinstating  the original  mortgage loan payment schedule,  even  though  the  lender  accelerated  the  mortgage  loan and  final judgment of foreclosure had been entered in state court.  In addition,  under the federal  bankruptcy  law,  all  actions  against a  borrower  and the  borrower's property are automatically stayed upon the filing of a bankruptcy petition.

Special Yield and
Prepayment
Considerations

The yield on your certificates     The yield to  maturity on each class of offered  certificates  of any series will
will vary depending on the rate    depend on a variety of factors, including:
of prepayments.
                                   o        the rate and timing of principal  payments on the mortgage  loans in the related  loan  group  included  in the  trust  established  for that series, including prepayments,  net deferred interest on the related mortgage loans,  defaults and  liquidations,  and repurchases due to breaches of representations or warranties;

                                   o        the  allocation  of  principal  payments  on the  mortgage  loans in the
                                            related   loan   group   among  the   various   classes  of  offered
                                            certificates included in that series;

                                   o        realized  losses and interest  shortfalls  on the mortgage  loans in the related loan group;

                                   o        the pass-through rate for that class; and

                                   o        the purchase price of that class.

                                   As used in this term sheet  supplement,  references  to the  related (or words of similar  effect) loan group will mean, in the case of a series with multiple loan groups,  the  loan  group  from  which  a  class  of  certificates  will  receive distributions  of  principal  and  interest,  and, in the case of a series with a single loan group, the mortgage pool.

                                   The rate of  prepayments  is one of the most  important and least  predictable of these factors.

                                   No  assurances  are given that the mortgage  loans will prepay at any  particular rate.

                                   In general,  if you purchase a certificate at a price higher than its outstanding certificate  principal  balance and principal  distributions  on your certificate occur faster than you assumed at the time of  purchase,  your yield will be lower than you  anticipated.  Conversely,  if you  purchase  a  certificate  at a price
                                   lower  than  its  outstanding   certificate   principal   balance  and  principal
                                   distributions  on that class  occur more  slowly  than you assumed at the time of purchase, your yield will be lower than you anticipated.

The rate of prepayments on the     Since  mortgagors,  in most cases,  can prepay their  mortgage loans at any time,
mortgage loans will vary           the rate and timing of principal  distributions  on the offered  certificates are
depending on future market         highly  uncertain  and are  dependent  upon a wide variety of factors,  including
conditions and other factors.      general  economic  conditions,  interest rates,  the  availability of alternative
                                   financing  and  homeowner  mobility.   Generally,   when  market  interest  rates
                                   increase,  borrowers are less likely to prepay their mortgage  loans.  This could result in a slower  return of principal to you at a time when you might have been able to reinvest  your funds at a higher rate of interest  than the  pass-through rate on your class of  certificates.  On the other  hand,  when  market  interest rates  decrease,  borrowers  are generally  more likely to prepay their  mortgage loans.  This could  result in a faster  return of principal to you at a time when you might not be able to reinvest  your funds at an interest  rate as high as the pass-through rate on your class of certificates.
                                   Refinancing programs,  which may involve soliciting all or some of the mortgagors to refinance  their mortgage  loans,  may increase the rate of prepayments on the mortgage  loans.  These  refinancing  programs  may  be  offered  by  the  master servicer,  any subservicer,  the depositor or their  affiliates,  and may include streamlined  documentation  programs as well as  programs  under which a mortgage
                                   loan  is  modified  to  reduce  the  interest  rate.  Streamlined   documentation
                                   programs involve less  verification of underwriting  information than traditional documentation programs.

                                   See  "Description  of the Mortgage  Pool - The  Program"  and "Certain  Yield and
                                   Prepayment  Considerations"  in this term  sheet  supplement  and  "Maturity  and
                                   Prepayment Considerations" in the related base prospectus.

The recording of mortgages in      The  mortgages  or  assignments  of mortgage for all or a portion of the mortgage
the name of MERS may affect the    loans  included in the trust  established  for any series may have been or may be
yield on the certificates.         recorded in the name of Mortgage Electronic  Registration Systems, Inc., or MERS,
                                   solely as nominee for the originator  and its successors and assigns.  Subsequent assignments of those  mortgages are registered  electronically  through the MERS®
                                   System.  However,  if MERS discontinues the MERS® System and it becomes necessary to record an assignment  of the mortgage to the trustee for any series,  then any related  expenses  shall be paid by the related  trust and will reduce the amount available to pay principal of and interest on the  certificates  included in that series with  certificate  principal  balances  greater  than zero with the lowest payment priorities.

                                   The  recording of  mortgages in the name of MERS is a relatively  new practice in the  mortgage  lending  industry.  Public  recording  officers  and others in the mortgage  industry may have limited,  if any,  experience with lenders seeking to
                                   foreclose   mortgages,   assignments   of  which  are   registered   with   MERS.
                                   Accordingly,   delays  and  additional  costs  in  commencing,   prosecuting  and
                                   completing  foreclosure  proceedings  and  conducting  foreclosure  sales  of the mortgaged  properties  could result.  Those delays and additional  costs could in turn delay the  distribution  of  liquidation  proceeds to holders of the related certificates and increase the amount of losses on the mortgage loans.

                                   For additional  information regarding MERS and the MERS® System, see "Description of the Mortgage  Pool—General" and "Certain Yield and Prepayment  Considerations"
                                   in this term sheet supplement and "Description of the  Certificates—Assignment of
                                   Mortgage Loans" in the related base prospectus.

The yield on your certificates     The offered  certificates  of each class included in a series will have different
will be affected by the specific   yield  considerations  and  different  sensitivities  to the rate and  timing  of
terms that apply to that class,    principal  distributions.   The  following  is  a  general  discussion  of  yield
discussed below.                   considerations  and  prepayment  sensitivities  of  some  of  the  categories  of certificates that may be included in any series.

                                   See "Certain Yield and Prepayment Considerations" in this term sheet supplement.

 Class A Certificates              The  Class  A  Certificates   of  any  series,   other  than  any  interest  only
                                   certificates,  may be subject to various  priorities  for  payment of  principal.
                                   Distributions  of principal on the Class A Certificates of any series entitled to principal  distributions  with an earlier priority of payment will be affected by the rates of  prepayment of the related  mortgage  loans early in the life of the related  loan  group.  Those  classes  of  Class  A  Certificates  of any  series entitled to  principal  distributions  with a later  priority of payment  will be affected by the rates of prepayment  of the related  mortgage  loans  experienced both  before  and after the  commencement  of  principal  distributions  on those classes,  and  will be more  likely  to be  affected  by  losses  on the  related mortgage  loans not  covered by any  applicable  credit  enhancement  since these classes will be outstanding for a longer period of time.

 Class X Certificates              Investors  in the Class X  Certificates,  if any, of any series,  should be aware that the yields on the Class X  Certificates  will be extremely  sensitive to the rate and timing of  principal  payments  on the  mortgage  loans  included in the related  loan  group,  and that rate may  fluctuate  significantly  over time.  A faster than expected rate of principal  payments on the mortgage  loans  included in the related loan group will have an adverse  effect on the yields to investors in the Class X  Certificates  and could result in their  failure to fully recover their initial investments.

                                   The yield to maturity on the Class X Certificates will be particularly  sensitive to the level of  prepayments  on the mortgage  loans included in the related loan group with  higher net  mortgage  rates.  As and to the extent  described  in any final term sheet for a class of Certificates,  interest may accrue on the Class X
                                   Certificates at a pass-through rate related to, for each  distribution  date, the excess,  if any,  of the  weighted  average  of the  net  mortgage  rates  on the mortgage loans in the related loan group over an index plus an applicable  margin or the weighted average of the pass-through  rates on another class or classes of
                                   certificates.   Therefore,   if  mortgage  interest  rates  decline,  the  higher
                                   interest rate mortgage  loans are more likely to be refinanced,  and,  therefore, prepayments in full on these  mortgage loans are more likely to occur.  Increases in any applicable  index may increase the weighted average  pass-through  rate on
                                   the  other   certificates  to  which  the  pass-through   rate  on  the  Class  X
                                   Certificates  is related,  or may directly  reduce the  pass-through  rate on the
                                   Class X Certificates.  If for any distribution  date, the weighted average of the net mortgage  rates on the mortgage  loans in the related loan group is equal to, or less than,  the related index plus the  applicable  margin which serves as the cap on the rate for the Class X  Certificates,  or the  weighted  average  of the pass-through  rates on the  certificates  to which the  pass-through  rate on the
                                   Class X  Certificates  is  related,  the Class X  Certificates  will  receive  no distributions of interest on that distribution date.

                                   See  "Description  of the  Certificates—Principal  Distributions  on  the  Senior
                                   Certificates" in this term sheet supplement.

The yields on the floating rate    The  interest  rate on any  class of  floating  rate  certificates  will  vary in
certificates may be affected by    accordance  with an  applicable  interest  rate  index.  Therefore,  the yield to
changes in interest rates.         investors on any class of floating rate certificates will be extremely  sensitive to  fluctuations  of  the  applicable  interest  rate  index.  In  addition,  the mortgage  rates on the mortgage  loans may be based on an index that is different from that of the mortgage  loans,  which may rise or fall more slowly or quickly, or may move in an opposite  direction  to the index  applicable  to the  mortgage loans.  We cannot  assure you as to the  level,  rate or timing of changes in any index.

Certificates with a pass-through   The  pass-through  rates on one or more classes of certificates of any series may
rate subject to a cap              be subject to a cap equal to the weighted  average of the net  mortgage  rates on the related  mortgage  loans,  in some cases  adjusted to an actual over  360-day rate,  or the lesser of the  weighted  average of the net  mortgage  rates on the related  mortgage  loans,  in some cases adjusted to an actual over 360-day rate, and a fixed rate per annum.  Therefore,  the  prepayment of the related  mortgage loans with higher mortgage rates may result in lower  pass-through rates on those classes of certificates.

                                   Investors  in those  classes of  certificates  should be aware that the  mortgage rates on  adjustable-rate  mortgage loans may adjust at different  times based on
                                   the  related   index,   and  sometimes   after  a  fixed  interest  rate  period.
                                   Consequently,   the   weighted   average  net   mortgage   rate  on  the  related
                                   adjustable-rate  mortgage  loans,  if any,  during the related due period will be
                                   sensitive  to   fluctuations  in  the  levels  of  the  related  indices  on  the adjustable-rate  mortgage loans,  and may be less than interest that would accrue on those classes of  certificates  in the absence of the  applicable cap on their pass-through  rate.  In a rising  interest  rate  environment,  those  classes of certificates  may receive  interest at the  applicable  cap rate for a protracted period of time.

Interest Only Certificates         A class  of  interest  only  certificates  included  in any  series  will  not be entitled to  principal  distributions  and will  receive  interest  distributions based  on a  notional  amount,  which  may be based  on all or a  portion  of the certificate  principal balance of one or more classes of certificates included in the related  series.  Investors in a class of interest only  certificates  should be aware  that the yield on that class will be  extremely  sensitive  to the rate
                                   and  timing  of   principal   payments  on  the  related   class  or  classes  of
                                   certificates,  and that rate may  fluctuate  significantly  over  time.  A faster than  expected  rate of  principal  payments on the  related  class or classes of certificates  will have an adverse effect on the yield to investors in a class of interest  only  certificates  and could result in their  failure to fully recover their initial investments.

Senior Support Certificates        Investors  in a class of senior  support  certificates  of any  series  should be aware that all or a portion of losses on the  mortgage  loans in the related loan group included in the trust  established for that series  otherwise  allocable to the related  class or classes of super senior  certificates  will be allocated to that class of senior support  certificates  as and to the extent set forth in the final  term  sheet for that  series.  Therefore,  the yield to  maturity  on that class of  senior  support  certificates  will be  extremely  sensitive  to losses otherwise allocable to the related class or classes of super senior certificates.

Subordinated Certificates          The yield to  investors  in any  class of the  subordinated  certificates  of any series will be sensitive  to the rate and timing of losses on the mortgage  loans in all related  loan groups for any series,  if those losses are not covered by a more subordinate class of the subordinated certificates.

                                   It is not  expected  that a class of  subordinated  certificates,  other than any
                                   class  of  senior  support  certificates,   will  receive  any  distributions  of
                                   principal  payments until the distribution date set forth in the final term sheet for a class of certificates.  On or after that date, all or a  disproportionately large portion of principal  prepayments  on the mortgage loans in each loan group may be allocated  to the related  senior  certificates  as described in this term sheet  supplement,  and none or a  disproportionately  small portion of principal prepayments  on the mortgage  loans in each loan group may be paid to the holders of the  subordinated  certificates,  other  than  any  class  of  senior  support certificates.

                                   As a result,  the weighted average lives of the subordinated  certificates may be longer than would otherwise be the case.

                                   See  "Summary—Credit  Enhancement—Allocation  of Losses" and  "Description of the
                                   Certificates—Allocation of Losses; Subordination" in this term sheet supplement.

Certificates entitled to           As set forth in any final term sheet for a class of certificates,  the holders of
prepayment charges                 certain  certificates may be entitled to prepayment  charges collected in respect of the mortgage loans.  The yield to maturity of those  certificates  will depend on the rate and timing of receipt of  prepayment  charges on the mortgage  loans, which are difficult to predict and which may fluctuate  significantly  over time.
                                   Generally,  each prepayment  charge only remains  applicable with respect to such mortgage  loan  for the  limited  time  periods  specified  in the  terms of such
                                   mortgage  loan.  In  addition,   under  certain  instances  the  payment  of  any
                                   otherwise  applicable  prepayment  charge may be waived by the  master  servicer.
                                   Investors should conduct their own analysis of the effect,  if any, that rate and timing of payment of  prepayment  charges,  or decisions  by the master  servicer
                                   with  respect  to  waiver   thereof,   may  have  on  the  performance  of  those
                                   certificates  entitled to  prepayment  charges.  There can be no  assurance as to the  timing or amount of  collections  of  prepayment  charges  or the  effect of prepayment  charges on the rate of  prepayments on the mortgage  loans.  Further, some state laws  restrict  the  imposition  of  prepayment  charges even when the mortgage  loans  expressly  provide for the  collection of those  charges.  It is possible  that  prepayment  charges  and late fees may not be  collected  even on mortgage  loans that  provide  for the payment of these  charges.  In that event, these  amounts  will  not be  available  for  distribution  on  the  certificates entitled to prepayment charges.

                                   See  "Description  of the  Mortgage  Pool  -  General"  and  "Certain  Yield  and
                                   Prepayment  Considerations"  in this term sheet  supplement  and  "Certain  Legal
                                   Aspects of Mortgage  Loans and  Contracts—Default  Interest  and  Limitations  on
                                   Prepayments"  in the related base prospectus.

Certificates related to any        As set forth in any final term sheet for a class of certificates,  the holders of
yield maintenance agreement        certain  certificates  may benefit  from a series of interest  rate cap  payments pursuant to a yield  maintenance  agreement.  The purpose of a yield  maintenance agreement  is to  partially  mitigate  the risk to the  investors  in the related certificates that the pass-through rate on their  certificates will be lower than the index plus the related margin.

                                   However,  the  amount  payable  to  those  investors  under a  yield  maintenance agreement  will  be  based  on a  notional  amount  equal  to the  lesser  of the aggregate  certificate  principal  balance of related  certificates and an amount determined  based  on an  assumed  rate of  prepayments  on the  mortgage  loans.
                                   Accordingly,  if  prepayments  occur at a slower  rate than  assumed,  the amount payable  on the  yield  maintenance  agreement  will be less  than the  amount of interest that would accrue on those  certificates at the excess of the index over a certain  rate per annum as set forth in the final  term  sheet for such  class.
                                   In  addition,  if the index  exceeds a certain rate per annum as set forth in the final  term sheet for such  class of  certificates,  no  additional  amounts  are payable  under the yield  maintenance  agreement.  Any amount by which the amount paid by the yield  maintenance  agreement  provider  is less than the  difference between the index plus the related  margin and a rate set forth in the final term sheet for such class of certificates  will not be payable from any source on that distribution date or any future distribution date.

                                   Furthermore,  investors under the yield maintenance  agreement are subject to the risk that the yield  maintenance  agreement  provider  will  default  on all or a portion of its payment obligations under the yield maintenance agreement.

Class M Certificates               The yield to investors in the Class M Certificates  will be sensitive to the rate and timing of losses on the related  mortgage loans, to the extent not covered by excess cash flow or  overcollateralization.  Losses, other than specified amounts of  certain  types of losses  described  in this term  sheet  supplement,  to the extent  not  covered  by  excess  cash  flow  or  overcollateralization  will  be allocated to the most subordinate class of Class M Certificates outstanding.

                                   See  "Description  of the  Certificates—Allocation  of Losses" in this term sheet supplement.

                                              ISSUING ENTITY

         The  depositor  will  establish a trust with  respect to each series on the closing date for that series,  under a series  supplement,  dated as of the cut-off date for that series,  to the standard terms of pooling  and  servicing  agreement,  dated as of  November  1, 2006,  among the  depositor,  the master servicer  and the  trustee  together  with the series  supplement,  referred  to herein as the pooling and servicing  agreement.  The pooling  and  servicing  agreement  is governed by the laws of the State of New
York. On the closing date for each series,  the  depositor  will deposit into the trust a pool of mortgage loans  that in the  aggregate  will  constitute  a  mortgage  pool,  secured  by  first  liens  on one- to four-family  residential  properties  with terms to maturity of not more than 40 years.  The mortgage pool may be  divided  into two or more  loan  groups.  The  trust  will not have  any  additional  equity.  The pooling and  servicing  agreement  for each series will  authorize the trust to engage only in selling the certificates  in exchange for the mortgage loans included in that trust,  entering into and performing its obligations under the pooling and servicing agreement for that series,  activities necessary,  suitable or convenient to such actions and other  activities as may be required in  connection  with the  conservation of the trust fund and making distributions to certificateholders of that series.

         The pooling and servicing  agreement  will provide that the depositor  assigns to the trustee for the  benefit  of the  certificateholders  without  recourse  all the  right,  title  and  interest  of the depositor  in and to the mortgage  loans.  Furthermore,  the pooling and  servicing  agreement  will state that,  although it is intended that the  conveyance by the depositor to the trustee of the mortgage  loans be construed as a sale,  the  conveyance  of the mortgage  loans shall also be deemed to be a grant by the depositor to the trustee of a security interest in the mortgage loans and related collateral.

         Some  capitalized  terms used in this term sheet  supplement  have the meanings given below under
"Description of the Certificates—Glossary of Terms" or in the related base prospectus under "Glossary."

                                       SPONSOR AND MASTER SERVICER

         Residential  Funding  Company,  LLC, a  Delaware  limited  liability  company,  buys  residential
mortgage  loans  under  several  loan  purchase   programs  from  mortgage  loan  originators  or  sellers
nationwide,  including  affiliates,  that meet its seller/servicer  eligibility  requirements and services mortgage  loans for its own account and for  others.  See "The  Trusts—Mortgage  Collateral  Sellers"  and
"—Qualifications  of Sellers" in the  prospectus for a general  description of applicable  seller/servicer eligibility  requirements.  Residential Funding Company,  LLC's principal executive offices are located at
8400 Normandale Lake Boulevard,  Suite 250,  Minneapolis,  Minnesota  55437. Its telephone number is (952)
857-7000.  Residential  Funding Company,  LLC conducts operations from its headquarters in Minneapolis and from offices located  primarily in California,  Texas,  Maryland,  Pennsylvania and New York.  Residential
Funding Company, LLC finances its operations primarily through its securitization program.

         Residential  Funding  Company,  LLC converted from a Delaware  corporation to a Delaware  limited
liability  company  on  October  6,  2006.   Residential  Funding  Conpany,  LLC  was  formerly  known  as
Residential  Funding  Corporation.  Residential  Funding  Company,  LLC  was  founded  in 1982  and  began operations in 1986,  acquiring,  servicing and  securitizing  residential  jumbo mortgage loans secured by first liens on one- to  four-family  residential  properties.  GMAC LLC,  formerly known as General Motors
Acceptance  Corporation,  purchased  Residential  Funding  Company,  LLC in  1990.  In  1995,  Residential
Funding  Company,  LLC expanded its business to include  "Alt-A"  first lien mortgage  loans,  such as the mortgage loans described in the related base prospectus.  Residential  Funding Company,  LLC also began to acquire and service both  closed-end  and revolving  loans  secured by second liens and subprime  loans in
1995.

         The  following   tables  set  forth  the   aggregate   principal   amount  of  publicly   offered
securitizations  of mortgage loans sponsored by Residential  Funding Company,  LLC for the past five years
and  for  the  nine  months  ended  September  30,  2006.   Residential  Funding  Company,  LLC  sponsored
approximately  $23.9 billion and $2.4 billion in initial  aggregate  principal  amount of  mortgage-backed securities in the 2001 calendar year backed by first lien mortgage  loans and junior lien mortgage  loans, respectively.  Residential  Funding Company,  LLC sponsored  approximately  $52.1 billion and $2.4 billion in initial aggregate  principal amount of  mortgage-backed  securities in the 2005 calendar year backed by first lien  mortgage  loans and junior lien  mortgage  loans,  respectively.  The  percentages  shown with respect to years 2001  through  2005 under  "Percentage  Change  from Prior Year"  represent  the ratio of
(a) the difference between the current and prior year volume over (b) the prior year volume.

                                                             Sponsor Securitization Experience

First Lien Mortgage Loans

   Volume by Principal Balance                                                                                                                    Nine Months Ended
                                           2001                  2002                  2003                  2004                  2005                9/30/06

Prime Mortgages(1)                    $16,387,846,100        $16,177,753,813       $18,964,072,062       $11,953,278,792       $24,149,038,614      $28,193,519,553

Non-Prime Mortgages(2)               $  7,566,949,253        $15,475,700,554       $27,931,235,627       $24,408,531,445       $27,928,496,334      $18,503,076,882

Total                                 $23,954,795,353        $31,653,454,367       $46,895,307,689       $36,361,810,237       $52,077,534,948      $46,696,596,435

Prime Mortgages(1)                               68.41%                51.11%                40.44%                32.87%                46.37%                60.38%

Non-Prime Mortgages(2)                           31.59%                48.89%                59.56%                67.13%                53.63%                39.62%

Total                                           100.00%               100.00%               100.00%               100.00%               100.00%               100.00%

     Percentage Change from
          Prior Year(3)

Prime Mortgages(1)                               98.71%               (1.28)%                17.22%              (36.97)%               102.03%                     -

Non-Prime Mortgages(2)                            2.60%               104.52%                80.48%              (12.61)%                14.42%                     -

Total Volume                                     53.34%                32.14%                48.15%              (22.46)%                43.22%                     -

Junior Lien Mortgage Loans

   Volume by Principal Balance                                                                                                                    Nine Months Ended
                                           2001                  2002                  2003                  2004                  2005                9/30/06

Prime Mortgages(1)                   $  2,438,519,235       $  2,875,005,049      $  3,207,008,585      $  2,085,015,925      $  2,409,506,573        $2,762,454,877

Non-Prime Mortgages(2)                              -                      -                     -                     -                     -                     -

Total                                $  2,438,519,235       $  2,875,005,049      $  3,207,008,585      $  2,085,015,925      $  2,409,506,573        $2,762,454,877

Prime Mortgages(1)                             100.00%                100.00%               100.00%               100.00%               100.00%               100.00%

Non-Prime Mortgages(2)                           0.00%                  0.00%                 0.00%                 0.00%                 0.00%                 0.00%

Total                                          100.00%                100.00%               100.00%               100.00%               100.00%               100.00%

     Percentage Change from
          Prior Year(3)

Prime Mortgages(1)                             (12.07)%             17.90%                11.55%                 (34.99)%                15.56%                     -

Non-Prime Mortgages(2)                                -              -                     -                            -                     -                     -

Total Volume                                   (12.07)%             17.90%                11.55%                 (34.99)%                15.56%                     -

First Lien Mortgage Loans

    Volume by Number of Loans                                                                                                                        Nine Months Ended
                                              2001                   2002                  2003                  2004                   2005                9/30/06

Prime Mortgages(1)                           57,758                 68,077                86,166                55,773                 91,631               103,470

Non-Prime Mortgages(2)                       71,443                136,789               200,446               170,696                173,796               113,850

Total                                       129,201                204,866               286,612               226,469                265,427               217,320

Prime Mortgages(1)                            44.70%                 33.23%                30.06%                24.63%                 34.52%                47.61%

Non-Prime Mortgages(2)                        55.30%                 66.77%                69.94%                75.37%                 65.48%                52.39%

Total                                        100.00%                100.00%               100.00%               100.00%                100.00%               100.00%

     Percentage Change from
          Prior Year(3)

Prime Mortgages(1)                                56.78%             17.87%                26.57%                  (35.27)%                64.29%                     -

Non-Prime Mortgages(2)                           (5.21)%             91.47%                46.54%                  (14.84)%                 1.82%                     -

Total                                             15.14%             58.56%                39.90%                  (20.98)%                17.20%                     -

Junior Lien Mortgage Loans

               Volume by                                                                                                                           Nine Months Ended
            Number of Loans                         2001                 2002                 2003                 2004                 2005                9/30/06

Prime Mortgages(1)                                 62,952               73,188               84,962               51,614               53,071               55,880

Non-Prime Mortgages(2)                                  -                    -                    -                    -                    -                    -

Total                                              62,952               73,188               84,962               51,614               53,071               55,880

Prime Mortgages(1)                                 100.00%              100.00%              100.00%              100.00%              100.00%              100.00%

Non-Prime Mortgages(2)                               0.00%                0.00%                0.00%                0.00%                0.00%                0.00%

Total                                              100.00%              100.00%              100.00%              100.00%              100.00%              100.00%

        Percentage Change from
             Prior Year(3)

Prime Mortgages(1)                                  (16.49)%             16.26%               16.09%               (39.25)%                2.82%                    -

Non-Prime Mortgages(2)                                     -              -                    -                          -                    -                    -

Total                                               (16.49)%             16.26%               16.09%               (39.25)%                2.82%                    -

_________________________
(1)    Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan
Junior Lien programs.
(2)    Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien
Mortgage Loans-Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)    Represents year to year growth or decline as a percentage of the prior year's volume.

          The following tables set forth the annual or nine-month average  outstanding  principal balance, calculated  as of  year  end or  quarter  end,  as  applicable,  of  mortgage  loans  master  serviced  by
Residential  Funding  Company,  LLC for the past five years and for the nine months  ended  September  30,
2006,  and the  annual or  nine-month  average  number  of such  loans  for the same  period.  Residential
Funding  Company,  LLC was the master servicer of a residential  mortgage loan portfolio of  approximately
$67.8  billion and $3.5 billion in average  outstanding  principal  amount  during the 2001  calendar year backed by first lien mortgage  loans and junior lien mortgage  loans,  respectively.  Residential  Funding
Company,  LLC was the master  servicer of a residential  mortgage loan portfolio of  approximately  $101.9 billion and $5.5 billion in average  outstanding  principal  during the 2005 calendar year backed by first
lien  mortgage  loans  and  junior  lien  mortgage  loans,  respectively.   The  percentages  shown  under
"Percentage  Change from Prior Year" for years 2001 through 2005 represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                                            Master Servicer Servicing Experience

First Lien Mortgage Loans

  Volume by Average Outstanding                                                                                                                     Nine Months Ended
        Principal Balance                  2001                   2002                  2003                  2004                   2005                9/30/06

Prime Mortgages(1)                    $51,374,446,489        $43,282,264,857       $33,749,084,171       $32,453,682,854        $  47,935,800,813       $72,027,927,892

Non-Prime Mortgages(2)                $16,429,992,363        $24,910,565,613       $39,334,697,127       $50,509,138,736        $  53,938,083,312       $57,919,785,869

Total                                 $67,804,438,852        $68,192,830,470       $73,083,781,298       $82,962,821,591         $101,873,884,125      $129,947,713,761

Prime Mortgages(1)                              75.77%                 63.47%                46.18%                39.12%                   47.05%                55.43%

Non-Prime Mortgages(2)                          24.23%                 36.53%                53.82%                60.88%                   52.95%                44.57%

Total                                          100.00%                100.00%               100.00%               100.00%                  100.00%               100.00%

     Percentage Change from
          Prior Year(3)

Prime Mortgages(1)                           (3.91)%                (15.75)%              (22.03)%              (3.84)%               47.71%                 -

Non-Prime Mortgages(2)                       27.94%                  51.62%                57.90%               28.41%                 6.79%                 -

Total Based on Average
      Outstanding Principal
      Balance                                 2.26%                   0.57%                 7.17%               13.52%                22.79%                 -

Junior Lien Mortgage Loans

    Volume by Average Outstanding                                                                                                                    Nine Months Ended
          Principal Balance                    2001                  2002                 2003                  2004                  2005                9/30/06

Prime Mortgages(1)                        $3,512,887,567        $4,102,615,571        $4,365,319,862       $5,135,640,057          $5,476,133,777        $6,819,928,763

Non-Prime Mortgages(2)                    $            0        $            0        $            0       $            0          $            0        $            0

Total                                     $3,512,887,567        $4,102,615,571        $4,365,319,862       $5,135,640,057          $5,476,133,777        $6,819,928,763

Prime Mortgages(1)                                  100.00%               100.00%              100.00%               100.00%               100.00%              100.00%

Non-Prime Mortgages(2)                                0.00%                 0.00%                0.00%                 0.00%                 0.00%                0.00%

Total                                               100.00%               100.00%              100.00%               100.00%               100.00%              100.00%

       Percentage Change from
            Prior Year(3)

Prime Mortgages(1)                               13.85%                 16.79%                 6.40%              17.65%                6.63%                 -

Non-Prime Mortgages(2)                            -                      -                     -                   -                    -                     -

Total Based on Average Outstanding
      Principal Balance

                                                 13.85%                 16.79%                 6.40%              17.65%                6.63%                 -

First Lien Mortgage Loans

          Volume by Average                                                                                                                          Nine Months Ended
           Number of Loans                       2001                 2002                  2003                  2004                  2005                9/30/06

Prime Mortgages(1)                              237,946               202,938              168,654               156,745               201,903               278,777

Non-Prime Mortgages(2)                          168,058               242,625              341,863               414,639               411,550               418,758

Total                                           406,004               445,563              510,517               571,384               613,453               697,535

Prime Mortgages(1)                                58.61%                45.55%               33.04%                27.43%                32.91%                39.97%

Non-Prime Mortgages(2)                            41.39%                54.45%               66.96%                72.57%                67.09%                60.03%

Total                                            100.00%               100.00%              100.00%               100.00%               100.00%               100.00%

       Percentage Change from
            Prior Year(3)

Prime Mortgages(1)                               (6.59)%               (14.71)%             (16.89)%              (7.06)%              28.81%                 -

Non-Prime Mortgages(2)                           28.76%                 44.37%               40.90%               21.29%               (0.74)%                -

Total Based on Average
      Number of Loans                             5.39%                  9.74%               14.58%               11.92%                7.36%                 -

Junior  Lien Mortgage Loans

  Volume by Percentage of Average                                                                                                               Nine Months Ended
          Number of Loans                      2001                 2002                 2003                 2004                  2005                9/30/06

Prime Mortgages(1)                            104,044              118,773              127,833              147,647              143,713               167,162

Non-Prime Mortgages(2)                              -                    -                    -                    -                    -                     -

Total                                         104,044              118,773              127,833              147,647              143,713               167,162

Prime Mortgages(1)                             100.00%              100.00%              100.00%              100.00%              100.00%               100.00%

Non-Prime Mortgages(2)                           0.00%                0.00%                0.00%                0.00%                0.00%                 0.00%

Total                                          100.00%              100.00%              100.00%              100.00%              100.00%               100.00%

      Percentage Change from
           Prior Year(3)

Prime Mortgages(1)                              22.78%               14.16%                7.63%               15.50%              (2.66)%                -

Non-Prime Mortgages(2)                           -                     -                    -                   -                   -                     -

Total Based on Average                          22.78%               14.16%                7.63%               15.50%              (2.66)%                -
      Number of Loans

_______________________
(1)    Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line
Loan Junior Lien programs.
(2)    Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First
Lien Mortgage Loans-Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)    Represents year to year growth or decline as a percentage of the prior year's volume.

         Residential  Funding  Company,  LLC's overall  procedures for originating and acquiring  mortgage loans  are  described  under  "Description  of the  Mortgage  Pool  - The  Program"  in  this  term  sheet supplement.  Residential  Funding Company,  LLC's material role and  responsibilities in this transaction, including  as  master  servicer,  are  described  in the  related  base  prospectus  under  "The  Trusts -
Qualification  of Sellers" and "The Trusts - Repurchases  of Mortgage  Collateral"  and in this term sheet supplement  under  "Pooling  and  Servicing  Agreement  - The Master  Servicer  and  Subservicers  -Master
Servicer."

         Residential  Funding Company,  LLC's  wholly-owned  subsidiary,  Homecomings  Financial,  LLC, or
Homecomings,  originated  and sold to  Residential  Funding  Company,  LLC certain of the  mortgage  loans included  in the  mortgage  pool.  See  "Affiliations  Among  Transaction  Parties,"  "Description  of the
Mortgage  Pool  -  Originators"   and  "Pooling  and  Servicing   Agreement  -  The  Master  Servicer  and
Subservicers" in this term sheet supplement.

                                  AFFILIATIONS AMONG TRANSACTION PARTIES

         The diagram below illustrates the various relationships among the affiliated transaction parties.

AFFILIATIONS AMONG TRANSACTION PARTIES

General Motors Corporation
GMAC LLC (GMAC)
Residential Capital, LLC
Residential Funding Company, LLC (Sponsor and Master Servicer)
Residential Accredit Loans, Inc. (Depositor)
Homecomings Financial Network (Subservicer)

                                     DESCRIPTION OF THE MORTGAGE POOL

General

         The  mortgage  pool  will  consist  of  payment-option,  adjustable-rate  mortgage  loans  with a negative  amortization  feature,  divided into one or more loan groups.  The mortgage loans are secured by first liens on fee simple or leasehold interests in one- to four-family residential properties.

         All of the mortgage loans included in the trust  established  for any series have been or will be purchased by the depositor  through its  affiliate,  Residential  Funding,  from  unaffiliated  sellers as described  in this  term  sheet  supplement  and in the  related  base  prospectus,  or  from  Homecomings
Financial, LLC, a wholly-owned subsidiary of the master servicer, or other affiliated sellers.

         The mortgage  loans  included in the trust for any series will be selected  for  inclusion in the mortgage  pool from among  mortgage  loans  purchased in  connection  with the Expanded  Criteria  Program described below based on the sponsor's assessment of investor preferences and rating agency criteria.

         The depositor and Residential  Funding will make certain limited  representations  and warranties regarding the mortgage loans included in the trust  established  for any series as of the date of issuance of the  certificates  of  that  series.  The  depositor  and  Residential  Funding  will  be  required  to repurchase  or  substitute  for any  mortgage  loan  included in the related  mortgage  pool as to which a breach of its  representations  and warranties  with respect to that mortgage loan occurs,  if such breach materially and adversely  affects the interests of the  certificateholders  of that series in any of those mortgage  loans.  Residential  Funding will not assign to the depositor,  and  consequently  the depositor will not assign to the trustee for the benefit of the  certificateholders,  any of the representations and warranties  made by the  mortgage  collateral  sellers  or the  right  to  require  the  related  mortgage collateral  seller to  repurchase  any such mortgage  loan if a breach of any of its  representations  and warranties  occurs.  Accordingly,  the only  representations  and warranties  regarding the mortgage loans
included  in  the  trust   established  for  any  series  that  will  be  made  for  the  benefit  of  the certificateholders  of that series will be the limited  representations and warranties made by Residential
Funding and the depositor  described in this paragraph.  See "The  Trusts—Representations  with Respect to
Mortgage Collateral" in the related base prospectus.

Loan Groups

         As more fully  described in any final term sheet for that series,  the mortgage loans included in the trust  established  for any  series  will be  divided  into two or more  groups  based on the  certain payment, maturity, geographical or other characteristics.

         Each loan group of any series  will be  assigned a  numerical  designation,  such as loan group I and loan group II, and the  mortgage  loans  included  therein may be referred to as the group I loans and the group II loans, respectively.

         Payments  received on the mortgage  loans  included in any loan group will be  distributed to the classes of related offered  certificates,  as more fully described any final term sheet for that class and this term sheet supplement.

         As used in this term sheet  supplement,  references  to the related (or words of similar  effect)
loan  group will mean the loan  group or loan  groups  from  which a class of  certificates  will  receive distributions  of principal  and  interest,  and  references  to the related (or words of similar  effect)
mortgage  loans  will mean the  mortgage  loans in the loan  group or loan  groups  from  which a class of certificates will receive distributions of principal and interest.

         The original  mortgages for some of the mortgage loans included in the trust  established for any series have been,  or in the future may be, at the sole  discretion  of the master  servicer,  recorded in the  name of  Mortgage  Electronic  Registration  Systems,  Inc.,  or  MERS,  solely  as  nominee  for the originator  and its successors and assigns,  and subsequent  assignments of those  mortgages have been, or in the future may be, at the sole discretion of the master  servicer,  registered  electronically  through the MERS®  System.  In some other cases,  the original  mortgage was or may be recorded in the name of the originator  of the  mortgage  loan,  record  ownership  was or will be later  assigned to MERS,  solely as nominee for the owner of the mortgage  loan,  and  subsequent  assignments of the mortgage were, or in the future may be, at the sole  discretion  of the master  servicer,  registered  electronically  through  the
MERS®  System.  With respect to each of these  mortgage  loans,  MERS serves as mortgagee of record on the mortgage  solely as a nominee in an  administrative  capacity on behalf of the trustee,  and does not have any interest in the mortgage  loan.  For  additional  information  regarding the recording of mortgages in the name of MERS see "Certain Yield and Prepayment  Considerations—General"  in this term sheet supplement and "Description of the Certificates—Assignment of Mortgage Loans" in the related base prospectus.

         A certain  percentage  of the  mortgage  loans in any loan  group may  provide  for  payment of a prepayment  charge.  With  respect to some of these  mortgage  loans,  the  prepayment  charge  provisions provide for payment of a prepayment  charge for partial  prepayments  and full  prepayments  made within a certain  period  following the  origination  of that mortgage loan, in an amount not to exceed the maximum amount  permitted by state law. The amount of the applicable  prepayment  charge,  to the extent permitted under  applicable  law,  is  as  provided  in  the  related  mortgage  note.  Applicable  law  may  impose limitations on the amount of the prepayment  charge or render such  prepayment  charge  unenforceable.  In addition,  under certain  circumstances  the master servicer may waive a prepayment  charge. To the extent provided  in a final  term  sheet  for a class  of  certificates,  the  holders  of a  specified  class of certificates  may be entitled to all  prepayment  charges  received on the mortgage  loans.  In any event, these  amounts  will not be available  for  distribution  on any of the other  offered  certificates.  See
"Description  of  Certificates  - Prepayment  Charges" in this term sheet  supplement  and "Certain  Legal
Aspects of Mortgage Loans and  Contracts—Default  Interest and  Limitations on Prepayments" in the related base prospectus.

         In connection with mortgage loans secured by a leasehold  interest,  if any,  Residential Funding shall have  represented  to the  depositor  that,  among other  things:  the use of leasehold  estates for residential  properties  is an  accepted  practice  in the area where the  related  mortgaged  property is located;  residential  property in such area consisting of leasehold  estates is readily  marketable;  the lease is recorded and no party is in any way in breach of any  provision of such lease;  the  leasehold is in full force and  effect and is not  subject  to any prior  lien or  encumbrance  by which the  leasehold could be  terminated  or subject to any charge or penalty;  and the  remaining  term of the lease does not terminate less than five years after the maturity date of such mortgage loan.

         A portion of the mortgage  loans  included in any loan group for any series may be subject to the
Homeownership and Equity Protection Act of 1994, as amended,  as of the closing date for that series,  and none of the  mortgage  loans  included  in any  loan  group  for any  series  will be  loans  that,  under applicable  state or local law in effect at the time of  origination  of the loan,  are referred to as (1)
"high  cost"  or  "covered"  loans  or (2)  any  other  similar  designation  if the law  imposes  greater restrictions  or additional  legal  liability for  residential  mortgage  loans with high interest  rates, points and/or fees.  See "Certain Legal Aspects of Mortgage  Loans—The  Mortgage  Loans—Homeownership  Act
and Similar State Laws" in the related base prospectus.

         A portion  of the  mortgage  loans  included  in any loan  group for any series may be 30 days or more  delinquent in payment of principal  and  interest.  For a  description  of the  methodology  used to categorize mortgage loans as delinquent, see Static Pool Information in this term sheet supplement.

         A portion of the  mortgage  loans  included  in any loan  group for any  series  may be  Buy-Down
Mortgage Loans or mortgage loans that have been made to an international borrower.

         A portion of the  mortgage  loans may be balloon  loans  that do not fully  amortize,  if at all, providing for a substantial principal payment due at maturity.

         Certain of the  stipulations on the  characteristics  of the mortgage loans included in the trust established  for any series may be  stipulations  regarding the Credit  Scores of the related  mortgagors.
Credit Scores are obtained by many  mortgage  lenders in connection  with  mortgage loan  applications  to help assess a borrower's  credit-worthiness.  In addition,  Credit  Scores may be obtained by  Residential
Funding after the  origination of a mortgage loan if the seller does not provide to Residential  Funding a
Credit  Score.  Credit  Scores are  obtained  from credit  reports  provided by various  credit  reporting organizations,  each of which may employ  differing  computer models and  methodologies.  The Credit Score is designed to assess a borrower's  credit history at a single point in time, using objective  information currently on file for the borrower at a particular  credit reporting  organization.  Information  utilized to create a Credit Score may include,  among other things,  payment  history,  delinquencies  on accounts,
levels  of  outstanding  indebtedness,   length  of  credit  history,  types  of  credit,  and  bankruptcy experience.  Credit  Scores  range  from  approximately  350 to  approximately  840,  with  higher  scores indicating an individual  with a more  favorable  credit  history  compared to an individual  with a lower score.  However,  a Credit  Score  purports  only to be a  measurement  of the  relative  degree of risk a borrower  represents  to a lender,  i.e., a borrower with a higher score is  statistically  expected to be less likely to default in payment  than a borrower  with a lower score.  In  addition,  it should be noted
that Credit  Scores were  developed  to indicate a level of default  probability  over a two-year  period, which does not  correspond to the life of a mortgage loan.  Furthermore,  Credit Scores were not developed specifically  for use in connection  with mortgage  loans,  but for consumer loans in general,  and assess only the borrower's past credit history.  Therefore,  a Credit Score does not take into  consideration the differences  between mortgage loans and consumer loans generally,  or the specific  characteristics of the related  mortgage loan, for example,  the LTV ratio,  the collateral for the mortgage loan, or the debt to income  ratio.  There can be no assurance  that the Credit  Scores of the  mortgagors  will be an accurate predictor of the likelihood of repayment of the mortgage loans included in the trust  established  for any series or that any  mortgagor's  Credit Score would not be lower if obtained as of the date of issuance of a class of certificates.

         A portion of the  mortgage  loans  included in the trust  established  for any series may provide for  payment  of a  prepayment  charge for  partial  prepayments  and  prepayments  in full,  other than a prepayment  occurring  upon  the  sale of  property  securing  a  mortgage  loan.  The  prepayment  charge generally  applies to prepayments  made within up to five years following the origination of such mortgage loan.  The amount of the  prepayment  charge is  generally  equal to six months'  advance  interest on the amount of the prepayment  that,  when added to all other amounts  prepaid during the  twelve-month  period immediately  preceding the date of  prepayment,  exceeds  twenty  percent (20%) of the original  principal amount of the mortgage  loan.  Prepayment  charges  received on the mortgage  loans  included in the trust established  for any series will not be available for  distribution on the  certificates  included in that series.  See "Certain  Yield and  Prepayment  Considerations"  in this term sheet  supplement and "Certain
Legal Aspects of the Mortgage  Loans—Default  Interest and Limitations on Prepayments" in the related base prospectus.

Mortgage Rate Adjustment

         The interest rates on the mortgage loans adjust  monthly,  generally  after an initial fixed rate period of one month or three  months.  The mortgage  rate for each mortgage loan will be adjusted to equal the sum of the index applicable to that mortgage loan and a fixed percentage  amount, or note margin,  for the mortgage loan,  subject to rounding and the limitations set forth in the related  mortgage note and as described in this term sheet supplement.

         Each of the mortgage loans will have an initial  minimum  monthly payment based on an amount that would fully  amortize the mortgage  loan over a 30 or 40 year term at the initial  mortgage rate in effect on the mortgage  loan.  The initial  mortgage rate in effect on a mortgage loan  generally  will be lower, and may be  significantly  lower,  than the  mortgage  rate that  would  have been in effect  based on the related index and note margin.  While the interest rate on each  mortgage  loan will adjust  monthly,  the minimum  monthly  payment on each mortgage loan  generally will adjust less  frequently,  beginning on the due date of the month  following  the month in which  the  adjustment  date  occurs,  to equal the  amount necessary to pay  interest at the  then-applicable  mortgage  rate and to fully  amortize the  outstanding stated principal  balance of each mortgage loan over its remaining term to stated  maturity,  subject to a payment  adjustment cap specified in the related  mortgage loan.  Generally,  the monthly  payment adjusts annually  and the  payment  adjustment  cap on each  mortgage  loan limits the amount by which the monthly payment can increase on any annual payment adjustment date to 7.5% per annum.

         No mortgage  loan will have a mortgage rate that exceeds the maximum  mortgage rate  specified in the related  mortgage note, or the maximum  mortgage rate. Due to the application of the maximum  mortgage rates,  the mortgage rate on each mortgage loan, as adjusted on any mortgage rate adjustment  date, may be less than the sum of the  index and the gross  margin.  Each  mortgage  loan will have a minimum  mortgage rate equal to the rate  specified in the related  mortgage  note or if no minimum rate is  specified,  the note margin.

         Unless the related index  declines after  origination  of a mortgage  loan, the related  mortgage rate will generally  increase on the first  adjustment  date  following  origination of the mortgage loan.
The  repayment of the mortgage  loans will be  dependent on the ability of the  mortgagors  to make larger monthly  payments  following  adjustments of the mortgage rate.  Mortgage loans that have the same initial mortgage rate may not always bear interest at the same  mortgage  rate because  these  mortgage  loans may have different  adjustment  dates,  and the mortgage rates therefore may reflect  different  related index values, note margins, maximum mortgage rates and minimum mortgage rates.

         Because the  mortgage  rates on the mortgage  loans  adjust at a different  time than the monthly payments thereon and the payment caps may limit the amount by which the monthly  payments may adjust,  the amount  of a  monthly  payment  may be more or less  than  the  amount  necessary  to fully  amortize  the principal  balance of the mortgage loans over its then  remaining  term at the  applicable  mortgage rate.
Accordingly,  the mortgage loans may be subject to reduced  amortization  (if the monthly payment due on a due date is  sufficient  to pay  interest  accrued  during  the  related  interest  accrual  period at the applicable  mortgage rate but is not sufficient to reduce  principal in accordance with a fully amortizing schedule);  negative  amortization  (if interest accrued during the related interest accrual period at the applicable  mortgage  rate is  greater  the entire  monthly  payment  due on the  related  due  date);  or accelerated  amortization  (if the monthly payment due on a due date is greater than the amount  necessary to pay interest  accrued during the related  interest  accrual period at the applicable  mortgage rate and to  reduce  principal  in  accordance  with a  fully  amortizing  schedule).  In  the  event  of  negative amortization,  the amount of interest that is not covered by the monthly  payment,  or deferred  interest, is added to the principal  balance of such  mortgage loan and, if such deferred  interest is not offset by subsequent accelerated  amortization,  it may result in a final lump sum payment at maturity greater than, and  potentially  substantially  greater than, the monthly  payment due on the  immediately  preceding due date.

         Generally  the unpaid  principal  balance of a mortgage loan may not be increased due to deferred interest  above 110% or 115% of the original  principal  amount of the mortgage  loan. On any day on which the amount of deferred  interest  would cause the unpaid  principal  balance of a mortgage  loan to exceed that  amount,  the monthly  payment  will be adjusted  to equal an amount  that would fully  amortize  the mortgage loan over the  remaining  term of the mortgage  loan at the current  mortgage  rate. In addition, generally on the fifth payment adjustment date and on each fifth payment  adjustment date thereafter,  the payment  adjustment  cap will not apply and the monthly  payment  will be adjusted to equal an amount that would fully  amortize  the  mortgage  loan over the  remaining  term of the  mortgage  loan at the current mortgage rate.

         Generally,  on each payment date after the initial  fixed rate period,  the servicer will present to each  borrower  three  payment  options in addition to the minimum  monthly  payment  described  above.
Those  payment  options  will  include (i)  interest  only,  (ii) an amount that will fully  amortize  the mortgage loan over the  remaining  term of the mortgage loan at the current  mortgage  rate,  and (iii) an amount that will fully  amortize the mortgage  loan over a period of 15 years from the first  payment date at the current  mortgage  rate.  Those payment  options will only be available to the borrower if they are higher than the minimum monthly payment described above.

Static Pool Information

         Current  static pool data with  respect to mortgage  loans  serviced  by  Residential  Funding is available on the internet at  www.gmacrfcstaticpool.com  (the "Static Pool Data").  Information  presented under  "RALI"  as the  issuer/shelf  and "QO" as the  series  will  include  information  regarding  prior securitizations  of mortgage  loans that are similar to the mortgage  loans  included in the mortgage pool for any series,  based on underwriting  criteria and credit quality,  and that  information is referred to in this term sheet  supplement  as Static  Pool Data.  Static Pool Data that  relates to periods  prior to
January 1, 2006, will not form part of this term sheet  supplement,  the accompanying  prospectus,  or the registration statement relating to the offered certificates.

         As used in the  Static  Pool  Data,  a loan is  considered  to be "30 to 59  days" or "30 or more days"  delinquent  when a payment  due on any due date  remains  unpaid as of the close of business on the last business day  immediately  prior to the next  following  monthly due date.  The  determination  as to whether a loan falls into this  category is made as of the close of business on the last  business  day of each month.  Grace periods and partial payments do not affect these determinations.

         From time to time, the master  servicer or a subservicer  will modify a mortgage loan,  recasting monthly payments for delinquent  borrowers who have  experienced  financial  difficulties.  Generally such borrowers  make payments  under the modified  terms for a trial period,  before the  modifications  become final.  During any such trial period,  delinquencies  are reported based on the mortgage  loan's  original payment  terms.  The trial  period is  designed  to  evaluate  both a  borrower's  desire to remain in the mortgaged  property  and,  in  some  cases,  a  borrower's  capacity  to  pay  a  higher  monthly  payment obligation.  The  trial  period  generally  may  extend  to up to six  months  before  a  modification  is finalized.  Once the  modifications  become final  delinquencies are reported based on the modified terms.
Generally  if a  borrower  fails to make  payments  during a trial  period,  the  mortgage  loan goes into foreclosure.  Historically,  the master  servicer has not modified a material  number of mortgage loans in any pool.  Furthermore,  the rating agencies  rating the  certificates  impose certain  limitations on the ability of the master servicer to modify loans.

         Charge offs are taken only when the master  servicer  has  determined  that it has  received  all payments or cash recoveries  which the master servicer  reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

         There can be no  assurance  that the  delinquency  and  foreclosure  experience  set forth in the
Static  Pool Data will be  representative  of the  results  that may be  experienced  with  respect to the mortgage loans included in the trust established for any series.

Standard Hazard Insurance and Primary Mortgage Insurance

         Subject to limited  exceptions,  each of the mortgage loans included in the trust established for any series will be required to be covered by a standard hazard insurance  policy,  which is referred to as a primary hazard insurance  policy.  In addition,  subject to limited  exceptions,  and to the best of the depositor's  knowledge,  each mortgage loan included in the trust  established  for any series with an LTV ratio at origination in excess of 80% will be insured by a primary  mortgage  insurance  policy,  which is referred to as a primary  insurance  policy,  covering at least 35% of the balance of the mortgage loan at origination  if the LTV ratio is between  100.00% and 95.01%,  at least 30% of the balance of the mortgage loan at  origination  if the LTV ratio is between  95.00% and  90.01%,  at least 25% of the balance of the mortgage  loan at  origination  if the LTV ratio is  between  90.00% and  85.01%,  and at least 12% of the balance of the mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%.

         The primary  insurers  for the mortgage  loans  included in the trust for each series will have a claims paying  ability  acceptable,  as of the cut-off date for that series,  to the rating  agencies that have been requested to rate the related  certificates;  however,  no assurance as to the actual ability of any of the  primary  insurers  to pay  claims can be given by the  depositor,  the  issuing  entity or the underwriters.  See "Insurance Policies on Mortgage Loans or Contracts" in the related base prospectus.

The Program

         General.  Residential  Funding,  under its Expanded Criteria Program,  or the program,  purchases mortgage  loans that may not qualify  for other  first  mortgage  purchase  programs  such as those run by
Fannie  Mae or  Freddie  Mac or by  Residential  Funding  in  connection  with  securities  issued  by the depositor's  affiliate,  Residential  Funding  Mortgage  Securities  I, Inc.  However,  a  portion  of the mortgage  loans under the program may also  qualify for the Fannie Mae or Freddie Mac  programs.  Examples of mortgage loans that may not qualify for such programs include  negative  amortization  loans,  mortgage loans  secured by non-owner  occupied  properties,  mortgage  loans made to borrowers  whose income is not required  to be  provided  or  verified,  mortgage  loans with high LTV ratios or  mortgage  loans made to borrowers  whose  ratios of debt  service  on the  mortgage  loan to  income  and total  debt  service  on borrowings  to  income  are  higher  than  for  those  other  programs.  Borrowers  may  be  international borrowers.  The mortgage  loans also include  mortgage  loans  secured by parcels of land that are smaller or larger than the average for these types of loans,  mortgage  loans with higher LTV ratios than in those other  programs,  and  mortgage  loans  with LTV  ratios  over 80% that do not  require  primary  mortgage insurance.  See  "—Program  Underwriting  Standards"  below.  The  inclusion of those  mortgage  loans may present  certain  risks that are not  present in those other  programs.  The  program is  administered  by
Residential Funding on behalf of the depositor.

         Qualifications  of Program  Sellers.  Each Expanded  Criteria Program Seller has been selected by
Residential  Funding on the basis of criteria described in Residential  Funding's Expanded Criteria Seller
Guide, or the Seller Guide. See "The Trusts—Qualifications of Sellers" in the related base prospectus.

         Program  Underwriting  Standards.  In  accordance  with the Seller Guide,  the Expanded  Criteria
Program Seller is required to review an application  designed to provide to the original lender  pertinent credit  information  concerning the mortgagor.  As part of the  description of the  mortgagor's  financial condition,  each mortgagor is required to furnish information,  which may have been supplied solely in the application,  regarding its assets,  liabilities,  income (except as described below),  credit history and employment  history,  and to furnish an  authorization  to apply for a credit report which  summarizes the borrower's  credit history with local  merchants and lenders and any record of  bankruptcy.  The mortgagor may also be  required  to  authorize  verifications  of  deposits  at  financial  institutions  where  the mortgagor had demand or savings accounts.  In the case of non-owner  occupied  properties,  income derived from  the  mortgaged  property  may be  considered  for  underwriting  purposes.  For  mortgaged  property consisting of a vacation or second home,  generally no income  derived from the property is considered for underwriting purposes.

         Based on the  data  provided  in the  application  and  certain  verifications,  if  required,  a determination  is made by the  original  lender that the  mortgagor's  monthly  income,  if required to be stated,  will be sufficient to enable the mortgagor to meet its monthly  obligations  on the mortgage loan and other expenses  related to the property,  including  property  taxes,  utility costs,  standard hazard insurance and other fixed obligations.  Generally,  scheduled payments on a mortgage loan during the first year of its term plus taxes and  insurance and all scheduled  payments on  obligations  that extend beyond ten  months,  including  those  mentioned  above  and other  fixed  obligations,  must  equal no more than specified  percentages of the prospective  mortgagor's gross income.  The originator may also consider the amount of liquid assets available to the mortgagor after origination.

         Certain of the mortgage loans have been originated  under "reduced  documentation"  or "no stated
income"  programs,   which  require  less   documentation  and  verification  than  do  traditional  "full documentation"  programs.  Generally,  under a  "reduced  documentation"  program,  no  verification  of a mortgagor's  stated income is undertaken by the originator.  Under a "no stated income"  program,  certain borrowers with  acceptable  payment  histories will not be required to provide any  information  regarding income  and no other  investigation  regarding  the  borrower's  income  will be  undertaken.  Under a "no income/no  asset"  program,  no  verification  of a  mortgagor's  income or assets  is  undertaken  by the originator.  The  underwriting for those mortgage loans may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

         The adequacy of the  mortgaged  property as security for  repayment of the related  mortgage loan generally is determined by an appraisal in accordance  with appraisal  procedure  guidelines  described in the Seller Guide.  Appraisers may be staff appraisers employed by the originator.  The appraisal procedure guidelines  generally  require the appraiser or an agent on its behalf to personally  inspect the property and to  verify  whether  the  property  is in good  condition  and  that  construction,  if new,  has been substantially  completed.  The appraiser is required to consider a market data analysis of recent sales of comparable  properties  and,  when deemed  applicable,  an  analysis  based on income  generated  from the property,  or replacement  cost analysis based on the current cost of constructing or purchasing a similar property.  In certain  instances,  the LTV ratio is based on the appraised  value as indicated on a review appraisal conducted by the mortgage collateral seller or originator.

         Prior to assigning the mortgage  loans to the depositor,  Residential  Funding will have reviewed the underwriting  information  provided by the mortgage  collateral sellers for most of the mortgage loans and, in those cases,  determined  that the mortgage loans were generally  originated in accordance with or in a manner  generally  consistent with the  underwriting  standards  described in the Seller Guide.  With regard to a  material  portion  of these  mortgage  loans,  this  review of  underwriting  information  by
Residential  Funding was performed using an automated  underwriting  system.  Any determination  described above using an  automated  underwriting  system  will only be based on the  information  entered  into the
system  and  the   information  the  system  is  programmed  to  review.   See  "The   Trusts—Underwriting
Policies—Automated Underwriting" in the related base prospectus.

         Because of the program  criteria and underwriting  standards  described above, the mortgage loans may  experience  greater  rates of  delinquency,  foreclosure  and loss than  mortgage  loans  required to satisfy more stringent underwriting standards.

         Billing and Payment  Procedures.  The majority of the mortgage loans require monthly  payments to be made no later than  either  the 1st or 15th day of each  month,  with a grace  period.  The  applicable servicer  sends  monthly  invoices to borrowers.  In some cases,  borrowers are provided with coupon books annually,  and no invoices are sent  separately.  Borrowers may elect for monthly  payments to be deducted automatically  from deposit accounts and may make payments by various means,  including online  transfers, phone payment and Western Union quick check,  although an additional  fee may be charged for these payment methods.  Borrowers  may also elect to pay one half of each monthly  payment  amount every other week,  in order to accelerate the amortization of their loans.

Underwriting Standards

         All of the  mortgage  loans  in  the  mortgage  pool  were  originated  in  accordance  with  the underwriting  criteria  of  Residential  Funding  described  under  "—The  Program"  in  this  term  sheet supplement.  Residential  Funding will review each  mortgage  loan for  compliance  with its  underwriting standards  prior  to  purchase  as  described  under  "The  Trusts -  Underwriting  Policies  -  Automated
Underwriting" in the related base prospectus.

         The  applicable  underwriting  standards  include  a  set  of  specific  criteria  by  which  the underwriting  evaluation is made.  However,  the application of the underwriting  standards does not imply that each specific  criterion was satisfied  individually.  Rather,  a mortgage loan will be considered to be  originated in  accordance  with the  underwriting  standards  described  above if, based on an overall qualitative  evaluation,  the loan is in  substantial  compliance  with the  underwriting  standards.  For example,  a mortgage loan may be considered to comply with the  underwriting  standards  described  above, even if one or more specific  criteria  included in the  underwriting  standards  were not  satisfied,  if other factors positively compensated for the criteria that were not satisfied.

Additional Information

         Prior to the issuance of the offered  certificates,  Residential Funding Company,  LLC may remove mortgage  loans from the mortgage  pool as a result of  incomplete  or defective  documentation,  or if it determines  that  the  mortgage  loan  does  not  satisfy  certain  characteristics.  Residential  Funding
Company,  LLC may also add a limited  number of other  mortgage  loans to the  mortgage  pool prior to the issuance of the offered certificates in substitution for removed loans.

         A current  report on Form 8-K will be available to  purchasers  of the offered  certificates  and will be filed by the issuing entity, in its own name,  together with the pooling and servicing  agreement, with the  Securities  and  Exchange  Commission  within  fifteen  days after the  initial  issuance of the offered certificates.

                                     DESCRIPTION OF THE CERTIFICATES

General

         The  trust  will  issue  certificates  pursuant  to the  pooling  and  servicing  agreement.  The certificates  consist of certain  publicly  offered classes of certificates as reflected in any final term sheet for a class of  certificates,  which are referred to collectively as the offered  certificates,  and one or more  classes,  if any,  of Class  B,  Class  SB,  Class R or Class P  Certificates  which  are not publicly  offered.  The various classes of Class A Certificates  are referred to collectively as the Class
A  Certificates.  The various  classes of Class X  Certificates,  if any, are referred to  collectively as the Class X  Certificates.  The  various  classes of Class A  Certificates  and Class X  Certificates  are
referred to  collectively  as the Senior  Certificates.  The  various  class of Class M  Certificates  are referred  to  collectively  as the  Class M  Certificates.  Those  classes  of  certificates  that  have a pass-through  rate based on an index, such as LIBOR,  plus a related  pass-through  margin are referred to collectively  as Adjustable  Rate  Certificates.  Those classes of  certificates  that have a pass-through rate  based on LIBOR  are  collectively  referred  to as the LIBOR  Certificates.  See  "Glossary"  in the
related base prospectus for the meanings of capitalized  terms and acronyms not otherwise  defined in this term sheet supplement.

         The Senior Certificates of each group will be will be assigned a numerical  designation,  such as
Class  I-A and Class  II-A,  or Class 1A or Class  2A,  to  denote  the  group to which  the  certificates relate.  The  Senior  Certificates  of each group  will  receive  payments  on the  mortgage  loans in the related loan group, except as is otherwise set forth in this term sheet supplement.

         The  certificates  of any series will evidence the entire  beneficial  ownership  interest in the related trust.  For any series the related trust and  supplemental  interest  trust,  if any, will consist of:

o    the mortgage loans;

o    the cash deposited in respect of the mortgage loans in the Custodial  Account and in the  Certificate
     Account and belonging to the trust;

o    property  acquired by foreclosure of the mortgage loans  transferred to that trust or deed in lieu of foreclosure;

o    any applicable primary insurance policies and standard hazard insurance policies;

o    a Basis Risk Shortfall Reserve Fund, if applicable;

o    a Final Maturity Reserve Account, if applicable;

o    a yield maintenance agreement, if applicable; and

o    all proceeds of any of the foregoing.

         As used in this term sheet  supplement,  references  to the related (or words of similar  effect)
loan group will mean,  in the case of a series  with  multiple  loan  groups,  the loan group from which a class of certificates will receive  distributions of principal and interest,  and, in the case of a series with a single loan group, the mortgage pool.

         The  offered  certificates  identified  in the  final  term  sheet  will  be  available  only  in book-entry  form  through  facilities  of The  Depository  Trust  Company,  or DTC,  and are  collectively referred to as the DTC registered certificates.

         The DTC registered  certificates  of any series will be  represented by one or more  certificates registered  in the name of Cede & Co.,  as the  nominee of DTC.  No  beneficial  owner will be entitled to receive a  certificate  of any class in fully  registered  form,  or a definitive  certificate,  except as described  in this term sheet  supplement  under  "—Book-Entry  Registration  of  Certain  of the  Offered
Certificates—Definitive  Certificates."  Unless and until  definitive  certificates are issued for the DTC registered certificates under the limited circumstances described in this term sheet supplement:

o    all  references  to actions by  certificateholders  with respect to the DTC  registered  certificates shall refer to actions taken by DTC upon instructions from its participants; and

o    all references in this term sheet  supplement to  distributions,  notices,  reports and statements to certificateholders  with respect to the DTC  registered  certificates  shall refer to  distributions, notices,  reports  and  statements  to  DTC or  Cede & Co.,  as  the  registered  holder  of the  DTC registered  certificates,  for  distribution  to  beneficial  owners  by DTC in  accordance  with DTC procedures.

Glossary of Terms

         The  following  terms are given the meanings  shown below to help  describe the cash flows on the certificates for any series:

         Accrued  Certificate  Interest  — With  respect  to any  class of  offered  certificates  and any distribution  date, an amount equal to interest  accrued during the related Interest Accrual Period on its
Certificate  Principal  Balance or Notional  Amount  immediately  prior to that  distribution  date at the related  Pass-Through Rate for that distribution  date, less, (x) certain interest  shortfalls,  including
Relief Act Shortfalls,  on the mortgage loans described  below, and (y), if and to the extent described in any final term sheet for a class of  certificates,  any Net Deferred  Interest  allocated to such class of offered certificates in the manner described in the final term sheet.

Accrued  Certificate  Interest  on the offered  certificates  will be reduced by any  Prepayment  Interest
Shortfall for the related loan group included in the trust  established  for that series to the extent not covered by the master  servicer as  described  in this term sheet  supplement  under  "Description  of the
Certificates—Interest  Distributions."  Further,  Accrued  Certificate  Interest  on a  class  of  offered certificates  will also be reduced by the interest  portions of Realized Losses allocated to that class of certificates through subordination as described in "—Allocation of Losses" below.

Prepayment  Interest  Shortfalls and Relief Act Shortfalls will be allocated to the offered  certificates, on a pro rata  basis,  on the basis of Accrued  Certificate  Interest  payable on that  distribution  date absent those reductions.

         Advance — As to any mortgage  loan and any  distribution  date,  an amount equal to the scheduled payment of principal  and interest on that  mortgage  loan due during the related Due Period which was not received as of the close of business on the business day preceding the related determination date.

         Aggregate  Adjusted Stated Principal  Balance—With  respect to any distribution  date, the excess of the aggregate Stated Principal  Balance of all mortgage loans over the Principal  Remittance Amount for such distribution date.

         Available  Distribution  Amount—With  respect to any  distribution  date and any  series,  and as determined separately for each loan group as applicable, an amount equal to the aggregate of:

     o     the aggregate  amount of scheduled  payments on the mortgage loans included in the related loan group due during the related Due Period and  received on or prior to the related  determination date,  after deduction of the related master  servicing fees and any  subservicing  fees, which are collectively referred to as the servicing fees;

     o     all  unscheduled  payments on the mortgage loans included in the related loan group,  including mortgagor  prepayments,  Insurance Proceeds,  Liquidation  Proceeds,  Subsequent Recoveries and
           proceeds from  repurchases of and  substitutions  for these mortgage loans occurring during the preceding  calendar month or, in the case of mortgagor  prepayments in full, during the related
           Prepayment Period; and

     o     all Advances on the mortgage  loans  included in related loan group made for that  distribution date,  in each case net of  amounts  reimbursable  therefrom  to the  master  servicer  and any subservicer.

         In addition to the foregoing  amounts,  with respect to  unscheduled  collections on the mortgage loans included in the trust established for that series, not including mortgagor  prepayments,  the master servicer  may elect to treat such  amounts as included in the related  Available  Distribution  Amount for the  distribution  date in the month of receipt,  but is not obligated to do so. As described in this term sheet supplement under "—Principal  Distributions on the Senior  Certificates," any amount with respect to which such  election  is made shall be treated as having been  received  on the last day of the  preceding calendar month for the purposes of calculating the amount of principal and interest  distributions  to any class of  certificates.  With  respect to any  distribution  date,  the  determination  date is the second business day prior to that distribution date.

         Basis  Risk  Shortfall—With  respect  to any  class  of  certificates  other  than  the  Class  X
Certificates,  if any,  and any  distribution  date  on  which  the  related  Net WAC Cap  Rate is used to determine  the  Pass-Through  Rate of that  class of  certificates,  an amount  equal to the excess of (x)
Accrued  Certificate  Interest for that class  calculated at a rate equal to the applicable index plus the related Margin,  provided that this amount is no greater than Accrued  Certificate  Interest on that class at a rate specified in the final term sheet with respect to such class of  certificates,  over (y) Accrued
Certificate Interest for that class calculated using the related Net WAC Cap Rate.

         Basis Risk  Shortfall  Carry-Forward  Amount—With  respect to any Class of  certificates  and any distribution  date,  an amount  equal to the amount of the related  Basis Risk  Shortfall on that class on that  distribution  date,  plus any  unpaid  Basis Risk  Shortfall  from prior  distribution  dates,  plus interest  thereon to the extent not  previously  paid from  Excess  Cash Flow or, if  applicable,  a yield maintenance  agreement,  at a rate equal to the applicable  index plus the related  Margin;  provided that this rate is no greater  than a rate  specified  in the final  term  sheet  with  respect to such class of certificates.

         Basis  Risk  Shortfall  Reserve  Fund—If  and to the extent set forth in a final term sheet for a class of certificates, a reserve fund to be established by the depositor as described such term sheet.

         Capitalization  Reimbursement  Amount—With  respect to any distribution  date and each loan group any series,  the amount of Advances or Servicing  Advances  that were added to the  outstanding  principal balance of the mortgage  loans in that loan group during the preceding  calendar  month and  reimbursed to the  master  servicer  or  subservicer  on or prior  to such  distribution  date  for,  plus  the  related
Capitalization  Reimbursement  Shortfall Amount remaining  unreimbursed  from any prior  distribution date and  reimbursed  to the master  servicer or  subservicer  on or prior to such  distribution  date for that series.  The master servicer or subservicer  will be entitled to be reimbursed for these amounts only from the principal collections on the mortgage loans in that loan group.

         Capitalization  Reimbursement  Shortfall Amount — With respect to any distribution  date and each loan group of any series,  the amount, if any, by which the amount of Advances or Servicing  Advances that were  added to the  principal  balance of the  mortgage  loans in that loan  group  during  the  preceding calendar  month  exceeds the amount of principal  payments on the mortgage  loans in the related  mortgage pool included in the related Available Distribution Amount for that series or distribution date.

         Certificate Group—With respect to each loan group, the related Senior Certificates.

         Certificate  Principal  Balance — With respect to any class of offered  certificates and any date of determination,  an amount equal to its initial certificate principal balance,  reduced by the aggregate of (a)  all  amounts  allocable  to  principal  previously  distributed  with  respect  to that  class  of certificates  and (b)  any  reductions  in its  Certificate  Principal  Balance  in  connection  with  the allocation of Realized Losses in the manner  described in this term sheet  supplement,  and,  increased by
(c) if and to the extent provided in any final term sheet for a class of  certificates,  the amount of Net
Deferred  Interest  allocated  to  such  class  of  certificates;  provided  that,  with  respect  to  any
Distribution  Date,  the  Certificate  Principal  Balances  of  the  Class  A  Certificates  and  Class  M
Certificates,  beginning with the class of  certificates  with the highest  payment  priority,  to which a
Realized  Loss was  previously  allocated  and remains  unreimbursed  will be  increased  to the extent of
Realized Losses previously  allocated  thereto and remaining  unreimbursed in each case pursuant to any of the  distributions  described  in "—Excess  Cash Flow and  Overcollateralization"  below,  but only to the extent of  Subsequent  Recoveries  received  during the previous  calendar  month  remaining  after giving effect to the  distributions  described in clause first of "—Excess  Cash Flow and  Overcollateralization"
below.  The initial  Certificate  Principal  Balance of the Class SB  Certificates is equal to the excess, if any, of (a) the initial  aggregate Stated Principal  Balance of the mortgage loans over (b) the initial aggregate Certificate Principal Balance of the offered certificates.

         Class A  Interest  Distribution  Priority—  Except to the extent provided in any final term sheet for a class of  certificates,  with respect to each class of  Class A  Certificates  and any  distribution date,  the amount  available for payment of Accrued  Certificate  Interest  thereon for that  distribution date plus Accrued  Certificate  Interest thereon remaining unpaid from any prior distribution date, in the amounts and priority as follows:

              o   first,  concurrently,  to each Certificate Group, from the  Class A Interest  Remittance
                  Amount relating to such Certificate Group, on a pro rata basis;

              o   second,  concurrently,  to each  Certificate  Group from the remaining Class  A Interest
                  Remittance  Amount for any  non-related  Certificate  Groups,  pro rata, as needed after
                  taking  into  account  any   distributions   in  respect  of  interest  on  the  Class A
                  Certificates made in first above;

              o   third,  concurrently,  from the Principal  Remittance  Amount related to a Loan Group to the  related  Certificate  Group on a pro rata  basis,  after  taking  into  account any distributions  in respect of  interest  on the  Class A  Certificates  made in first and second above; and

              o   fourth,  concurrently,  from the remaining Principal Remittance Amount related to a Loan
                  Group to  any  non-related  Certificate  Groups,  pro rata,  as needed after taking into account any  distributions  in respect of interest on the Class A  Certificates  made in first, second and third above.

         Class A Interest  Remittance  Amount—With  respect to any distribution  date, and any Certificate
Group,  the portion of the  Available  Distribution  Amount for that  distribution  date  attributable  to interest received or advanced with respect to the mortgage loans in the related Loan Group.

         Class A Principal  Distribution  Amount—With  respect to any  distribution  date (i) prior to the
Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect  for that  distribution date, the Principal  Distribution  Amount for that distribution date or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

   (a) the Principal Distribution Amount for that distribution date; and

   (b) the  excess,  if  any,  of  (A)  the  aggregate  Certificate  Principal  Balance  of  the  Class  A
       Certificates  immediately  prior to that  distribution  date over (B) the lesser of (x) the product of (1) the applicable  Subordination  Percentage and (2) the Aggregate  Adjusted  Stated  Principal
       Balance  and  (y)  the  excess  of the  Aggregate  Adjusted  Stated  Principal  Balance,  over  the
       Overcollateralization Floor.

         Class M Percentage  —With  respect to each class of the Class M  Certificates  for any series and any  distribution  date, a percentage equal to the Certificate  Principal  Balance of the related class of
Class M Certificates of that series  immediately  prior to that distribution date divided by the aggregate
Stated Principal Balance of all of the mortgage loans  immediately  prior to that  distribution  date, but in no event will such percentage exceed 100%.

         Class M Principal  Distribution  Amount—With  respect to any distribution  date and each class of
Class M  Certificates  (i) prior to the Stepdown  Date or on or after the Stepdown Date if a Trigger Event is  in  effect  for  that  distribution  date,  the  remaining  Principal  Distribution  Amount  for  that distribution  date  after  distribution  of the  Class A  Principal  Distribution  Amount  and the Class M
Principal  Distribution  Amount with respect to any class of Class M  Certificates  with a higher  payment priority or (ii) on or after the Stepdown Date if a Trigger  Event is not in effect for that  distribution date, the lesser of:

     (a) the remaining  Principal  Distribution  Amount for that distribution  date after  distribution of the Class A Principal  Distribution Amount and the Class M Principal  Distribution Amount for any
         class of Class M Certificates with a higher payment priority; and

     (b) the excess,  if any, of (A) the sum of (1) the  aggregate  Certificate  Principal  Balance of the
         Class A  Certificates  and any Class M Certificates  with a higher payment priority (after taking into account the payment of the Class A Principal  Distribution  Amount and the Class M Principal
         Distribution  Amount for such classes of Class M  Certificates  for that  distribution  date) and
         (2) the Certificate  Principal  Balance of such class of Class M Certificates  immediately  prior to  that  distribution  date  over  (B)  the  lesser  of (x) the  product  of (1) the  applicable
         Subordination  Percentage and (2) the Aggregate  Adjusted  Stated  Principal  Balance and (y) the
         excess of the Aggregate Adjusted Stated Principal Balance, over the Overcollateralization Floor.

         Credit Support Depletion Date — The first  distribution  date on which the aggregate  Certificate
Principal Balance of the Class M Certificates has been reduced to zero.

         Deferred  Interest — The amount of interest which is deferred and added to the principal  balance of a mortgage loan due to the negative amortization feature as described in this term sheet supplement.

         Due Date —With  respect to any  distribution  date and any  mortgage  loan,  the date  during the related Due Period on which scheduled payments are due.

         Due  Period  —  With  respect  to  any  distribution  date,  the  calendar  month  in  which  the distribution date occurs.

         Eligible Master Servicing  Compensation—With  respect to any  distribution  date, an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal  Balance as of that  distribution  date and (b) the sum of the  master  servicing  fee  payable to the  master  servicer  in respect of its master servicing  activities and  reinvestment  income  received by the master  servicer on amounts  payable with respect to that distribution date.

         Excess Cash  Flow—With  respect to any  distribution  date, an amount equal to the sum of (a) the excess of (i) the Available  Distribution  Amount for that  distribution date over (ii) the sum of (A) the
Interest  Distribution Amount for that distribution date and (B) the Principal  Remittance Amount for that distribution  date to the extent applied to the payment of principal on the offered  certificates  on that distribution date and (b) the Overcollateralization Reduction Amount, if any, for that distribution date.

         Excess  Overcollateralization  Amount—With  respect to any distribution date, the excess, if any, of the  Overcollateralization  Amount on that  distribution  date over the Required  Overcollateralization
Amount for that distribution date.

         Expense Fee Rate—With  respect to any mortgage loan, the rates at which the master  servicing and subservicing fees are paid.

         Final  Disposition — With respect to a defaulted  mortgage  loan, a Final  Disposition  is deemed to have  occurred  upon a  determination  by the  master  servicer  that  it has  received  all  Insurance
Proceeds,  Liquidation  Proceeds  and  other  payments  or  cash  recoveries  which  the  master  servicer reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

         Final Maturity  Reserve  Account—If and to the extent set forth in a final term sheet for a class of certificates, a reserve account to be established by the depositor as described in such term sheet.

          Group Net WAC Rate — Except as  defined  in any final  term  sheet for a class of  certificates, with respect to any  distribution  date and loan group,  the weighted average of the Net Mortgage Rates of the mortgage  loans in the related loan group as of the end of the calendar  month  immediately  preceding the month in which such distribution date occurs.

         Group  Principal   Distribution   Amount—On  any   distribution   date,  the  Class  A  Principal
Distribution  Amount for that  distribution  date multiplied by a fraction,  the numerator of which is the portion of the Principal  Allocation  Amount related to such loan group for that distribution date and the denominator  of  which  is the  Principal  Allocation  Amount  for  all of the  mortgage  loans  for  that distribution date.

         Interest  Accrual Period — With respect to any class of LIBOR  Certificates  and any distribution date,  the period  commencing on the prior  distribution  date (or, in the case of the first  distribution date,  the closing date) and ending on the day  immediately  preceding  that  distribution  date, and with respect to MTA  Certificates and any other  Adjustable Rate  Certificates,  as specified in the final term sheet with  respect to any such class of  certificates.  With  respect to any other class of  certificates and any  distribution  date,  the  calendar  month  preceding  the  month in which the  distribution  date occurs.  Notwithstanding  the foregoing,  the  distributions of interest on any distribution  date for all classes of certificates  will reflect interest  accrued,  and receipts for that interest  accrued,  on the mortgage loans for the preceding  calendar month, as may be reduced by any Prepayment  Interest  Shortfall and other shortfalls in collections of interest to the extent described in this term sheet supplement.

         Interest   Distribution   Amount—With   respect  to  any   distribution   date  and  the  offered
certificates,  the aggregate amount of Accrued  Certificate  Interest for that  distribution date plus any
Accrued  Certificate  Interest remaining unpaid from any prior  distribution date,  together with interest thereon  at the  Pass-Through  Rate in effect  for that  distribution  date,  in each  case to the  extent distributed to the holders of the offered certificates as described under "—Interest Distributions."

         LIBOR  Certificates—Any  class of Adjustable Rate Certificates for which the pass-through rate is based on a LIBOR index.

         MTA Certificates — Any class of Adjustable Rate  Certificates for which the pass-through  rate is based on the MTA index.

         MTA  Determination  Date — For each Interest Accrual Period,  the date on which MTA is determined for any class of Adjustable Rate Certificates for which the index is MTA.

         Net Deferred Interest — On any distribution  date,  Deferred Interest that accrued on the related mortgage  loans  during the related Due Period,  less,  if and to the extent  described  in any final term sheet any  offsets to  Deferred  Interest  from  prepayments  in full and  partial  prepayments,  or other principal collections available to be distributed on the certificates on that distribution date.

         Net  Mortgage  Rate—With  respect to any mortgage  loan,  the  mortgage  rate  thereon  minus the
Expense Fee Rate.

         Net WAC Cap Rate—  Except as defined in any final  term sheet for a class of  certificates,  with respect to any  distribution  date and loan group,  the weighted  average of the Net Mortgage Rates of the mortgage  loans in the related loan group as of the end of the calendar  month  immediately  preceding the month in which such  distribution  date occurs,  weighted on the basis of the Stated Principal  Balance of each mortgage  loan,  minus,  if and to the extent  described in any final term sheet,  the product of (a)
the  aggregate  amount of  Accrued  Certificate  Interest  payable  to the Class X  Certificates  for such
Distribution  Date and (b) a fraction,  (x) the numerator of which is 12 and (y) the  denominator of which is the aggregate  Stated  Principal  Balance of all of the mortgage  loans as of the due date occurring in the month preceding the month of such distribution  date (after giving effect to principal  prepayments in the prepayment  period related to that prior due date) as may be adjusted,  as described in the final term sheet with respect to a class of certificates that accrue interest on an actual/360 day basis.

         Notional  Amount—As of any date of  determination,  the Notional  Amount of any class of Notional
Certificates is equal to the aggregate  Certificate  Principal Balance (or portion thereof) of the related class or classes  of  certificates  described  in the final  term  sheet  immediately  prior to that date.
Reference to a Notional Amount is solely for convenience in specific  calculations  and does not represent the right to receive any distributions allocable to principal.

         Notional  Certificates  — Any class of  certificates  for which  interest  accrues  on a Notional
Amount based on the aggregate Certificate Principal Balance of the another class of certificates.

         Optional  Termination  Date — The  distribution  date on which  the  aggregate  Stated  Principal
Balance  of the  mortgage  loans  then held by the trust  fund is less  than 10% of the  aggregate  Stated
Principal  Balance of the mortgage loans as of the Cut-off Date after deducting  payments of principal due during the month of the Cut-off Date.

         Overcollateralization  Amount—With  respect to any distribution  date, the excess, if any, of (i)
the excess of the  Aggregate  Adjusted  Stated  Principal  Balance as of that  distribution  date over the principal  portion of Realized  Losses  incurred on the mortgage  loans for the preceding  calendar  month over (ii) the  aggregate  Certificate  Principal  Balance  of the  certificates  (other  than the Class SB
Certificates  and Class R  Certificates)  as of such date,  after  taking into  account  distributions  in respect  of  principal  on that  distribution  date of the  Principal  Remittance  Amount  and the  Excess
Cashflow  allocated to cover the principal  portion of any Realized  Losses  incurred with respect to that distribution date as described under "—Excess Cash Flow and Overcollateralization" below.

         Overcollateralization  Increase  Amount—With respect to any distribution date, an amount equal to the  lesser of (i) the Excess  Cash Flow  available  for  payment  of the  Overcollateralization  Increase
Amount  for that  distribution  date as  described  under  "—Excess  Cash Flow and  Overcollateralization"
below,  if any,  and (ii) the excess,  if any, of (x) the Required  Overcollateralization  Amount for that distribution date over (y) the Overcollateralization Amount for that distribution date.

         Overcollateralization Floor — As set forth in the final term sheet for a class of certificates.

         Overcollateralization  Reduction  Amount—With  respect  to any  distribution  date for  which the
Excess  Overcollateralization  Amount is  greater  than  zero,  an amount  equal to the  lesser of (i) the
Excess  Overcollateralization  Amount for that distribution date and (ii) the Principal  Remittance Amount for that distribution date.

         Pass-Through  Margin — The fixed  percentage for any class of  certificates,  which when added to the related index, determines the pass-through rate for such class of certificates.

         Principal  Allocation  Amount  — With  respect  to any  distribution  date,  the  sum of (a)  the
Principal  Remittance  Amount for that  distribution  date,  (b) any  Realized  Losses  covered by amounts included in clause (iv) of the definition of Principal  Distribution  Amount and (c) the aggregate  amount of the principal  portion of Realized  Losses on the mortgage loans in the calendar  month  preceding that distribution  date, to the extent  covered by Excess Cash Flow included in clause (v) of the definition of
Principal  Distribution  Amount;  provided,  however,  that on any distribution date on which there is (i)
insufficient  Excess Cash Flow to cover all unpaid  Realized  Losses on the  mortgage  loans  described in clause (b) above,  in  determining  any Group  Principal  Distribution  Amount,  Excess  Cash Flow will be allocated  to the Class A  Certificates,  pro rata,  based on the  principal  portion  of unpaid  Realized
Losses from prior  distribution  dates on the related  mortgage loans, and (ii)  insufficient  Excess Cash
Flow to cover all Realized  Losses on the mortgage  loans  described in clause (c) above,  in  determining any Group Principal  Distribution  Amount,  the Excess Cash Flow remaining after the allocation  described in clause (b) or (i) above,  as  applicable,  will be  allocated  to the Class A  Certificates,  pro rata, based on the principal  portion of Realized  Losses  incurred  during the calendar  month  preceding  that distribution date on the related mortgage loans.

         Principal  Distribution  Amount—Except  as may be provided in any final term sheet for a class of certificates,  with respect to any  distribution  date,  the lesser of (a) the excess of (i) the Available
Distribution Amount over (ii) the Interest Distribution Amount and (b) the sum of the following:

                  (i)      the principal  portion of all scheduled  monthly payments on the mortgage loans received or advanced with respect to the related due period;

                  (ii)     the principal  portion of all proceeds of the repurchase of mortgage loans, or, in the case of a substitution,  amounts representing a principal  adjustment,  as required by the pooling and servicing agreement during the preceding calendar month;

                  (iii)    except, if so provided in any final term sheet for a class of certificates,  to the extent applied to offset Deferred  Interest,  the principal  portion of all other unscheduled collections  received  on the  mortgage  loans  during the  preceding  calendar  month other than
         Subsequent Recoveries,  including, without limitation,  Insurance Proceeds,  Liquidation Proceeds and full and partial Principal Prepayments made by the respective  mortgagors,  to the extent not distributed in the preceding month or, in the case of Principal  Prepayments in full,  during the related Prepayment Period;

                  (iv)     the lesser of (a) the Excess Cash Flow for that  distribution  date and (b) the principal  portion of any  Realized  Losses  incurred,  or deemed to have been  incurred,  on any mortgage loans in the calendar month  preceding that  distribution  date to the extent covered by
         Excess  Cash  Flow  for  that  distribution  date as  described  under  "—Excess  Cash  Flow  and
         Overcollateralization" below;

                  (v)      the  lesser of (a) the  Excess  Cash Flow for that  distribution  date,  to the extent not used pursuant to clause (iv) above on such  distribution  date,  and (b) the principal portion  of any  Realized  Losses  allocated  to any  class of  offered  certificates  on a prior distribution date and remaining  unpaid, to the extent covered by Subsequent  Recoveries for that distribution date as described under "—Excess Cash Flow and Overcollateralization" below; and

                  (vi)     the  lesser of (a) the  Excess  Cash Flow for that  distribution  date,  to the extent not used  pursuant to clauses (iv) and (v) above on such  distribution  date,  and (b) the amount of any Overcollateralization Increase Amount for that distribution date;

                  minus

                  (vii)    the amount of any Overcollateralization  Reduction Amount for that distribution date; and

                  (viii)   any related Capitalization Reimbursement Amount.

         In no event will the Principal  Distribution  Amount on any  distribution  date be less than zero or greater than the aggregate outstanding Certificate Principal Balance of the offered certificates.

         Principal  Remittance  Amount—With  respect  to any  distribution  date,  the sum of the  amounts described in clauses (b)(i),  (b)(ii) and (b)(iii) of the definition of Principal  Distribution Amount for that distribution date.

         Record  Date — With  respect  to any  distribution  date,  the last day of the  related  Interest
Accrual Period.

         Required  Overcollateralization  Amount—  As set  forth in the  final  term  sheet for a class of certificates;  provided that the Required  Overcollateralization  Amount may be reduced so long as written confirmation  is obtained from each rating agency that the reduction will not reduce the ratings  assigned to the  Class A  Certificates  and  Class M  Certificates  by that  rating  agency  below the lower of the then-current  ratings or the ratings assigned to those  certificates as of the closing date by that rating agency.

         Senior Enhancement  Percentage—With  respect to any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate  Certificate  Principal  Balance of the Class M Certificates and
Class B  Certificates,  if any,  and (ii) the  Overcollateralization  Amount,  in each  case  prior to the distribution  of the  Principal  Distribution  Amount  on such  distribution  date,  by (y) the  Aggregate
Adjusted Stated Principal Balance on that distribution date.

         Sequential  Trigger Event - If and to the extent  provided in any final term sheet for a class of certificates,  a Sequential  Trigger Event is in effect with respect to any distribution date if, prior to a specified  distribution  date,  the  aggregate  amount of  Realized  Losses on the  mortgage  loans as a percentage  of the  initial  aggregate  Stated  Principal  Balance  as of the  cut-off  date  exceeds  the applicable amount as set forth in such final term sheet, or if, after the specified  distribution  date, a
Trigger Event is in effect.

         Sixty-Plus  Delinquency  Percentage—With  respect  to  any  distribution  date  on or  after  the
Stepdown  Date,  the  arithmetic  average,  for each of the  three  distribution  dates  ending  with such distribution  date,  of the  fraction,  expressed  as a  percentage,  equal  to (x) the  aggregate  Stated
Principal  Balance of the mortgage  loans that are 60 or more days  delinquent in payment of principal and interest for that  distribution  date,  including  mortgage  loans in  foreclosure  and REO,  over (y) the
Aggregate Adjusted Stated Principal Balance for the immediately preceding distribution date.

         Stated  Principal  Balance—  With respect to any mortgage loan and as of any  distribution  date,
(a) the sum of (i) the  principal  balance  thereof as of the cut-off date after  payment of all scheduled principal  payments  due during the month of the cut-off  date,  (ii) any amount by which the  outstanding principal  balance thereof has been increased  pursuant to a servicing  modification  and (iii) any amount by which the outstanding  principal  balance thereof has been increased for Deferred  Interest pursuant to the terms of the related  mortgage  note on or prior to the  distribution  date,  minus (b) the sum of (i)
the  aggregate  of the  principal  portion of the  scheduled  monthly  payments  due with  respect to that mortgage  loan  during  each due period  commencing  on the first due period  after the  cut-off  date and ending with the due period related to the previous  distribution  date which were received or with respect to which an advance was made,  (ii) all principal  prepayments  with respect to such mortgage loan and all
Liquidation  Proceeds and Insurance  Proceeds,  to the extent applied by the master servicer as recoveries of  principal,  in each case which were  distributed  on any  previous  distribution  date,  and (iii) any
Realized  Loss  allocated to the trust with respect to that  mortgage  loan for any previous  distribution date.

         Stepdown  Date—The  earlier  to  occur  of (a) the  distribution  date  on  which  the  aggregate
Certificate  Principal  Balance  of the  Class  A  Certificates  has  been  reduced  to  zero  and (b) the distribution  date  which is the  later to occur of (i) the  distribution  date as set  forth in the final term  sheet  for a class of  certificates  and (ii)  the  first  distribution  date on  which  the  Senior
Enhancement Percentage is equal to or greater than percentage set forth in such final term sheet.

         Subordinate  Component  - With  respect  to each  loan  group  and  any  distribution  date,  the aggregate Stated  Principal  Balance of the mortgage loans in that loan group for that  distribution  date minus the aggregate  Certificate  Principal Balance of the related Senior  Certificates  immediately prior to that distribution date.

         Subordination  Percentage—With  respect  to each class of offered  certificates,  the  respective approximate percentage set forth in the final term sheet for a class of certificates.

         Subsequent  Recoveries—Subsequent  recoveries,  net of  reimbursable  expenses,  with  respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

         Trigger  Event—A  Trigger  Event is in effect with respect to any  distribution  date on or after the Stepdown Date if either (a) the Sixty-Plus  Delinquency  Percentage for that distribution date exceeds the  percentage of the Senior  Enhancement  Percentage as set forth in the final term sheet for a class of certificates  for that  distribution  date or (b) the aggregate  amount of Realized Losses on the mortgage loans as a percentage of the initial  aggregate Stated  Principal  Balance of the mortgage loans as of the cut-off date exceeds the applicable amount set forth in the final term sheet for a class of certificates.

Interest Distributions

         Interest   distributions  will  be  as  described  in  any  final  term  sheet  for  a  class  of certificates.  Except  as  provided  in any  final  term  sheet  for a  class  of  certificates,  on  each distribution  date,  holders  of the  Class A  Certificates  and  Class X  Certificates,  if any,  will be entitled to receive interest  distributions from the related Available  Distribution  Amount, in the order of priority  described  in the final term sheet,  in an amount equal to the Accrued  Certificate  Interest thereon for that distribution date plus any Accrued Certificate  Interest,  together with interest thereon at the related Pass-Through Rate, remaining unpaid from any prior distribution date.

         To the  extent  provided  in any final  term  sheet for a class of  certificates,  holders of any class of  certificates  intended  to be the  beneficiary  of a yield  maintenance  agreement  will also be entitled to receive payments, if any, made pursuant to such yield maintenance agreement.

         Except as  provided  in any final term sheet for a class of  certificates,  on each  distribution date,  holders  of  each  class  of the  Class  M  Certificates  will  be  entitled  to  receive  interest distributions  in an amount  equal to the Accrued  Certificate  Interest  on such class,  plus any Accrued
Certificate  Interest remaining unpaid from any prior  distribution  date,  together with interest thereon at the related  Pass-Through  Rate, to the extent of the Available  Distribution  Amount  remaining  after distributions  of  interest  to the Class A  Certificates  and  distributions  of interest to any class of
Class M Certificates with a higher payment priority.

       As described in the definition of "Accrued  Certificate  Interest," Accrued Certificate Interest on
each  class of  certificates  of any series is subject to  reduction  in the event of  specified  interest shortfalls on the mortgage loans in the related mortgage pool allocable thereto.

       Prepayment  Interest  Shortfalls will result because interest on prepayments in full is paid by the related  mortgagor only to the date of  prepayment,  and because no interest is distributed on prepayments in part,  as these  prepayments  in part are applied to reduce the  outstanding  principal  balance of the related mortgage loans as of the Due Date in the month of prepayment.

         With respect to any distribution  date, any Prepayment  Interest  Shortfalls during the preceding calendar month will be offset by the master  servicer,  but only to the extent these  Prepayment  Interest
Shortfalls do not exceed  Eligible Master  Servicing  Compensation.  On any  distribution  date,  Eligible
Master Servicing Compensation will be applied to cover Prepayment Interest Shortfalls.

         Prepayment  Interest  Shortfalls  relating  to the  mortgage  loans  which  are  not  covered  as described  above and Relief Act  Shortfalls  relating  to the  mortgage  loans  will be  allocated  to the related offered  certificates,  on a pro rata basis, based upon the amount of Accrued Certificate Interest that would have  accrued on these  certificates  absent  these  shortfalls,  in each case in  reduction of
Accrued Certificate Interest thereon.

         Any interest  shortfalls  resulting from the failure of the yield maintenance  agreement provider to make  payments  pursuant  to the  yield  maintenance  agreement,  if any,  will not be  unpaid  Accrued
Certificate Interest and will not be paid from any source on any distribution date.

         The ratings  assigned to the offered  certificates  do not address the  likelihood of the receipt of any  amounts in respect of any  Prepayment  Interest  Shortfalls,  Basis Risk  Shortfall  Carry-Forward
Amounts or Relief Act Shortfalls. See "—Excess Cash Flow and Overcollateralization" below.

Basis Risk Shortfall Reserve Fund

         If and to the  extent  provided  for in a final term  sheet for a class of  certificates,  on the closing  date,  the  depositor  will cause,  on behalf of the trust,  an amount to be  deposited  with the trustee for deposit in the Basis Risk Shortfall  Reserve Fund,  which, to the extent provided for, will be an amount  estimated  to equal the amount of any  potential  shortfall of  interest,  on those  classes of certificates  identified as being entitled to such, on the initial  distribution date due to the fact that certain  mortgage  loans are still in their  initial  fixed-rate  period and the Net WAC Rate will be less than LIBOR or MTA plus the related  Pass-Through  Margin, as the case may be, on such  distribution  date.
To the extent any such class of certificates  entitled to the benefit of the Basis Risk Shortfall  Reserve
Fund has a shortfall of interest on the initial  distribution  date due to the  application of the Net WAC
Rate,  amounts  will be  withdrawn  from  the  Basis  Risk  Shortfall  Reserve  Fund  and  paid  class  of certificates  on the  initial  distribution  date.  Except as may be  provided in a final term sheet for a class of certificates,  after the initial  distribution  date, the Basis Risk Shortfall  Reserve Fund will be closed and amounts on deposit therein will be distributed to the underwriter or its designee.

Final Maturity Reserve Account

         If and to the extent  provided  for in a final term sheet if, on or after the  distribution  date specified  in the  prospectus  supplement  for that  series,  any  certificates  are  outstanding  and the aggregate stated  principal  balance of the mortgage loans with original terms to maturity in excess of 30 years is greater than the scheduled  amount set forth in the prospectus  supplement  for that series,  the supplemental  interest  trust  trustee will be required to deposit,  from interest  collections,  into the final  maturity  reserve  account on each such  distribution  date, an amount  specified in the prospectus supplement,  prior to the payment of interest on the classes of certificates  identified as being entitled to such,.  Amounts  on deposit  in the final  maturity  reserve  account  will be  applied as a  principal payment on the outstanding  certificate principal balance of the classes of certificates  specified in the prospectus supplement on the distributions date specified.

Determination of LIBOR

         LIBOR for any class of LIBOR  Certificates  and any Interest Accrual Period will be determined as described in the three succeeding paragraphs.

         LIBOR shall be  established  by the trustee for each Interest  Accrual  Period.  LIBOR will equal the rate for United  States dollar  deposits for one month which appears on the Telerate  Screen Page 3750 of the  Moneyline  Telerate  Capital  Markets  Report as of 11:00 A.M.,  London time,  on the second LIBOR business day prior to the first day of that Interest  Accrual Period,  or the LIBOR rate adjustment  date.
Telerate Screen Page 3750 means the display  designated as page 3750 on the Telerate  Service or any other page as may replace  page 3750 on that  service for the purpose of  displaying  London  interbank  offered rates of major  banks.  If the rate does not  appear on that page or any other  page as may  replace  that page on that service,  or if the service is no longer offered,  any other service for displaying  LIBOR or comparable  rates that may be selected by the trustee after  consultation  with the master  servicer,  the rate will be the reference bank rate.

         The reference  bank rate will be  determined on the basis of the rates at which  deposits in U.S.
Dollars  are  offered by the  reference  banks,  which  shall be three  major  banks  that are  engaged in transactions in the London interbank  market,  selected by the trustee after  consultation with the master servicer.  The reference  bank rate will be  determined as of 11:00 A.M.,  London time, on the day that is one LIBOR business day prior to the immediately  preceding  distribution date to prime banks in the London interbank  market for a period of one month in amounts  approximately  equal to the aggregate  Certificate
Principal  Balance of the LIBOR  Certificates  then  outstanding.  The trustee will request the  principal
London  office  of each of the  reference  banks to  provide  a  quotation  of its  rate.  If at least two quotations are provided,  the rate will be the arithmetic  mean of the  quotations.  If on that date fewer than two  quotations are provided as requested,  the rate will be the arithmetic  mean of the rates quoted by one or more major banks in New York City,  selected by the trustee after  consultation  with the master servicer,  as of 11:00  A.M.,  New York  City  time,  on that date for loans in U.S.  Dollars  to  leading
European  banks for a period of one month in  amounts  approximately  equal to the  aggregate  Certificate
Principal  Balance of the LIBOR  Certificates  then  outstanding.  If no quotations  can be obtained,  the rate will be LIBOR for the prior  distribution  date;  provided  however,  if, under the priorities listed previously  in this  paragraph,  LIBOR for a  distribution  date would be based on LIBOR for the  previous distribution  date for the third  consecutive  distribution  date, the trustee shall,  after  consultation with the master  servicer,  select an alternative  comparable index over which the trustee has no control, used for  determining  one-month  Eurodollar  lending rates that is calculated  and published or otherwise made  available by an independent  party.  LIBOR business day means any day other than (i) a Saturday or a
Sunday  or (ii) a day on which  banking  institutions  in the city of  London,  England  are  required  or authorized by law to be closed.

         The  establishment of LIBOR by the trustee and the master  servicer's  subsequent  calculation of the pass-through  rates applicable to the LIBOR  Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Determination of MTA

         MTA for any Interest Accrual Period will be determined as described below.

         MTA shall be  established  by the trustee for each Interest  Accrual  Period.  MTA is a per annum rate  equal to the  twelve-month  moving  average  monthly  yield on  United  States  Treasury  securities adjusted to a constant  maturity of one year as  published  by the Federal  Reserve  Board in  statistical
Release No.  H.15(519),  or the Release,  determined  by averaging  the monthly  yield for the most recent twelve  months.  The MTA used  for each  Interest  Accrual  Period  will be the  most  recent  MTA  figure available  as of the related MTA  Determination  Date.  If MTA is no longer  available,  the new index for the MTA Certificates will be LIBOR.

         The establishment of MTA by the trustee and the master servicer's  subsequent  calculation of the pass-through  rates applicable to the MTA Certificates  for the relevant  Interest Accrual Period,  in the absence of manifest error, will be final and binding.

Prepayment Charges

         To the  extent  set  forth  in a  final  term  sheet  for a class  of  certificates,  a class  of certificates for any series may be entitled to receive on each  distribution  date any prepayment  charges payable in connection with certain  principal  prepayments on the mortgage  loans,  unless such prepayment charges  are waived as further  described  below and are not  otherwise  required to be paid by the master servicer.

         The  amount  available  for  distribution  to the  holders  of a class of  certificates,  if any, entitled  to the  prepayment  charges  on any  distribution  date in  respect  of  prepayment  charges  is determined  by the  amount  of  prepayment  charges  paid by the  mortgagors  or the  master  servicer  in connection with principal  prepayments on the mortgage loans during the prepayment  period  applicable for such distribution date.

         Generally,  each prepayment  charge is only applicable to certain  prepayments on a mortgage loan and only remains  applicable with respect to such mortgage loan for the limited time periods  specified in the terms of such prepayment  charge.  In addition,  some state laws restrict the imposition of prepayment charges  even when the  mortgage  loans  expressly  provide for the  collection  of those  charges.  It is possible that  prepayment  charges and late fees may not be collected  even on mortgage loans that provide for the payment of these  charges.  In that event,  these amounts will not be available  for  distribution on a class of certificates  entitled to prepayment  charges.  See "Certain Legal Aspects of Mortgage Loans and Contracts—Default Interest and Limitations on Prepayments"  in the related base prospectus.

         Pursuant  to the pooling  and  servicing  agreement,  if a class of  certificates  is entitled to prepayment  charges,  the master  servicer is not  permitted  to waive (or permit a servicer to waive) any prepayment  charge  unless:  (i) the  enforceability  thereof  shall  have  been  limited  by  bankruptcy, insolvency,  moratorium,  receivership  and other similar laws relating to  creditors'  rights  generally,
(ii) the  enforcement  thereof is illegal,  or any local,  state or federal  agency has  threatened  legal action if the  prepayment  charge is enforced,  (iii) the  collectability  thereof shall have been limited due to acceleration in connection with a foreclosure or other  involuntary  payment or (iv) such waiver is standard  and  customary  in  servicing  similar  mortgage  loans and relates to a default or a reasonably foreseeable  default and would, in the reasonable  judgment of the master servicer,  maximize  recovery of total  proceeds  taking into account the value of such  prepayment  charge and the related  mortgage loan.
The master  servicer is not permitted to waive a prepayment  charge in connection  with a refinancing of a mortgage loan that is not related to a default or a reasonably  foreseeable  default.  A prepayment charge may only be waived by the master servicer pursuant to the standards described above.

         Investors should note that in certain  instances,  the amount of a prepayment charge might not be charged to the  mortgagor.  If the master  servicer  is not  allowed or  required  to waive (or permit the servicer to waive) the prepayment  charge,  the amount is required to be remitted by the master  servicer;
otherwise  the master  servicer  will not have any  obligation  to make any payments from its own funds in respect of prepayment  charges.  See "Risk  Factors -  Certificates  entitled to  prepayment  charges" and
"Certain Yield and Prepayment Considerations" herein."

Principal Distributions

         Principal  distributions  will  be  as  described  in  any  final  term  sheet  for  a  class  of certificates.  Except as  provided  in any final term sheet for a class of  certificates,  holders of each class of the Class A  Certificates  will be entitled to receive on each  distribution  date, to the extent of the portion of the Available  Distribution  Amount remaining after the Interest  Distribution Amount is distributed  and in the manner  set forth  below,  a  distribution  allocable  to  principal  equal to the related Group  Principal  Distribution  Amount.  Except as provided in any final term sheet for a class of certificates,  each Group  Principal  Distribution  Amount  will be  distributed  to each class of related
Class A  Certificates,  on a pro rata basis,  in accordance with their  respective  Certificate  Principal
Balances,  until the aggregate  Certificate  Principal  Balance of each class of the Class A  Certificates has been reduced to zero.

         Except as  provided  in any final term sheet for a class of  certificates,  holders of each class of the Class M Certificates  will be entitled to receive on each  distribution  date, to the extent of the portion  of the  Available  Distribution  Amount  remaining  after  the sum of the  Interest  Distribution
Amount, the Class A Principal  Distribution  Amount and the Class M Principal  Distribution Amount for any
class of Class M Certificates with a lower numerical class  designation has been distributed,  the related
Class M Principal  Distribution  Amount, in reduction of the Certificate  Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

Excess Cash Flow and Overcollateralization

         Excess Cash Flow will be applied on any  distribution  date as  described in any final term sheet for a class of  certificates.  Except as  provided  in any final term  sheet for a class of  certificates, the pooling and servicing  agreement will require that, on each  distribution  date, the Excess Cash Flow, if any, be applied on any distribution date as follows:

         o        first, as part of the Principal  Distribution  Amount, the principal portion of Realized
                  Losses  previously  allocated to reduce the Certificate  Principal  Balance of any class of Class A, Class M or Class B  Certificates,  if any, and remaining  unreimbursed,  but only to the extent of Subsequent Recoveries for that distribution date;

         o        second, as part of the related Principal  Distribution  Amount, the principal portion of
                  Realized Losses incurred on the mortgage loans for the preceding calendar month;

         o        third, to pay to the holders of the Class A, Class M and Class B  Certificates,  if any,
                  the Overcollateralization Increase Amount as part of the Principal Distribution Amount;

         o        fourth,  to pay the  holders of the Class A, Class M and Class B  Certificates,  if any,
                  the  amount  of  any  Prepayment   Interest   Shortfalls   allocated  thereto  for  that
                  distribution  date,  on a  pro  rata  basis  based  on  Prepayment  Interest  Shortfalls allocated thereto to the extent not covered by Eligible Master Servicing Compensation;

         o        fifth, to pay to the holders of the Class A, Class M and Class B  Certificates,  if any,
                  pro rata, based on unpaid Prepayment Interest Shortfalls  previously  allocated thereto, any  Prepayment  Interest  Shortfalls  remaining  unpaid from prior  distribution  dates together with interest thereon;

         o        sixth,  to pay the  holders  of the Class A, Class M and Class B  Certificates,  if any,
                  the amount of any Relief Act Shortfalls  allocated thereto for that  distribution  date, on a pro rata  basis  based on the  Relief  Act  Shortfalls  allocated  thereto  on that distribution date;

         o        seventh,  to pay the holders of the Class A  Certificates,  pro rata, and then the Class
                  M Certificates  and Class B  Certificates,  if any, in order of priority,  the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed;

         o        eighth,  after taking into  accounts,  if applicable,  amounts  received under any yield maintenance  agreement on that distribution  date, if and to the extent described in any final  term  sheet for a class of  certificates,  to pay to the  holders  of the Class X
                  Certificates,  pro rata,  then to the Class A  Certificates,  pro rata,  and then to the
                  Class M Certificates and Class B Certificates,  if any, in order of priority,  the Basis
                  Risk Shortfall Carry-Forward Amount for the related class;

         o        ninth, to pay to the holders of the Class SB Certificates  and Class R Certificates  any
                  balance remaining, in accordance with the terms of the pooling and servicing agreement.

         On any distribution  date, any amounts payable pursuant to clauses first,  second and third above as part of the  Principal  Distribution  Amount shall be paid as described in  "—Principal  Distributions"
above.  Any amounts  payable  pursuant  to clause  eighth  above  shall not accrue  interest or reduce the
Certificate Principal Balance of the Class A, Class M and Class B Certificates, if any.

         In addition,  notwithstanding  the foregoing,  on any  distribution  date after the  distribution date on which the Certificate  Principal  Balance of a class of offered  certificates  has been reduced to
zero,  that  class  of  offered   certificates  will  be  retired  and  will  no  longer  be  entitled  to distributions,  including  distributions  in  respect of  Prepayment  Interest  Shortfalls  and Basis Risk
Shortfalls.

         Except as  provided  in any  final  term  sheet  for a class of  certificates,  the  pooling  and servicing  agreement  will require that the Excess Cash Flow, to the extent  available as described  above and to the extent  necessary,  will be applied as an  accelerated  payment  of  principal  on the  offered
certificates,   to   the   extent   that   the   Required   Overcollateralization   Amount   exceeds   the
Overcollateralization  Amount as of that  distribution  date.  The  application of Excess Cash Flow to the payment of principal on a class of offered  certificates  has the effect of accelerating  the amortization of that class of offered certificates relative to the amortization of the mortgage loans.

Allocation of Losses

         Except as  otherwise  provided  in any final  term  sheet for a class of  certificates,  Realized
Losses with respect to the mortgage loans will be allocated or covered as follows:

         o        first, to the Excess Cash Flow for the related distribution date;

         o        second, by the reduction of the Overcollateralization Amount until reduced to zero;

         o        third,  to each  class of the Class B  Certificates,  if any,  sequentially,  in inverse order of their numerical  designation,  until the Certificate  Principal Balance thereof has been reduced to zero;

         o        fourth,  to each class of the Class M  Certificates,  sequentially,  in inverse order of their numerical  designation,  until the Certificate  Principal Balance thereof has been reduced to zero;

         o        fifth,  for losses with respect to any loan group,  to the related Class A  Certificates in the order as set  forth in any  final  term  sheet  for such  class of  certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         With respect to any  defaulted  mortgage  loan that is finally  liquidated,  through  foreclosure sale,  disposition of the related mortgaged  property if acquired on behalf of the  certificateholders  by deed in lieu of  foreclosure,  or otherwise,  the amount of loss realized,  if any, will equal the portion of  the  Stated  Principal  Balance  remaining,  if  any,  plus  interest  thereon  through  the  date  of liquidation,  after  application  of all  amounts  recovered,  net of amounts  reimbursable  to the master servicer or the subservicer for Advances and expenses,  including  attorneys'  fees,  towards interest and principal  owing on the  mortgage  loan.  These losses are  referred to in this term sheet  supplement  as
Realized Losses.

         The principal  portion of any Realized Loss,  other than a Debt Service  Reduction,  allocated to any class of offered  certificates  will be allocated in reduction of its Certificate  Principal  Balance, until reduced to zero.  The interest  portion of any Realized Loss,  other than a Debt Service  Reduction, allocated to any class of offered  certificates will be allocated in reduction of its Accrued  Certificate
Interest for the related  distribution  date. In addition,  any  allocation of a Realized Loss may be made by operation of the payment priority for the certificates set forth in this term sheet supplement.

         In  order to  maximize  the  likelihood  of  distribution  in full of  amounts  of  interest  and principal to be distributed to holders of the Class A Certificates,  on each  distribution  date,  holders of each  class  of the  Class  A  Certificates  have a  right  to  distributions  of each of the  Interest
Distribution  Amount and Principal  Distribution  Amount that is prior to the rights of the holders of the
Class M  Certificates  and  Class B  Certificates,  if any.  In  addition,  overcollateralization  and the application  of Excess Cash Flow will also increase the likelihood of  distribution  in full of amounts of interest and principal to the Class A Certificates and Class M Certificates.

         The  priority  of  payments  among the Class M  Certificates,  as  described  in this term  sheet supplement,  also has the effect during  certain  periods,  in the absence of losses,  of  decreasing  the percentage  interest in the trust  evidenced by any class of Class M  Certificates  with a higher  payment priority,  thereby increasing,  relative to its Certificate Principal Balance, the subordination  afforded to such  class of the Class M  Certificates  by  overcollateralization  and any class of  related  Class M
Certificates with a lower payment priority and the Class B Certificates, if any.

         In  addition,  in instances  in which a mortgage  loan is in default or if default is  reasonably
foreseeable,   and  if   determined   by  the  master   servicer  to  be  in  the  best  interest  of  the
certificateholders,  the  master  servicer  or  subservicer  may  permit  servicing  modifications  of the
mortgage  loan  rather  than  proceeding  with  foreclosure,   as  described  under  "Description  of  the
Certificates—Servicing  and  Administration  of  Mortgage  Collateral"  in the  related  base  prospectus.
However,  the master servicer's and the subservicer's  ability to perform servicing  modifications will be subject to some  limitations,  including but not limited to the following.  Advances and other amounts may be added to the outstanding  principal  balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal  balance of the mortgage  loan, or  capitalized  amounts added to the  mortgage  loan,  will be required  to be fully  amortized  over the term of the  mortgage  loan.  All capitalizations  are to be implemented in accordance with Residential  Funding's  program guide and may be implemented  only by  subservicers  that have been approved by the master  servicer for that purpose.  The final  maturity  of any  mortgage  loan  included  in the trust  established  for any series  shall not be extended  beyond the assumed  final  distribution  date for that series.  No servicing  modification  with respect to a mortgage  loan will have the effect of  reducing  the  mortgage  rate below the lesser of (i)
one-half  of the  mortgage  rate as in effect on the  applicable  cut-off  date and (ii) the  Expense  Fee
Rate.  Further,  the  aggregate  current  principal  balance of all mortgage  loans  included in the trust established  for any  series  subject  to  modifications  can be no more  than  five  percent  (5%) of the aggregate  principal  balance of those  mortgage  loans as of the cut-off date for that  series,  but this limit may  increase  from time to time with the  consent  of the rating  agencies  rating  that  series of certificates.

Advances

         Prior to each  distribution  date,  the master  servicer is required to make Advances of payments which were due on the  mortgage  loans on the Due Date in the related  Due Period and not  received on the business day next preceding the related determination date.

         These Advances are required to be made on mortgage loans  included in the trust  established  for any series only to the extent they are deemed by the master  servicer to be recoverable  from related late collections,  Insurance Proceeds or Liquidation  Proceeds.  Recoverability is determined in the context of existing  outstanding  arrearages,  the current  loan-to-value  ratio and an assessment of the fair market value of the related  mortgaged  property.  The purpose of making these  Advances is to maintain a regular cash flow to the  certificateholders,  rather  than to  guarantee  or insure  against  losses.  The master servicer  will not be  required  to make any  Advances  with  respect to  reductions  in the amount of the monthly  payments on the mortgage  loans due to Debt Service  Reductions or the  application of the Relief
Act or similar  legislation  or  regulations.  Any  failure by the master  servicer  to make an Advance as required  under the pooling and  servicing  agreement  for any series will  constitute an event of default thereunder,  in which case the  trustee,  as  successor  master  servicer,  will be  obligated to make any
Advance, in accordance with the terms of the pooling and servicing agreement for that series.

         All  Advances  on  mortgage  loans  included  in the trust  established  for any  series  will be reimbursable to the master servicer on a first priority basis from late  collections,  Insurance  Proceeds and  Liquidation  Proceeds  from the  mortgage  loan as to which the  unreimbursed  Advance  was made.  In addition,  any Advances  previously made which are deemed by the master servicer to be nonrecoverable from related late  collections,  Insurance  Proceeds and  Liquidation  Proceeds may be reimbursed to the master servicer  out of any funds in the  Custodial  Account  with  respect to the  related  loan group  prior to distributions on the offered certificates.

         The pooling and  servicing  agreement  for any series will provide  that the master  servicer may enter into a facility  with any person which  provides  that such person,  or the  advancing  person,  may directly or indirectly  fund Advances  and/or  Servicing  Advances on the mortgage  loans  included in the trust  established for that series,  although no such facility will reduce or otherwise  affect the master servicer's  obligation to fund these  Advances  and/or  Servicing  Advances.  No facility will require the consent of any  certificateholders  or the trustee.  Any Advances  and/or  Servicing  Advances  made by an advancing person would be reimbursed to the advancing  person under the same provisions  pursuant to which reimbursement  would be made to the master servicer if those advances were funded by the master  servicer, but on a  priority  basis in favor of the  advancing  person as  opposed  to the  master  servicer  or any successor  master  servicer,  and  without  being  subject to any right of offset  that the trustee or the trust might have against the master servicer or any successor master servicer.

                               CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

General

         The yield to  maturity  on each class of offered  certificates  of any series  will be  primarily affected by the following factors:

o    the rate and timing of principal  payments on the mortgage  loans in the related loan group or groups
     included  in  the  trust   established  for  that  series,   including   prepayments,   defaults  and
     liquidations, and repurchases due to breaches of representations or warranties;

o    the  allocation  of principal  payments  among the various  classes of offered  certificates  of that series;

o    realized  losses and interest  shortfalls  on the mortgage  loans in the related loan group or groups included in the trust established for that series;

o    the  pass-through  rate on the offered  certificates,  and fluctuations in any index for the mortgage loans or the offered certificates of that series;

o    to the  extent  provided  in any final term sheet for a class of  certificates,  with  respect to any class of certificates  intended to be the beneficiary of a yield maintenance  agreement,  payment, if any, made pursuant to such yield maintenance agreement;

o    if  applicable,  the  allocations  of Net  Deferred  Interest  among the  various  classes of related offered certificates; and

o    the purchase price paid for the offered certificates of that series.

         For  additional  considerations  relating to the yields on the offered  certificates,  see "Yield
Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

Prepayment Considerations

         The yields to maturity and the  aggregate  amount of  distributions  on each class of the offered certificates  of any series will be affected by the rate and timing of principal  payments on the mortgage loans in the related loan group or groups included in the trust  established  for that series.  The yields may be  adversely  affected  by a higher or lower  than  anticipated  rate of  principal  payments  on the mortgage  loans in the related loan group or groups in the trust  established  for that  series.  The rate of principal  payments on the  mortgage  loans will in turn be affected by the  amortization  schedules of the  mortgage  loans,  including  any initial  interest  only  periods,  the rate and timing of  mortgagor prepayments  on the mortgage  loans,  liquidations  of defaulted  mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

         The timing of changes in the rate of  prepayments,  liquidations  and  purchases  of the  related mortgage loans may significantly  affect the yield to an investor in that series of certificates,  even if the  average  rate  of  principal  payments  experienced  over  time  is  consistent  with  an  investor's expectation.  In  addition,  the rate of  prepayments  of the  related  mortgage  loans and the  yields to investors on the related certificates may be affected by refinancing  programs,  which may include general or targeted  solicitations,  as described  under "Maturity and Prepayment  Considerations"  in the related base  prospectus.  Since the rate and timing of principal  payments on the  mortgage  loans will depend on future events and on a variety of factors,  as described in this term sheet  supplement and in the related base prospectus under "Yield  Considerations" and "Maturity and Prepayment  Considerations",  no assurance can be given as to the rate or the timing of principal  payments on the offered  certificates.  The yields to maturity and rate of timing of  principal  payments on the offered  certificates  will only be affected by the rate and timing of  payments on the  mortgage  loans in the related  loan group,  except  under the limited circumstances described in this term sheet supplement.

         The mortgage  loans may be prepaid by the  mortgagors at any time;  provided,  however,  that the mortgage loans may impose a prepayment  charge for partial  prepayments  and full  prepayments,  which may have a substantial  effect on the rate of prepayment of those  mortgage  loans.  See  "Description  of the
Mortgage  Pool—General"  in this term  sheet  supplement.  Unless  otherwise  specified  in the final term sheet, the prepayment charges will not be available for distribution on the offered certificates.

         To the  extent  set forth in any final term  sheet for a class of  certificates,  all  prepayment charges  collected  with  respect  to the  mortgage  loans  will  be  paid to the  holders  of a class  of certificates,  if any,  entitled to  prepayment  charges.  In any event,  prepayment  charges  will not be available for  distribution on any other offered  certificates.  The amount  available for distribution to the holders of the a class of  certificates  entitled to prepayment  charges on any  distribution  date in respect of  prepayment  charges is  determined  by the amount of  prepayment  charges  collected  from the mortgagors in connection  with principal  prepayments  on the mortgage loans during the prepayment  period applicable to such  distribution  date.  Generally,  each prepayment  charge is only applicable to certain prepayments  on a mortgage  loan and only remains  applicable  with respect to such  mortgage loan for the limited  time  periods  specified  in the  terms  of  such  mortgage  loan.  In  addition,  under  certain instances,  the master  servicer may waive the payment of the  prepayment  charges.  The yield to maturity on a class of  certificates  entitled to prepayment  charges will depend on the rate and timing of receipt of  prepayment  charges on the mortgage  loans,  which are  difficult  to predict and which may  fluctuate significantly  over time.  Investors  should  conduct  their own analysis of the effect,  if any, that the rate and timing of payment of prepayment  charges may have on the  performance of a class of  certificates entitled to those charges.  Further,  some state laws restrict the  imposition of prepayment  charges even when the mortgage  loans  expressly  provide for the  collection  of those  charges.  It is possible  that prepayment  charges  and late fees may not be  collected  even on  mortgage  loans  that  provide  for the payment of these  charges.  In that event,  these  amounts will not be available for  distribution  on the class of  certificates  entitled to prepayment  charges.  See "Certain Legal Aspects of Mortgage Loans and
Contracts—Default Interest and Limitations on Prepayments"  in the related base prospectus.

         Prepayments,  liquidations  and purchases of the mortgage loans,  together with payments from the
Final  Maturity  Reserve  Account,  will  result  in  distributions  to  holders  of the  related  offered certificates  of principal  amounts which would  otherwise be distributed  over the remaining terms of the mortgage  loans in the related  mortgage  pool.  Factors  affecting  prepayment,  including  defaults  and
liquidations,   of  mortgage  loans  include  changes  in  mortgagors'   housing  needs,   job  transfers,
unemployment,  mortgagors' net equity in the mortgaged  properties,  changes in the value of the mortgaged properties,  mortgage  market interest  rates,  solicitations  and servicing  decisions.  In addition,  if prevailing  mortgage rates fell significantly  below the mortgage rates on the related mortgage loans, the rate of prepayments,  including  refinancings,  would be expected to increase.  Conversely,  if prevailing mortgage rates rose  significantly  above the mortgage rates on the related  mortgage  loans,  the rate of prepayments on the related mortgage loans would be expected to decrease.

         The rate of defaults  on the  mortgage  loans will also  affect the rate and timing of  principal payments on the  mortgage  loans.  In  general,  defaults  on  mortgage  loans are  expected to occur with greater  frequency in their early years. As a result of the program  criteria and  underwriting  standards applicable to the mortgage loans,  the mortgage loans may experience  rates of  delinquency,  foreclosure, bankruptcy  and loss that are higher than those  experienced  by mortgage loans that satisfy the standards applied by Fannie Mae and Freddie Mac first mortgage loan purchase  programs,  or by  Residential  Funding for the purpose of acquiring  mortgage loans to  collateralize  securities  issued by Residential  Funding
Mortgage  Securities  I, Inc.  For  example,  the rate of default on  mortgage  loans that are  secured by non-owner  occupied  properties,  mortgage  loans made to  borrowers  whose  income is not  required to be provided or verified,  mortgage  loans made to borrowers  with high  debt-to-income  ratios,  and mortgage loans with high LTV ratios,  may be higher than for other types of mortgage  loans.  See  "Description  of the  Mortgage  Pool—The  Program"  in this term  sheet  supplement.  Furthermore,  the rate and  timing of prepayments,  defaults and  liquidations  on the mortgage  loans will be affected by the general  economic condition of the region of the country in which the related  mortgaged  properties  are located.  The risk of  delinquencies  and  loss is  greater  and  prepayments  are less  likely  in  regions  where a weak or deteriorating  economy  exists,  as may be evidenced by, among other factors,  increasing  unemployment or falling property values.  See "Maturity and Prepayment Considerations" in the related base prospectus.

         The  negative   amortization  feature  of  the  mortgage  loans  may  affect  the  yield  on  the certificates.  As a result of the negative  amortization of the mortgage loans, the outstanding  principal balance of a mortgage  loan will  increase by the amount of  Deferred  Interest.  During  periods in which the  outstanding  principal  balance of a mortgage  loan is  increasing  due to the  addition  of Deferred
Interest,  the increasing  principal  balance of the mortgage loan may approach or exceed the value of the related  mortgaged  property,  thus increasing both the likelihood of defaults and the risk of loss on any mortgage  loan that is required  to be  liquidated.  Furthermore,  each  mortgage  loan  provides  for the payment of any  remaining  unamortized  principal  balance of such  mortgage  loan (due to the addition of
Deferred  Interest,  if any, to the  principal  balance of the mortgage  loan) in a single  payment at the maturity of the mortgage  loan.  Because the mortgagors may be so required to make a larger single payment upon  maturity,  it is possible that the default risk  associated  with the mortgage loans is greater than that  associated  with fully  amortizing  mortgage  loans.  The rate of Deferred  Interest on the mortgage loans  will also  affect the rate of  principal  distributions  on the  certificates  because  unscheduled principal  collections on the mortgage  loans will be applied to cover  Deferred  Interest on the mortgage loans.

         The rate and timing of principal  prepayments  relative to the rate and timing of the creation of
Deferred  Interest  on the  mortgage  loans  will also  affect the yields to  maturity  on the  classes of certificates.  To the extent that there is Net  Deferred  Interest,  it will be  allocated as described in the final term sheet for a class of  certificates.  Any allocation of Net Deferred  Interest to a class of certificates or  interest-bearing  component of a class of certificates will reduce the amount of interest distributable  on that class or component.  To the extent described in the final term sheet for a class of certificates,  interest  will  thereafter  accrue on the Net  Deferred  Interest  so  allocated,  and,  if provided  in any final  term sheet for a class of  certificates,  may  increase  the  related  Certificate
Principal  Balance of a class of  certificates,  increasing  the weighted  average life of the  applicable class of  certificates.  Any increase in the weighted average life of the applicable class of certificates may increase the risk that Realized Losses will be allocated to those classes of  certificates.  If and to the  extent  described  in any final term sheet for a class of  certificates,  the amount of the  Deferred
Interest  on the  mortgage  loans may be offset by using full and  partial  principal  prepayments  on the mortgage loans to make  distributions of current interest on the certificates.  On any distribution  date, to the extent  that the  aggregate  Deferred  Interest  on the  mortgage  loans as of the related due date exceeds the  unscheduled  principal  collections,  such excess  amounts will be deducted from the interest payable on the  certificates and thereby cause a delay in the payment of Accrued  Certificate  Interest on the classes of certificates to which the Net Deferred Interest is allocated.

         The mortgage loans typically are assumable under some  circumstances  if, in the sole judgment of the master servicer or the applicable  subservicer,  the prospective  purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

         Most of the mortgage loans contain  due-on-sale  clauses.  The terms of the pooling and servicing agreement for any series  generally  require the master servicer or any  subservicer,  as the case may be, to enforce  any  due-on-sale  clause to the extent it has  knowledge  of the  conveyance  or the  proposed conveyance of the underlying  mortgaged  property and to the extent  permitted by applicable  law,  except that any  enforcement  action  that would  impair or  threaten  to impair any  recovery  under any related insurance policy will not be required or permitted.

Allocation of Principal Payments

         The yields to  maturity  of the  offered  certificates  may be  affected to the extent any Excess
Cash Flow is used to  accelerate  payments of principal  on the offered  certificates.  In  addition,  the amount of any  Overcollateralization  Increase Amount paid to the offered certificates on any payment date will be affected by, among other  things,  the level of  delinquencies  and losses on the mortgage  loans, the level of the index that is used to determine the  pass-through  rate on certificates  and the level of the indices on the mortgage loans.

         Certificates  with  Subordination  Features:  The  yield  to  maturity  on the  class  of Class M
Certificates  or Class B  Certificates,  if any, then  outstanding  with a Certificate  Principal  Balance greater than zero with the lowest payment  priority will be extremely  sensitive to losses on the mortgage loans included in the trust  established  for that series and the timing of those losses  because  certain amounts  of  losses  that  are  covered  by  subordination  will be  allocated  to that  class  of Class M
Certificates  or Class B Certificates.  After the Credit Support  Depletion Date, the yield to maturity of any class of Senior  Support  Certificates  will be extremely  sensitive to losses on the mortgage  loans, and the timing  thereof,  because  certain  losses that would be allocable to the related class or classes of  Super  Senior  Certificates  will  be  allocated  to  related  class  or  classes  of  Senior  Support
Certificates.

Realized Losses and Interest Shortfalls

         The  yield to  maturity  and the  aggregate  amount of  distributions  on each  class of  offered certificates  will be affected  by the timing of borrower  defaults  resulting  in Realized  Losses on the related  mortgage  loans,  to the extent such losses are not covered by credit  support in the form of the
Excess  Cash  Flow,  overcollateralization  or  subordination  provided  to  any  class  of  Super  Senior
Certificates  by a class of related Senior Support  Certificates,  the Class A Certificates by the Class M
Certificates and the Class B Certificates,  if any, and, with respect to any Class M Certificates,  by any
Class M Certificates with a lower payment priority and the Class B Certificates,  if any. Furthermore,  as
described in this term sheet  supplement,  the timing of receipt of principal  and interest by the offered certificates  may be adversely  affected by losses or delinquencies on the related mortgage loans if those losses or delinquencies result in a change in the Required Overcollateralization Amount.

         The amount of interest  otherwise  payable to holders of the offered  certificates  of any series will be reduced by any interest  shortfalls  on the mortgage  loans with respect to the related loan group or groups  included in the trust  established  for that  series to the extent not covered by the  Eligible
Master  Servicing  Compensation  and  Excess  Cash  Flow,  in each case as  described  in this term  sheet supplement.  These  shortfalls  will not be offset by a reduction  in the  servicing  fees  payable to the master  servicer  or  otherwise,  except as  described  in this term  sheet  supplement  with  respect  to
Prepayment  Interest  Shortfalls.  Prepayment  Interest Shortfalls will only be covered by Eligible Master
Servicing  Compensation  and Excess  Cash Flow to the  extent  described  in this term  sheet  supplement.
Relief Act Shortfalls  allocated to the offered  certificates on a distribution  date will only be covered to the extent of Excess Cash Flow available  therefor on that  distribution  date in the manner  described under  "Description  of  the  Certificates—  Excess  Cash  Flow  and  Overcollateralization."  Relief  Act
Shortfalls  will not  carry  forward  or be paid on other  distribution  dates.  See  "Description  of the
Certificates—Interest  Distributions"  in  this  term  sheet  supplement  for  a  discussion  of  possible shortfalls in the collection of interest.

         The  recording  of  mortgages  in the name of MERS is a  relatively  new practice in the mortgage lending  industry.  While the depositor  expects that the master servicer or applicable  subservicer  will be able to commence foreclosure  proceedings on the mortgaged properties,  when necessary and appropriate, public  recording  officers  and others in the  mortgage  industry,  however,  may have  limited,  if any, experience  with lenders  seeking to foreclose  mortgages,  assignments of which are registered with MERS.
Accordingly,   delays  and  additional  costs  in  commencing,   prosecuting  and  completing  foreclosure
proceedings,  defending  litigation  commenced by third parties and  conducting  foreclosure  sales of the mortgaged  properties  could result.  Those delays and additional costs with respect to the mortgage loans included in the trust  established  for any series  could in turn delay the  distribution  of  liquidation proceeds to the  certificateholders  of that series and  increase  the amount of Realized  Losses on those mortgage  loans.  In  addition,  if, as a result of MERS  discontinuing  or  becoming  unable to  continue operations  in  connection  with the MERS®  System,  it  becomes  necessary  to remove any  mortgage  loan included in the trust  established  for any series from  registration  on the MERS®  System and to arrange for the  assignment  of the  related  mortgages  to the  trustee,  then  any  related  expenses  shall  be reimbursable by the trust for that series to the master  servicer,  which will reduce the amount available to pay principal of and interest on the  outstanding  class or classes of certificates of that series with a Certificate  Principal  Balance  greater than zero with the lowest  payment  priorities.  For additional information  regarding  the  recording of mortgages in the name of MERS see  "Description  of the Mortgage
Pool—General" in this term sheet supplement and  "Description of the  Certificates—Assignment  of Mortgage
Loans" in the related base prospectus.

Pass-Through Rates

         The yields to  maturity  on the  offered  certificates  will be  affected  by their  pass-through rates.  Any class of Adjustable Rate  Certificates  may not always receive interest at a rate equal to the applicable index plus the related margin.  In addition,  if a class of offered  certificates is subject to a cap  based on the  related  Net WAC Cap  Rate,  and if the  related  Net WAC Cap  Rate is less  than the applicable  index  plus the  related  margin,  the  pass-through  rate on that  class of  Adjustable  Rate
Certificates  will be limited to the related Net WAC Cap Rate.  Thus, the yield to investors in a class of
Adjustable Rate  Certificates  will be sensitive to fluctuations in the level of the applicable  index and will be  adversely  affected  by the  application  of the  related  Net WAC Cap Rate cap.  Therefore,  the prepayment of the mortgage  loans with higher  mortgage rates may result in a lower  pass-through  rate on the related Adjustable Rate Certificates.

         Investors  in the  Adjustable  Rate  Certificates  should be aware that the  mortgage  loans have adjustable  interest rates, in most cases after an initial fixed rate period,  but their monthly  payments and  amortization  schedules  adjust annually and are subject to maximum  interest rates and payment caps.
Consequently,  the interest  that  becomes due on the mortgage  loans during the related Due Period may be less than  interest  that would  accrue on the related  Adjustable  Rate  Certificates  at the rate of the applicable  index plus the related  margin.  In a rising  interest rate  environment,  the Adjustable Rate
Certificates  may receive  interest at the related Net WAC Cap Rate for a  protracted  period of time.  In addition,  in this  situation,  there would be little or no Excess Cash Flow to cover losses and to create additional  overcollateralization.  Moreover, because the initial mortgage rates on the mortgage loans may be lower than the  related  minimum  mortgage  rates,  and will remain  fixed for the  initial  fixed rate period,  the related Net WAC Cap Rate may  initially be less than it will be once the mortgage  loans have all  adjusted to their  fully-indexed  rate.  Therefore,  prior to the month in which all of the  mortgage loans have adjusted to their  fully-indexed  rate, there may be a greater risk that the Pass-Through  Rate on any  class of  Adjustable  Rate  Certificates  may be  limited  by the  related  Net WAC Cap  Rate.  In addition,  the pass-through  rates on any class of Adjustable Rate Certificates may be subject to a cap as set forth in the final term sheet for such class of certificates.

         To the  extent  the  related  Net WAC Cap  Rate is paid on any  class  of the  certificates,  the difference  between the related Net WAC Cap Rate and the pass-through  rate on such  certificates (but not more than any cap as set forth in the final  term  sheet for such class of  certificates),  will  create a basis risk  shortfall  that will carry forward with interest  thereon.  These basis risk  shortfalls  will only be  payable  from  Excess  Cash  Flow or,  if  applicable,  a yield  maintenance  agreement  or other derivative  instrument,  and, in any event,  may remain  unpaid on the  Optional  Termination  Date or the applicable final distribution date.

Class X Certificate Yield Considerations

         The pre-tax  yield on the Class X  Certificates,  if any, will be sensitive to both the timing of receipt of prepayments  and the overall rate of principal  prepayments  and defaults on the mortgage loans included in the related loan group,  which rate may fluctuate  significantly  over time.  Investors in the
Class X  Certificates  should  fully  consider the risk that a rapid rate of  prepayments  on the mortgage loans  included in the related loan group could result in the failure of those  investors to fully recover their investments.

         Investors in the Class X Certificates  should note that increases in any index  applicable to any cap on the rate  payable to the Class X  Certificates,  or to any index  applicable  to any other class of certificates to which the  pass-through  rate on the Class X Certificates is related,  may have a material negative  effect on the yield on the Class X  Certificates  and may  reduce  the yield to zero even if the prepayments on the mortgage loans are consistent with the investors expectations as to prepayment rates.

Purchase Price

         In  addition,  the yield to maturity on each class of the  offered  certificates  will depend on, among  other  things,  the  price  paid  by the  holders  of the  offered  certificates  and  the  related pass-through  rate.  The extent to which the yield to maturity of an offered  certificate  is sensitive to prepayments  will depend,  in part, upon the degree to which it is purchased at a discount or premium.  In general,  if a class of  offered  certificates  is  purchased  at a premium  and  principal  distributions thereon  occur at a rate faster than  assumed at the time of  purchase,  the  investor's  actual  yield to maturity  will be lower  than  anticipated  at the time of  purchase.  Conversely,  if a class of  offered certificates  is purchased at a discount and principal  distributions  thereon occur at a rate slower than assumed at the time of purchase,  the investor's  actual yield to maturity will be lower than  anticipated at the time of purchase.

Assumed Final Distribution Date

         The assumed final  distribution date with respect to each class of the offered  certificates will be  specified  in the final  term  sheet  for a class of  certificates  or in the  pooling  and  servicing agreement for that series.  If so specified in the  prospectus  supplement  for a series of  certificates, amounts  deposited in the Final Maturity  Reserve Account will be sufficient to retire the certificates on the  assumed  final  distribution  date even  though the  outstanding  Stated  Principal  Balances  of the mortgage  loans having  original  terms to maturity in excess of 30 years may not have not been reduced to zero on the  assumed  final  distribution  date.  No  event  of  default,  change  in the  priorities  for distribution  among the various  classes or other  provisions  under the pooling and  servicing  agreement will  arise or become  applicable  solely  by reason of the  failure  to  retire  the  entire  Certificate
Principal Balance of any class of certificates on or before its assumed final distribution date.

Weighted Average Life

         Weighted  average  life  refers to the  average  amount of time that will elapse from the date of issuance  of a  security  to the date of  distribution  to the  investor  of each  dollar  distributed  in reduction of principal of the  security.  The weighted  average life of the offered  certificates  will be influenced by, among other things,  the rate at which  principal of the mortgage loans is paid,  which may be in the form of scheduled amortization, prepayments or liquidations.

         Prepayments on mortgage loans are commonly measured  relative to a prepayment  standard or model.
For example,  CPR,  represents a constant rate of prepayment  each month relative to the then  outstanding principal  balance of a pool of mortgage  loans.  CPR does not purport to be a historical  description  of prepayment  experience  or a prediction  of the  anticipated  rate of  prepayment  of any pool of mortgage loans,  including  the mortgage  loans in this mortgage  pool.  In addition,  it is very unlikely that the mortgage  loans will prepay at a constant  level of CPR until  maturity or that all of the mortgage  loans will prepay at the same level of CPR.  Moreover,  the diverse  remaining  terms to maturity  and  mortgage rates of the  mortgage  loans in the  related  mortgage  pool  could  produce  slower or faster  principal distributions  than indicated at the various  constant  percentages  of CPR, even if the weighted  average remaining  term to maturity  and weighted  average  mortgage  rate of the  mortgage  loans are as assumed.
Investors are urged to make their  investment  decisions  based on their  determination  as to anticipated rates of  prepayment  on the mortgage  loans in the related loan group under a variety of  scenarios.  Any difference between the assumptions and the actual  characteristics  and performance of the mortgage loans, or actual  prepayment or loss  experience,  will affect the percentages of initial  Certificate  Principal
Balances outstanding over time and the weighted average lives of the classes of offered certificates.

Additional Yield Considerations Applicable Solely to the Residual Certificates

         The  after-tax  rate of return on the  Residual  Certificates  of any series will  reflect  their pre-tax  rate  of  return,  reduced  by the  taxes  required  to be  paid  with  respect  to the  Residual
Certificates  of that  series.  Holders of Residual  Certificates  of any series may have tax  liabilities with  respect to their  Residual  Certificates  during the early  years of the trust for that  series that substantially  exceed any distributions  payable thereon during any such period.  In addition,  holders of
Residual  Certificates of any series may have tax liabilities with respect to their Residual  Certificates the present value of which  substantially  exceeds the present value of distributions  payable thereon and of any tax benefits that may arise with respect  thereto.  Accordingly,  the  after-tax  rate of return on the  Residual  Certificates  of any series may be negative or may  otherwise  be  significantly  adversely affected.  The timing and  amount of taxable  income  attributable  to the  Residual  Certificates  of any series will depend on, among other things,  the timing and amounts of prepayments  and losses  experienced on the mortgage loans in the related loan group.

         The Residual  Certificateholders  of any series are  encouraged  to consult their tax advisors as to the effect of taxes and the  receipt of any  payments  made to those  holders  in  connection  with the purchase of the Residual  Certificates  on after-tax  rates of return on the  Residual  Certificates.  See
"Material  Federal Income Tax Consequences" in this term sheet supplement and "Material Federal Income Tax
Consequences" in the related base prospectus.

                                     POOLING AND SERVICING AGREEMENT

General

         The  certificates  for each  series will be issued  under a series  supplement  for that  series, dated as of the cut-off date for that series,  to the standard  terms of pooling and servicing  agreement, dated as of November 1, 2006,  together  referred to as the  pooling and  servicing  agreement,  among the depositor,  the master servicer,  and Deutsche Bank Trust Company Americas, as trustee.  Reference is made to the related base prospectus for important  information in addition to that described  herein  regarding the terms and  conditions of the pooling and servicing  agreement  and the offered  certificates  for each series.  The offered  certificates  of any series will be  transferable  and  exchangeable at an office of the trustee,  which will serve as  certificate  registrar and paying agent.  The depositor  will provide a prospective  or actual  certificateholder  of any  series  without  charge,  on written  request,  a copy, without  exhibits,  of the pooling and servicing  agreement for that series.  Requests should be addressed to  the  President,  Residential  Accredit  Loans,  Inc.,  8400  Normandale  Lake  Boulevard,  Suite  250,
Minneapolis, Minnesota 55437.

         Under the pooling and servicing  agreement of any series,  transfers of Residual  Certificates of that series are prohibited to any non-United  States person.  Transfers of the Residual  Certificates  are additionally  restricted  as  described  in the pooling  and  servicing  agreement  for that  series.  See
"Material  Federal Income Tax Consequences" in this term sheet supplement and "Material Federal Income Tax
Consequences  —REMICs—Taxation of Owners of REMIC Residual  Certificates—Tax and Restrictions on Transfers
of REMIC Residual  Certificates to Certain  Organizations" and "—Noneconomic REMIC Residual  Certificates"
in the  related  base  prospectus.  In  addition  to the  circumstances  described  in  the  related  base
prospectus,   the  depositor  may  terminate  the  trustee  for  any  series  for  cause  under  specified circumstances.  See "The Pooling and Servicing Agreement—The Trustee" in the related base prospectus.

Custodial Arrangements

         The trustee  will be directed to appoint  Wells Fargo Bank,  N.A.,  to serve as  custodian of the mortgage  loans.  The  custodian  is not an  affiliate  of  the  depositor,  the  master  servicer  or the sponsor.  No servicer will have custodial  responsibility for the mortgage notes.  Residential  Funding is required to deliver only the notes to the  custodian.  The mortgage  notes (and any contents of a mortgage loan file  delivered to the  custodian)  may be  maintained in vaults at the premises of the sponsor or an affiliate  of the  sponsor.  If these  documents  are  maintained  at the  premises  of the  sponsor or an affiliate,  then only the custodian will have access to the vaults,  and a shelving and filing system will segregate the files relating to the mortgage loans from other assets serviced by the sponsor.

         The Master Servicer and Subservicers

         Master  Servicer.  The master  servicer,  an affiliate of the depositor,  will be responsible for master servicing the mortgage loans.  Master servicing responsibilities include:

         o        receiving funds from subservicers,
         o        reconciling servicing activity with respect to the mortgage loans,
         o        calculating remittance amounts to certificateholders,
         o        sending remittances to the trustee for distributions to certificateholders,
         o        investor and tax reporting,
         o        coordinating loan repurchases,
         o        oversight of all servicing activity, including subservicers,
         o        following up with  subservicers  with respect to mortgage  loans that are  delinquent or for which servicing decisions may need to be made,
         o        approval of loss mitigation strategies,
         o        management and  liquidation of mortgaged  properties  acquired by foreclosure or deed in lieu of foreclosure, and
         o        providing  certain  notices  and other  responsibilities  as detailed in the pooling and servicing agreement.

         The master servicer may, from time to time,  outsource certain of its servicing  functions,  such as foreclosure  management,  although any such  outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

         For a general  description  of the master  servicer and its  activities,  see "Sponsor and Master
Servicer" in this term sheet  supplement.  For a general  description  of material  terms  relating to the master  servicer's  removal or  replacement,  see "The Pooling and Servicing  Agreement  Rights Upon Event
of Default" in the related base prospectus.

         Subservicer Responsibilities.  Subservicers are generally responsible for the following duties:

         o        communicating with borrowers;
         o        sending monthly remittance statements to borrowers;
         o        collecting payments from borrowers;
         o        recommending  a loss  mitigation  strategy  for  borrowers  who have  defaulted on their loans  (i.e. repayment plan, modification, foreclosure, etc.);
         o        accurate and timely  accounting,  reporting and remittance of the principal and interest portions of monthly  installment  payments  to the master  servicer,  together  with any other sums paid by borrowers that are required to be remitted;
         o        accurate and timely accounting and  administration  of escrow and impound  accounts,  if applicable;
         o        accurate and timely reporting of negative amortization amounts, if any;
         o        paying escrows for borrowers, if applicable;
         o        calculating and reporting payoffs and liquidations;
         o        maintaining an individual file for each loan; and
         o        maintaining  primary  mortgage  insurance  commitments or certificates if required,  and filing any primary mortgage insurance claims.

         Homecomings  Financial,   LLC.  The  subservicing  agreement  between  the  Master  Servicer  and
Homecomings  provides  that  Homecomings  will  provide all of the  services  described  in the  preceding paragraph.  Homecomings is a Delaware  limited  liability  company and has been  servicing  mortgage loans secured  by  first  liens on  one-to  four-family  residential  properties  since  1996.  Homecomings  was incorporated  as a wholly-owned  subsidiary of  Residential  Funding  Company,  LLC in 1995 to service and originate mortgage loans. In 1996,  Homecomings  acquired American Custody  Corporation to begin servicing subprime  mortgage  loans,  and in 1999  Homecomings  acquired  Capstead Inc. to focus on servicing  prime loans such as the mortgage loans described herein.  After Capstead Inc. was acquired,  Homecomings'  total servicing  portfolio was 164,000 loans with an aggregate  principal  balance of $25 billion with 20% being subprime.  The three servicing  locations were integrated  onto one servicing  system/platform  by the end of 2001  becoming one of the first  servicing  operations  to service all loan  products on one  servicing system.  The  operations  of each  of the  acquired  companies  have  been  integrated  into  Homecomings'
servicing  operations.  Approximately  85% of the mortgage loans currently  master serviced by Residential
Funding  Company,  LLC are  subserviced  by  Homecomings.  As of December 31, 2005,  Homecomings  serviced approximately  782,000 mortgage loans with an aggregate  principal balance of approximately  $104 billion.
In  addition  to  servicing  mortgage  loans  secured by first  liens on  one-to-four  family  residential properties,  Homecomings  services  mortgage  loans  secured by more junior  second  liens on  residential properties,  and mortgage loans made to borrowers with imperfect credit  histories,  and subprime mortgage loans.  Homecomings also performs special servicing  functions where the servicing  responsibilities  with respect  to  delinquent  mortgage  loans  that have been  serviced  by third  parties  is  transferred  to
Homecomings.  Homecomings'  servicing  activities  have  included  the  activities  specified  above under
"—Subservicer responsibilities".

         Homecomings  may, from time to time,  outsource  certain of its subservicing  functions,  such as contacting  delinquent  borrowers,  property  tax  administration  and  hazard  insurance  administration, although any such outsourcing will not relieve  Homecomings of any of its  responsibilities or liabilities as a  subservicer.  If  Homecomings  engages any  subservicer  to  subservice  10% or more of the mortgage loans, or any subservicer  performs the types of services requiring  additional  disclosures,  the issuing entity  will file a Report  on Form 8 K  providing  any  required  additional  disclosure  regarding  such subservicer.

         The  following  table sets forth the aggregate  principal  amount of mortgage  loans  serviced by
Homecomings  for the past five years and for the nine months ended  September  30, 2006.  The  percentages shown under  "Percentage  Change  from Prior  Year" for years 2001  through  2005  represent  the ratio of
(a) the difference between the current and prior year volume over (b) the prior year volume.

                                     Homecomings Servicing Portfolio

First Lien Mortgage Loans

     Volume by                                                                                          Nine Months
 Principal Balance         2001            2002            2003            2004            2005        Ended 9/30/06
Prime Mortgages(1)    $25,532,458,680 $27,343,774,000 $29,954,139,212 $31,943,811,060 $44,570,851,126 $62,280,580,024
Non-Prime             $17,039,860,699 $27,384,763,000 $39,586,900,679 $44,918,413,591 $52,102,835,214 $51,061,276,702
Mortgages(2)
Total                 $42,572,319,379 $54,728,537,000 $69,541,039,891 $76,862,224,651 $96,673,686,340 $113,341,856,726
Prime Mortgages(1)            59.97%          49.96%          43.07%          41.56%          46.10%           54.95%
Non-Prime                     40.03%          50.04%          56.93%          58.44%          53.90%           45.05%
Mortgages(2)
Total                        100.00%         100.00%         100.00%         100.00%         100.00%          100.00%
Percentage Change
from Prior Year(3)
Prime Mortgages(1)           (6.30)%           7.09%           9.55%           6.64%          39.53%                -
Non-Prime                     56.49%          60.71%          44.56%          13.47%          15.99%                -
Mortgages(2)
Total                         11.62%          28.55%          27.07%          10.53%          25.78%                -

Junior Lien Mortgage Loans

      Volume by                                                                                        Nine Months
  Principal Balance        2001            2002            2003             2004           2005       Ended 9/30/06
Prime Mortgages(1)     $8,024,136,313 $7,627,424,000   $7,402,626,296  $7,569,300,685  $7,442,264,087 $10,773,578,512
Non-Prime                          -               -                -               -              -               -
Mortgages(2)
Total                  $8,024,136,313 $7,627,424,000   $7,402,626,296  $7,569,300,685  $7,442,264,087 $10,773,578,512
Prime Mortgages(1)           100.00%         100.00%          100.00%         100.00%        100.00%         100.00%
Non-Prime                      0.00%           0.00%            0.00%           0.00%          0.00%           0.00%
Mortgages(2)
Total                        100.00%         100.00%          100.00%         100.00%        100.00%         100.00%
Percentage Change
from Prior Year(3)
Prime Mortgages(1)               N/A         (4.94)%          (2.95)%           2.25%        (1.68)%               -
Non-Prime                        N/A               -                -               -              -               -
Mortgages(2)
Total                            N/A         (4.94)%          (2.95)%           2.25%        (1.68)%               -

First Lien Mortgage Loans

      Volume by                                                                                         Nine Months
   Number of Loans             2001            2002            2003             2004           2005    Ended 9/30/06
Prime Mortgages(1)            133,632         125,209          143,645         150,297        187,773        237,510
Non-Prime Mortgages(2)        168,185         257,077          341,190         373,473        394,776        375,368
Total                         301,817         382,286          484,835         523,770        582,549        612,878
Prime Mortgages(1)             44.28%          32.75%           29.63%          28.70%         32.23%         38.75%
Non-Prime Mortgages(2)         55.72%          67.25%           70.37%          71.30%         67.77%         61.25%
Total                         100.00%         100.00%          100.00%         100.00%        100.00%        100.00%

Percentage Change
from Prior Year(3)
Prime Mortgages(1)            (9.85)%         (6.30)%           14.72%           4.63%         24.93%              -
Non-Prime Mortgages(2)         38.47%          52.85%           32.72%           9.46%          5.70%              -
Total                          11.91%          26.66%           26.83%           8.03%         11.22%              -

Junior Lien Mortgage Loans

      Volume by                                                                                         Nine Months
   Number of Loans          2001            2002            2003             2004           2005       Ended 9/30/06
Prime Mortgages(1)            228,946         217,031          211,585         210,778        199,600        259,206
Non-Prime Mortgages(2)              -               -                -               -              -              -
Total                         228,946         217,031          211,585         210,778        199,600        259,206
Prime Mortgages(1)            100.00%         100.00%          100.00%         100.00%        100.00%        100.00%
Non-Prime Mortgages(2)          0.00%           0.00%            0.00%           0.00%          0.00%          0.00%
Total                         100.00%         100.00%          100.00%         100.00%        100.00%        100.00%
Percentage Change
from Prior Year(3)
Prime Mortgages(1)                N/A         (5.20)%          (2.51)%         (0.38)%        (5.30)%              -
Non-Prime Mortgages(2)            N/A               -                -               -              -              -
Total                             N/A         (5.20)%          (2.51)%         (0.38)%        (5.30)%              -

______________________
(1)      Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home
Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)      Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)      Represents year to year growth or decline as a percentage of the prior year's volume.

Servicing and Other Compensation and Payment of Expenses

         The  servicing  fees for each  mortgage  loan are  payable out of the  interest  payments on that mortgage  loan.  The servicing  fees relating to each mortgage loan will be a per annum  percentage of the outstanding  principal  balance of that  mortgage loan as set forth in the final term sheet for a class of certificates.  The  servicing  fees  consist of (a)  servicing  fees  payable to the  master  servicer  in respect of its master servicing  activities and (b) subservicing  and other related  compensation  payable to the  subservicer,  and such  compensation  paid to the  master  servicer  as the direct  servicer  of a mortgage loan for which there is no subservicer.

         The primary  compensation to be paid to the master servicer for its master  servicing  activities will be its servicing fee equal to a per annum  percentage of the  outstanding  principal  balance of each mortgage  loan.  As described  in the related  base  prospectus,  a  subservicer  is entitled to servicing compensation in a minimum amount equal to a per annum percentage of the outstanding  principal  balance of each  mortgage  loan  serviced  by it. The master  servicer  is  obligated  to pay some  ongoing  expenses associated  with the trust for any series and  incurred  by the master  servicer  in  connection  with its responsibilities  under the related  pooling and  servicing  agreement.  The master  servicing  fee may be reduced if a master  servicer is appointed in certain  circumstances,  but may not be increased.  See "The
Pooling and  Servicing  Agreement—Servicing  Compensation  and Payment of  Expenses"  in the related  base prospectus for information  regarding other possible  compensation to the master servicer and subservicers and for information regarding expenses payable by the master servicer.

     The  following  table  sets forth the fees and  expenses  that are  payable  out of  payments  on the mortgage  loans,  prior to payments of interest  and  principal to the  certificateholders,  except as may otherwise be set forth in any final term sheet for any series:

--------------------------------- ------------------------------------------ -----------------------------
        Description                              Amount                          Receiving Party
--------------------------------- ------------------------------------------ -----------------------------
        Master Servicer Fee        0.05% per annum of the principal  balance       Master Servicer
                                   of each mortgage loan
--------------------------------- ------------------------------------------ -----------------------------
        Subservicer Fee            0.375%   per   annum  of  the   principal       Subservicers
                                   balance of each  mortgage  loan  serviced
                                   by a subservicer
--------------------------------- ------------------------------------------ -----------------------------

In addition,  the master servicer or any applicable  subservicer may recover from payments on the mortgage loans or  withdraw  from  the  Custodial  Account  the  amount  of any  Advances  and  Servicing  Advances previously made, interest and investment income,  foreclosure  profits,  indemnification  payments payable under the pooling and servicing  agreement,  and certain other servicing expenses,  including  foreclosure expenses.

Reports to Certificateholders

         On each  distribution  date for any series, a distribution  date statement will be made available to  each  certificateholder  of  that  series  setting  forth  certain  information  with  respect  to the composition  of the payment  being  made,  the  Certificate  Principal  Balance or  Notional  Amount of an
individual  certificate  following the payment and certain other information  relating to the certificates and the mortgage loans of that series.  The trustee will make the  distribution  date  statement,  and, at its option,  any additional  files  containing the same  information in an alternative  format,  available each month to  certificateholders  of that series and other parties to the pooling and servicing agreement
via  the  trustee's   internet   website.   See  also  "Pooling  and   Servicing   Agreement   Reports  to
Certificateholders"  in the related base prospectus for a more detailed  description of  certificateholder reports.

Voting Rights

         There are  actions  specified  in the  related  base  prospectus  that may be taken by holders of certificates  of any series  evidencing a specified  percentage of all undivided  interests in the related trust and may be taken by holders of  certificates  entitled in the  aggregate to that  percentage  of the voting rights.  All voting rights for any series will be allocated  among all holders of the  certificates of that series as  described  in the pooling and  servicing  agreement  for that  series.  The pooling and servicing  agreement  for any series may be amended  without the  consent of the  holders of the  Residual
Certificates of that series in specified circumstances.

Termination

         The  circumstances  under which the  obligations  created by the pooling and servicing  agreement for any series will  terminate  relating to the offered  certificates  of that series are described  under
"The  Pooling and  Servicing  Agreement  —Termination;  Retirement  of  Certificates"  in the related base prospectus.  The master  servicer will have the option,  on any  distribution  date on which the aggregate
Stated  Principal  Balance of the mortgage loans included in the trust  established for any series is less than 10% of the aggregate  principal  balance of the mortgage loans included in the trust  established for that series as of the cut-off date for that series after  deducting  payments of principal  due during the month of the cut-off date,  either to purchase all remaining  mortgage loans and other assets in the trust for that series,  thereby effecting early retirement of the offered certificates or to purchase,  in whole but not in part,  the  certificates.  Any such  purchase of mortgage  loans and other  assets of the trust for that series shall be made at a price equal to the sum of (a) 100% of the unpaid  principal  balance of each mortgage loan or the fair market value of the related  underlying  mortgaged  properties with respect to defaulted  mortgage  loans as to which title to such  mortgaged  properties  has been  acquired if such fair  market  value  is  less  than  such  unpaid  principal  balance,  net  of any  unreimbursed  Advance attributable  to principal,  as of the date of  repurchase  plus (b) accrued  interest  thereon at the Net
Mortgage  Rate to,  but not  including,  the  first  day of the  month in which  the  repurchase  price is distributed.  The  optional  termination  price  paid by the master  servicer  will also  include  certain amounts owed by  Residential  Funding as seller of the mortgage  loans  included in the trust  established for that  series,  under  the  terms of the  agreement  pursuant  to which  Residential  Funding  sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

         Distributions  on the  certificates  of any series relating to any optional  termination  will be paid,  first,  to the Class A  Certificates,  second,  to the Class M  Certificates  in the order of their payment  priority  third,  to the Class B  Certificates,  if any,  and fourth,  except as set forth in the pooling  and  servicing  agreement,  to the  Class  SB  Certificates  and the  Class R  Certificates.  The
proceeds of any such  distribution  may not be sufficient  to distribute  the full amount to each class of certificates  of that  series  if the  purchase  price is based  in part on the fair  market  value of the underlying  mortgaged  property  and the fair  market  value is less  than  100% of the  unpaid  principal balance of the related  mortgage loan. Any such purchase of the offered  certificates  as discussed  above will be made at a price  equal to 100% of the  aggregate  Certificate  Principal  Balance  of the  offered certificates  plus the Accrued  Certificate  Interest  thereon,  for the  immediately  preceding  Interest
Accrual Period at the  then-applicable  pass-through  rate and any previously  unpaid Accrued  Certificate
Interest.  Promptly  after the purchase of such  certificates  of any series,  the master  servicer  shall terminate  the trust for that series in  accordance  with the terms of the related  pooling and  servicing agreement.

         Upon  presentation  and surrender of the offered  certificates in connection with the termination of the trust or a purchase of  certificates  for any series under the  circumstances  described in the two preceding  paragraphs,  the holders of the offered certificates of that series will be entitled to receive an amount  equal to the  Certificate  Principal  Balance of that class plus Accrued  Certificate  Interest thereon for the immediately  preceding Interest Accrual Period at the  then-applicable  pass-through rate, plus any  previously  unpaid Accrued  Certificate  Interest and any Prepayment  Interest  Shortfalls.  The
offered  certificates  will not,  however,  receive the amount of any Basis Risk  Shortfall  or Basis Risk
Shortfall  Carry Forward Amount in connection  with any such purchase of the offered  certificates  by the
master  servicer.   In  addition,   distributions  to  the  holders  of  the  most  subordinate  class  of certificates of that series  outstanding  with a Certificate  Principal  Balance greater than zero will be reduced,  as described in the preceding  paragraph,  in the case of the  termination of the trust for that series resulting from a purchase of all the assets of that trust.

The Trustee and Supplemental Interest Trust Trustee (if any)

         The trustee and  supplemental  interest  trust  trustee,  if any, under the pooling and servicing agreement  (as  described  below),  is a national  banking  association.  It has  served as a trustee  for securities backed by first liens on one- to four-family residential properties.

         Unless an event of default  has  occurred  and is  continuing  under the  pooling  and  servicing agreement,  the trustee and supplemental  interest trust trustee,  if any,will perform only such duties as are  specifically set forth in the pooling and servicing  agreement.  If an event of default occurs and is continuing  under the pooling and  servicing  agreement,  the trustee is required to exercise  such of the rights and powers  vested in it by the  pooling  and  servicing  agreement,  such as either  acting as the master servicer or appointing a successor  master  servicer,  and use the same degree of care and skill in their  exercise as a prudent  investor  would  exercise or use under the  circumstances  in the conduct of such  investor's  own affairs.  Subject to certain  qualifications  specified in the pooling and servicing agreement,  the trustee will be liable for its own negligent action,  its own negligent failure to act and its own willful misconduct for actions.

         The  trustee's  duties and  responsibilities  under the pooling and servicing  agreement  include collecting  funds from the master  servicer to  distribute to  certificateholders  at the direction of the master servicer,  providing  certificateholders  and applicable rating agencies with monthly  distribution statements  and  notices  of the  occurrence  of a default  under the  pooling  and  servicing  agreement, removing the master  servicer as a result of any such  default,  appointing a successor  master  servicer, and effecting any optional termination of the trust.

         The  master  servicer  will pay to the  trustee  reasonable  compensation  for its  services  and reimburse the trustee for all reasonable  expenses  incurred or made by the trustee in accordance with any of the  provisions of the pooling and servicing  agreement,  except any such expense as may arise from the trustee's  negligence or bad faith.  The master  servicer has also agreed to indemnify the trustee for any losses and expenses  incurred without  negligence or willful  misconduct on the trustee's part arising out of the acceptance and administration of the trust.

         The trustee may resign at any time, in which event the  depositor  will be obligated to appoint a successor  trustee.  The  depositor  may also remove the  trustee if the trustee  ceases to be eligible to continue as trustee under the pooling and servicing  agreement or if the trustee becomes  insolvent.  Upon becoming aware of those  circumstances,  the depositor  will be obligated to appoint a successor  trustee.
The trustee may also be removed at any time by the holders of  certificates  evidencing  not less than 51%
of the  aggregate  voting  rights in the  related  trust.  Any  resignation  or removal of the trustee and appointment of a successor  trustee will not become  effective until  acceptance of the appointment by the successor trustee.

         Any costs associated with removing and replacing a trustee will be paid by the master servicer.

                                            LEGAL PROCEEDINGS

         There  are no  material  pending  legal or other  proceedings  involving  the  mortgage  loans or
Residential  Funding Company,  LLC, as sponsor and master servicer,  Residential  Accredit Loans,  Inc. as depositor, the trust as the issuing entity, or Homecomings,  as subservicer,  that, individually or in the aggregate, would have a material adverse impact on investors in these certificates.

         Residential  Funding and Homecomings are currently parties to various legal  proceedings  arising from  time to time in the  ordinary  course  of  their  businesses,  some of  which  purport  to be  class actions.  Based  on  information  currently  available,  it is the  opinion  of  Residential  Funding  and
Homecomings that the eventual outcome of any currently  pending legal  proceeding,  individually or in the aggregate,  will not have a material  adverse  effect on their  ability to perform  their  obligations  in relation to the  mortgage  loans.  No  assurance,  however,  can be given that the final  outcome of these legal  proceedings,  if unfavorable,  either  individually or in the aggregate,  would not have a material adverse  impact on  Residential  Funding or  Homecomings.  Any such  unfavorable  outcome could  adversely affect the ability of Residential  Funding  Company,  LLC or  Homecomings to perform its servicing  duties with respect to the mortgage loans and  potentially  lead to the  replacement  of  Residential  Funding or
Homecomings with a successor servicer.

                                 MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Upon the  issuance  of the  certificates,  Orrick,  Herrington  & Sutcliffe  LLP,  counsel to the depositor,  will render an opinion to the effect that,  assuming  compliance  with all  provisions  of the pooling and  servicing  agreement,  for  federal  income tax  purposes,  the trust,  exclusive  of a yield maintenance  agreement,  if any, final maturity  reserve account or other derivative  instrument,  if any, will qualify as one or more REMICs under the Internal Revenue Code.

         For federal income tax purposes:

              o   the Class R  Certificates  collectively  will  represent  ownership of the sole class of
                  "residual interests" in each of the REMICs; and

              o   each  class of  offered  certificates  and the  Class  SB  Certificates  will  represent ownership  of  "regular  interests"  in a  REMIC,  will  generally  be  treated  as debt instruments of that REMIC and will also  represent the right to receive  payments from a reserve  fund,  which  consists of certain  distributions  from Excess Cash Flow and, if applicable, payments under the yield maintenance agreement.

         See "Material Federal Income Tax Consequences—REMICs" in the related base prospectus.

         For federal income tax purposes,  the offered  certificates  may be treated as having been issued with original issue  discount.  The  prepayment  assumption  that will be used in determining  the rate of accrual of original issue discount,  market discount and premium,  if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any  determination  the mortgage loans will prepay at a rate equal to 100% of the prepayment  assumption  used to price the offered  certificates.  No representation  is made that the  mortgage  loans  will  prepay at that  rate or at any  other  rate.  See
"Material  Federal  Income Tax  Consequences—General"  and  "—REMICs—Taxation  of Owners of REMIC  Regular
Certificates—Original Issue Discount" in the related base prospectus.

         The holders of the offered  certificates  will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

         If the method for computing  original  issue  discount  described in the related base  prospectus results in a negative  amount for any period with respect to a  certificateholder,  the amount of original issue  discount  allocable  to that period  would be zero and the  certificateholder  will be permitted to offset that negative  amount only against future original issue  discount,  if any,  attributable to those certificates.

         In some  circumstances  the OID  regulations  permit the holder of a debt instrument to recognize original  issue discount  under a method that differs from that used by the issuing  entity.  Accordingly, it is possible that the holder of a certificate  may be able to select a method for  recognizing  original issue  discount  that  differs  from  that  used  by the  master  servicer  in  preparing  reports  to the certificateholders and the Internal Revenue Service, or IRS.

         Certain  classes of offered  certificates  may be treated  for  federal  income tax  purposes  as having  been  issued at a premium.  Whether  any holder of one of those  classes of  certificates  will be treated as holding a  certificate  with  amortizable  bond premium will depend on the  certificateholder's purchase  price  and  the  distributions  remaining  to be  made  on the  certificate  at the  time of its acquisition  by the  certificateholder.  The  use of a  zero  prepayment  assumption  may be  required  in calculating  the  amortization  of premium.  Holders of those classes of  certificates  are  encouraged to consult  their tax advisors  regarding  the  possibility  of making an election to amortize  such premium.
See "Material  Federal Income Tax  Consequences—REMICs—Taxation  of Owners of REMIC Regular  Certificates"
and "—Premium" in the related base prospectus.

         The IRS has issued the OID Regulations  under sections 1271 to 1275 of the Internal  Revenue Code generally  addressing the treatment of debt  instruments  issued with original issue discount.  Purchasers of the offered  certificates  should be aware that Section 1272(a)(6) of the Internal Revenue Code and the
OID  Regulations  do not  adequately  address  some  issues  relevant  to, or  applicable  to,  prepayable securities  bearing an  adjustable  rate of interest such as the offered  certificates.  In the absence of other  authority,  the master servicer  intends to be guided by certain  principles of the OID Regulations applicable  to  adjustable  rate debt  instruments  in  determining  whether such  certificates  should be treated as issued with original  issue  discount and in adapting the  provisions of Section  1272(a)(6) of the  Internal  Revenue  Code to such  certificates  for the  purpose of  preparing  reports  furnished  to certificateholders  and the IRS.  Because  of the  uncertainties  concerning  the  application  of Section
1272(a)(6)  of the  Internal  Revenue  Code to such  certificates  and because the rules  relating to debt instruments  having an  adjustable  rate of interest are limited in their  application  in ways that could preclude  their  application  to such  certificates  even in the  absence  of  Section  1272(a)(6)  of the
Internal  Revenue  Code,  the IRS could  assert that the offered  certificates  should be governed by some other  method not yet set forth in  regulations  or should be treated as having been issued with  original issue  discount.  Prospective  purchasers  of the offered  certificates  are advised to consult  their tax advisors concerning the tax treatment of such certificates.

         Each  holder  of an  offered  certificate  is  deemed to own an  undivided  beneficial  ownership interest in a REMIC regular  interest and a right to receive  payments from a reserve fund with respect to
Basis Risk  Shortfall  Carry  Forward  Amounts.  The reserve fund will consist of a portion of excess cash flow and amounts  received under the interest rate cap  agreements.  The treatment of amounts  received by an offered  certificateholder under such  certificateholder's  right to receive payments under the reserve fund will depend on the portion,  if any, of such offered  certificateholder's  purchase  price  allocable thereto.  Under the REMIC  regulations,  each holder of an offered  certificate must allocate its purchase price  for that  certificate  between  its  undivided  interest  in the  REMIC  regular  interest  and its undivided  interest in the right to receive  certain  payments with respect to Basis Risk Shortfall  Carry
Forward  Amounts  in  accordance  with the  relative  fair  market  values of each  property  right.  Such allocations  will be used for,  among other  things,  purposes of computing any original  issue  discount, market  discount or premium,  as well as for  determining  gain or loss upon  disposition.  It is intended that  certain  payments  made to the  holders  of the  offered  certificates  with  respect  to Basis Risk
Shortfall  Carry  Forward  Amounts be treated as  includible  in income based on, and the  purchase  price allocated to the reserve  fund may be  amortized  in  accordance  with,  the tax  regulations  relating to notional  principal  contracts.  In the case of  non-corporate  holders of the offered  certificates,  the amortization  of the purchase price may be subject to limitations  as an itemized  deduction,  and may not be useable at all if the taxpayer is subject to the alternative  minimum tax.  However,  regulations  have recently been proposed that modify the taxation of notional  principal  contracts that contain  contingent nonperiodic  payments.  As the application of such regulations  (i.e.,  whether they apply, and if so, how they apply) are, at this time,  unclear,  holders of the offered  certificates  should  consult with their own tax advisors  with  respect to the proper  treatment of their  interest in the reserve  fund.  The OID regulations  provide that the trust's  determination  of the issue price of the REMIC regular  interest is binding on all holders  unless the holder  explicitly  discloses on its tax return that its  allocation is different from the trust's allocation.

         Under the REMIC  regulations,  the master  servicer is required to account for the REMIC  regular interest and the right to receive  payments with respect to Basis Risk Shortfall  Carry Forward Amounts as discrete  property  rights.  It is possible that the right to receive payments with respect to the reserve fund  could be  treated as a  partnership  among the  holders  of the  offered  certificates  and Class SB
Certificates,  in which  case  holders  of the  offered  certificates  would  be  subject  to  potentially different  timing  of  income  and  foreign  holders  of the  offered  certificates  could be  subject  to withholding  in  respect of any  payments  with  respect  to the  reserve  fund.  Holders  of the  offered certificates  are advised to consult  their own tax  advisors  regarding  the  allocation  of issue price,
timing,   character  and  source  of  income  and  deductions   resulting  from  the  ownership  of  their
certificates.  Treasury  regulations have been promulgated under Section 1275 of the Internal Revenue Code generally  providing for the integration of a "qualifying  debt  instrument"  with a hedge if the combined cash flows of the  components  are  substantially  equivalent  to the cash  flows on a variable  rate debt instrument.  However,  such regulations  specifically  disallow integration of debt instruments subject to
Section 1272(a)(6) of the Internal Revenue Code.  Therefore,  holders of the offered  certificates will be unable  to use  the  integration  method  provided  for  under  such  regulations  with  respect  to  such certificates.

         To the  extent  that  the  right  to  receive  payments  with  respect  to the  reserve  fund are characterized  as a "notional  principal  contract" for federal  income tax purposes,  upon the sale of an offered  certificate,  the  amount  of the sale  allocated  to the  selling  certificateholder's  right to receive such payments would be considered a "termination  payment" under the notional  principal  contract regulations  allocable to the related certificate.  An offered  certificateholder  would have gain or loss from  such a  termination  of the  right to  receive  payments  equal to (i) any  termination  payment  it received or is deemed to have received  minus (ii) the  unamortized  portion of any amount paid, or deemed paid,  by the  certificateholder  upon  entering  into or  acquiring  its interest in the right to receive payments  under the reserve fund. In addition,  this  calculation  may have to be adjusted if the recently proposed regulations referred to above apply to the right to receive payments from the reserve fund.

         Gain or loss  realized  upon the  termination  of the  right to  receive  certain  payments  with respect to the reserve fund will  generally be treated as capital gain or loss.  Moreover,  in the case of a bank or thrift  institution,  Internal  Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

         This  paragraph  applies to the portion of each  offered  certificate  exclusive of any rights in respect to payments  with  respect to Basis Risk  Shortfall  Carry  Forward  Amounts.  That portion of the offered  certificates  will be  treated as assets  described  in Section  7701(a)(19)(C)  of the  Internal
Revenue Code and "real estate assets" under Section  856(c)(4)(A)  of the Internal  Revenue Code generally in the same  proportion  that the assets of the trust would be so treated.  In  addition,  interest on the offered  certificates,  exclusive of any interest  received  with  respect to Basis Risk  Shortfall  Carry
Forward  Amounts,  will be treated as "interest  on  obligations  secured by  mortgages on real  property"
under  Section  856(c)(3)(B)  of the  Internal  Revenue  Code  generally  to the extent that such  offered certificates  are treated as "real estate  assets"  under  Section  856(c)(4)(A)  of the Internal  Revenue
Code.  Moreover,  the specified portion of the offered  certificates will be "qualified  mortgages" within the meaning of Section  860G(a)(3)  of the  Internal  Revenue  Code.  However,  prospective  investors  in offered  certificates  that will be generally  treated as assets  described in Section  860G(a)(3)  of the
Internal  Revenue  Code  should  note that,  notwithstanding  such  treatment,  any  repurchase  of such a certificate  pursuant to the right of the master  servicer or the  depositor  to  repurchase  such offered certificates  may adversely  affect any REMIC that holds such offered  certificates  if such repurchase is made under  circumstances  giving  rise to a  prohibited  transaction  tax.  See  "Pooling  and  Servicing
Agreement—Termination"    in   this   term   sheet   supplement   and   "Material   Federal   Income   Tax
Consequences—REMICs—Characterization of Investments in REMIC Certificates" in the related base prospectus.

         The holders of the offered  certificates  will be required to include in income interest on their certificates  in  accordance  with the accrual  method of  accounting.  As noted above,  each holder of an offered  certificate  will  be  required  to  allocate  a  portion  of the  purchase  price  paid  for its certificates to the right to receive  certain  payments with respect to the reserve fund. The value of the right to receive any such  payments  under the  reserve  fund is a question of fact which could be subject to  differing  interpretations.  Because the right to receive  such  payments  under the  reserve  fund is treated as a separate right of the offered  certificates not payable by any REMIC,  such right will not be treated as a qualifying  asset for any such  certificateholder  that is a mutual  savings  bank,  domestic building and loan association,  real estate investment trust, or real estate mortgage  investment  conduit and any amounts  received in respect  thereof will not be  qualifying  real estate  income for real estate investment trusts.

         Any money  deposited  into the reserve fund on a  distribution  date will be  distributed  to the certificateholders  on the same distribution date in accordance with the payment  priorities  described in this term sheet supplement.

         For further  information  regarding  federal income tax  consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences—REMICs" in the related base prospectus.

Special Tax Considerations Applicable to Residual Certificates

         The IRS has issued REMIC  regulations  under the  provisions  of the  Internal  Revenue Code that significantly  affect holders of Residual  Certificates.  The REMIC regulations impose restrictions on the transfer or  acquisition  of some residual  interests,  including the Residual  Certificates.  The pooling and  servicing  agreement  includes  other  provisions  regarding  the transfer of Residual  Certificates, including:

         o  the  requirement  that  any  transferee  of  a  Residual   Certificate  provide  an  affidavit
          representing that the transferee:

                  o is not a disqualified organization;

                  o is not acquiring the Residual Certificate on behalf of a disqualified organization;
                           and

                  o will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Residual Certificate;

         o a provision that any transfer of a Residual  Certificate to a disqualified  organization  shall be null and void; and

         o a grant to the master servicer of the right,  without notice to the holder or any prior holder, to sell to a purchaser  of its choice any  Residual  Certificate  that shall  become  owned by a disqualified organization despite the first two provisions above.

In addition,  under the pooling and servicing agreement,  the Residual Certificates may not be transferred to non-United States persons.

         The REMIC  regulations  also provide that a transfer to a United States  person of  "noneconomic"
residual  interests  will be  disregarded  for all federal  income tax  purposes,  and that the  purported transferor  of  "noneconomic"  residual  interests  will  continue to remain liable for any taxes due with respect to the income on the residual  interests,  unless "no  significant  purpose of the transfer was to impede the  assessment or collection of tax." Based on the REMIC  regulations,  the Residual  Certificates may  constitute  noneconomic  residual  interests  during some or all of their  terms for  purposes of the
REMIC  regulations  and,  accordingly,  unless no  significant  purpose  of a  transfer  is to impede  the assessment or collection of tax,  transfers of the Residual  Certificates may be disregarded and purported transferors  may remain  liable for any taxes due  relating  to the income on the  Residual  Certificates.
All  transfers  of the  Residual  Certificates  will be  restricted  in  accordance  with the terms of the pooling  and  servicing  agreement  that are  intended  to reduce the  possibility  of any  transfer  of a
Residual  Certificate  being  disregarded  to  the  extent  that  the  Residual  Certificates   constitute
noneconomic  residual  interests.  See  "Material  Federal  Income Tax  Consequences  —REMICs—Taxation  of
Owners of REMIC  Residual  Certificates—Noneconomic  REMIC  Residual  Certificates"  in the  related  base prospectus.

         The IRS has issued final REMIC  regulations  that add to the conditions  necessary to assure that a transfer of a non-economic  residual  interest would be respected.  The  additional  conditions  require that in order to qualify as a safe harbor  transfer of a residual,  the transferee  represent that it will not cause the income "to be attributable to a foreign  permanent  establishment  or fixed base (within the meaning of an applicable  income tax treaty) of the  transferee  or another U.S.  taxpayer" and either (i)
the amount  received by the  transferee  be no less on a present value basis than the present value of the net tax  detriment  attributable  to holding the  residual  interest  reduced by the present  value of the projected  payments to be received on the residual  interest or (ii) the transfer is to a domestic taxable corporation  with  specified  large  amounts  of  gross  and net  assets  and  that  meets  certain  other requirements  where agreement is made that all future transfers will be to taxable  domestic  corporations in  transactions  that  qualify  for the same "safe  harbor"  provision.  Eligibility  for the safe harbor requires,  among other things,  that the facts and  circumstances  known to the  transferor at the time of transfer  not indicate to a reasonable  person that the taxes with respect to the residual  interest  will not be  paid,  with an  unreasonably  low  cost  for  the  transfer  specifically  mentioned  as  negating eligibility.  The  regulations  generally apply to transfers of residual  interests  occurring on or after
February 4, 2000,  although  certain of their  provisions  apply only to transfers  of residual  interests occurring on or after August 19, 2002.  See "Material  Federal  Income Tax  Consequences  —REMICs—Taxation
of Owners of REMIC  Residual  Certificates—Noneconomic  REMIC Residual  Certificates"  in the related base prospectus.

         The  Residual  Certificateholders  may be  required  to report an amount of taxable  income  with respect to the earlier accrual periods of the terms of the  REMICs that  significantly  exceeds the amount of cash distributions  received by the Residual  Certificateholders  from the REMICs with respect to those periods.  Furthermore,  the tax on that  income may exceed the cash  distributions  with  respect to those periods.  Consequently,  Residual  Certificateholders should have other sources of funds sufficient to pay any federal  income taxes due in the earlier years of each REMIC's term as a result of their  ownership of the Residual  Certificates.  In addition,  the required  inclusion of this amount of taxable income during the REMICs'  earlier  accrual  periods and the deferral of  corresponding  tax losses or deductions  until later accrual  periods or until the ultimate sale or  disposition of a Residual  Certificate,  or possibly later under the "wash sale" rules of Section 1091 of the  Internal  Revenue  Code,  may cause the Residual
Certificateholders'   after-tax   rate  of  return  to  be  zero  or   negative   even  if  the   Residual
Certificateholders'  pre-tax rate of return is positive.  That is, on a present value basis,  the Residual
Certificateholders'  resulting tax liabilities could substantially  exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

         The rules for  accrual of OID with  respect to certain  classes of  certificates  are  subject to significant  complexity and uncertainty.  Because OID on the certificates  will be deducted by the related
REMIC in  determining  its taxable  income,  any changes  required by the IRS in the  application of those rules to the certificates may  significantly  affect the timing of OID deductions to the related REMIC and therefore  the  amount of the  related  REMIC's  taxable  income  allocable  to  holders  of the  Residual
Certificates.

         An  individual,  trust or estate  that holds,  whether  directly or  indirectly  through  certain pass-through  entities, a Residual Certificate,  may have significant additional gross income with respect to, but may be limited on the  deductibility  of,  servicing and trustee's  fees and other  administrative expenses properly allocable to each REMIC in computing the  certificateholder's  regular tax liability and will not be able to deduct  those fees or  expenses  to any extent in  computing  the  certificateholder's alternative  minimum tax liability.  See "Material  Federal Income Tax  Consequences—  REMICs—Taxation  of
Owners of REMIC Residual  Certificates—Possible  Pass-Through of Miscellaneous Itemized Deductions" in the
related base prospectus.

         The IRS has issued proposed  regulations that, if adopted as final  regulations,  would cause the question of whether a transfer of residual  interests  will be respected  for federal  income tax purposes to be determined in the audits of the transferee  and  transferor  rather than an item to be determined as a partnership item in the audit of the REMIC's return.

         Effective   August  1,  2006,   temporary   regulations   issued  by  the  IRS  (the  "Temporary
regulations")  have modified the general rule that excess  inclusions from a REMIC residual  interest are not  includible in the income of a nonresident  alien  individual or foreign  corporation  for purposes of the 30% United States  withholding  tax until paid or distributed  or when the REMIC residual  interest is disposed of. The Temporary  regulations  accelerate  the time both for reporting of, and  withholding  tax on, excess inclusions  allocated to the foreign equity holders of domestic  partnerships and certain other pass-through  entities.  The new rules also  provide  that excess  inclusions  are United  States  sourced income.  The timing rules apply to a particular  residual interest and a particular  foreign person if the first  allocation of income from the residual  interest to the foreign  person occurs after July 31, 2006.
The source rules apply for taxable  years ending after August 1, 2006.  Under the  Temporary  regulations, in the case of REMIC  residual  interests held by a foreign  person  through a domestic  partnership,  the amount of excess  inclusion  income  allocated  to the  foreign  partner is deemed to be  received  by the foreign  partner on the last day of the  partnership's  taxable  year except to the extent that the excess inclusion  was required to be taken into account by the foreign  partner at an earlier time under  section
860G(b) of the  Internal  Revenue Code as a result of a  distribution  by the  partnership  to the foreign partner or a  disposition  in whole or in part of the  foreign  partner's  indirect  interest in the REMIC residual  interest.  A disposition in whole or in part of the foreign  partner's  indirect interest in the
REMIC  residual  interest  may occur as a result of a  termination  of the  REMIC,  a  disposition  of the partnership's  residual  interest in the REMIC,  a disposition  of the foreign  partner's  interest in the partnership,  or any other reduction in the foreign partner's  allocable share of the portion of the REMIC net income or deduction allocated to the partnership.  Similarly,  in the case of a residual interest held by a  foreign  person  indirectly  as a  shareholder  of a  real  estate  investment  trust  or  regulated investment company,  as a participant in a common trust fund or as a patron in an organization  subject to part I of subchapter T  (cooperatives),  the amount of excess  inclusion  allocated to the foreign  person must be taken into account for  purposes of the 30% United  States  withholding  tax at the same time that other  income from the trust,  company,  fund,  or  organization  would be taken into  account.  Under the
Temporary  regulations,  excess  inclusions  allocated to a foreign person (whether as a partner or holder of an interest in a pass-through  entity) are expressly made subject to withholding  tax. In addition,  in the case of excess  inclusions  allocable  to a foreign  person as a partner,  the  Temporary  regulations eliminate an exception to the  withholding  requirements  under which a withholding  agent  unrelated to a payee is  obligated  to withhold on a payment  only to the extent that the  withholding  agent has control over the payee's money or property and knows the facts giving rise to the payment.

         Residential  Funding will be  designated  as the "tax matters  person" with respect to each REMIC as defined  in the REMIC  Provisions,  as  defined  in the  related  base  prospectus,  and in  connection therewith will be required to hold not less than 0.01% of each class of Residual Certificates.

         Purchasers of the Residual  Certificates  are  encouraged to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

         For further  information  regarding  the federal  income tax  consequences  of  investing  in the
Residual Certificates,  see "Certain Yield and Prepayment  Considerations—Additional  Yield Considerations
Applicable  Solely to the Residual  Certificates"  in this term sheet  supplement  and  "Material  Federal
Income Tax  Consequences—REMICs—Taxation  of Owners of REMIC  Residual  Certificates"  in the related base prospectus.

Tax Return Disclosure and Investor List Requirements

          Recent  Treasury  pronouncements  directed at abusive tax  shelter  activity  appear to apply to transactions  not  conventionally  regarded  as tax  shelters.  Regulations  require  taxpayers  to report certain  disclosures on IRS form 8886 if they  participate in a "reportable  transaction."  Organizers and sellers  of the  transaction  are  required  to  maintain  records  including  investor  lists  containing identifying  information  and to furnish  those  records to the IRS upon demand.  A  transaction  may be a
"reportable  transaction"  based upon any of  several  indicia  one or more of which may be  present  with respect to your investment in the certificates.  Congress has enacted  provisions that impose  significant penalties for failure to comply with these  disclosure  requirements.  Investors in Residual  Certificates are  encouraged to consult  their own tax advisers  concerning  any possible  disclosure  obligation  with respect  to their  investment,  and  should  be aware  that  the  issuer  and  other  participants  in the transaction  intend to comply with such  disclosure  and investor list  maintenance  requirements  as they determine apply to them with respect to this transaction.

          Notwithstanding  any other express or implied  agreement to the  contrary,  the  depositor,  the issuer,  the  underwriters  and each recipient of this term sheet  supplement  and the related  prospectus
supplement  and  related  base  prospectus   agree  that  each  of  them  and  each  of  their  employees, representatives,  and other agents may disclose,  immediately upon commencement of discussions, to any and all persons,  without  limitation of any kind, the tax treatment and tax structure of the  transaction and all  materials of any kind,  including  opinions or other tax  analyses,  that are provided to any of them relating to the tax treatment and tax structure.

Penalty Protection

         If penalties were asserted  against  purchasers of the offered  certificates  in respect of their treatment of the offered certificates for tax purposes, the summary of tax considerations  contained,  and the opinions stated,  herein and in the related base prospectus may not meet the conditions  necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties.

                                             USE OF PROCEEDS

         The net proceeds from the sale of the offered  certificates  of any series to the  underwriter or the  underwriters  for any series will be paid to the  depositor.  The depositor  will use the proceeds to purchase the mortgage loans  included in the trust  established  for that series or for general  corporate purposes.  See "Method of Distribution" in this term sheet supplement.

                                          METHOD OF DISTRIBUTION

         In  accordance  with the terms and  conditions  of the  related  underwriting  agreement  for any series,  each underwriter set forth in any final term sheet and the prospectus  supplement for that series with respect to any class of offered  certificates  of that series will serve as an  underwriter  for each applicable  class and will agree to purchase and the depositor  will agree to sell each  applicable  class of the Senior  Certificates of that series and the Class M Certificates  of that series,  except that a de minimis  portion of the  Residual  Certificates  of that series will be retained by  Residential  Funding.
Each  applicable  class of  certificates of any series being sold to an underwriter are referred to as the underwritten  certificates for any series. It is expected that delivery of the underwritten  certificates, other than the  Residual  Certificates,  will be made only in  book-entry  form through the Same Day Funds
Settlement  System of DTC, and that the delivery of the Residual  Certificates for any series,  other than the de minimis  portion  retained by  Residential  Funding,  will be made at the offices of the applicable underwriter on the closing date for that series against payment therefor in immediately available funds.

         In connection with the  underwritten  certificates,  of any series,  each underwriter has agreed, in accordance  with the terms and  conditions of the related  underwriting  agreement for that series,  to purchase  all of each  applicable  class of the  underwritten  certificates  of that series if any of that class of the underwritten certificates of that series are purchased thereby.

         Any  related  underwriting  agreement  for  any  series  provides  that  the  obligation  of  the underwriter to pay for and accept delivery of each applicable  class of the  underwritten  certificates is subject to, among other things,  the receipt of legal opinions and to the conditions,  among others,  that no stop order suspending the effectiveness of the depositor's  registration  statement shall be in effect, and that no  proceedings  for that purpose shall be pending  before or threatened  by the  Securities  and
Exchange Commission.

         The  distribution of the  underwritten  certificates of any series by any applicable  underwriter may be  effected  from time to time in one or more  negotiated  transactions,  or  otherwise,  at  varying prices to be determined at the time of sale.  Proceeds to the depositor from the sale of the  underwritten certificates  for any series,  before deducting  expenses payable by the depositor,  shall be set forth in the prospectus  supplement for that series.  The  underwriter for any class of any series may effect these transactions  by selling the applicable  underwritten  certificates  of any series to or through  dealers, and  those  dealers  may  receive  compensation  in the form of  underwriting  discounts,  concessions  or commissions  from  the  underwriter  for  whom  they  act as  agent.  In  connection  with the sale of the applicable  underwritten  certificates of any series,  the underwriter for any class of that series may be deemed to have received  compensation  from the depositor in the form of  underwriting  compensation.  The
underwriter  and  any  dealers  that   participate  with  the  underwriter  in  the  distribution  of  the underwritten  certificates of any series are also  underwriters of that series under the Securities Act of
1933.  Any  profit  on the  resale  of the  underwritten  certificates  of that  series  positioned  by an underwriter  would be  underwriter  compensation  in the form of  underwriting  discounts and  commissions under the Securities Act.

         Each  underwriting  agreement for any series will provide that the depositor  will  indemnify the underwriter,  and that under limited  circumstances the underwriter will indemnify the depositor,  against some  liabilities  under the  Securities  Act, or  contribute  to payments  required to be made in respect thereof.

         There is currently no secondary  market for the offered  certificates.  The  underwriter  for any class of any series may make a secondary  market in the  underwritten  certificates  of that series but is not  obligated to do so. There can be no assurance  that a secondary  market for the offered  certificates of any series will develop or, if it does develop,  that it will continue.  The offered  certificates will not be listed on any securities exchange.

         If more than one  underwriter has agreed to purchase  offered  certificates,  those  underwriters will be identified in the final term sheet with respect to such class of certificates.

         The primary source of information  available to investors  concerning the offered certificates of any series will be the monthly  statements  discussed in the related base prospectus under "Description of the  Certificates—Reports  to  Certificateholders"  and in this term sheet  supplement  under "Pooling and
Servicing  Agreement—Reports to Certificateholders,"  which will include information as to the outstanding principal  balance  or  notional  amount  of the  offered  certificates  of that  series.  There can be no assurance  that any  additional  information  regarding  the  offered  certificates  of any series will be available  through any other source.  In addition,  the depositor is not aware of any source through which price  information  about the offered  certificates  will be  available on an ongoing  basis.  The limited nature of this  information  regarding the offered  certificates may adversely affect the liquidity of the offered  certificates,  even if a secondary  market for the offered  certificates  for any series  becomes available.

                                              LEGAL OPINIONS

         Certain  legal  matters  relating to the  certificates  of any series will be passed upon for the depositor,  and  Residential  Funding  Securities  Corporation if it is an underwriter of that series,  by
Orrick,  Herrington & Sutcliffe LLP, New York, New York and for each  underwriter,  other than Residential
Funding Securities Corporation, by Thacher Proffitt & Wood LLP, New York, New York.

                                                 RATINGS

         It is a  condition  of the  issuance  of the  offered  certificates  that each  class of  offered certificates  be  assigned  at least  the  ratings  designated  in the  final  term  sheet  for a class of certificates  by one  or  more  rating  agencies  including  by  Standard  &  Poor's,  a  division  of The
McGraw-Hill  Companies,  Inc.,  Standard & Poor's or S&P, Moody's Investors Service,  Inc. or Moody's,  or
Fitch Ratings, or Fitch.

         Standard & Poor's  ratings on mortgage  pass-through  certificates  address the likelihood of the receipt by  certificateholders  of payments  required under the related  pooling and servicing  agreement.
Standard & Poor's  ratings  take into  consideration  the credit  quality of the  related  mortgage  pool, structural  and legal  aspects  associated  with the  related  certificates,  and the  extent to which the payment  stream in the  related  mortgage  pool is adequate to make  payments  required  under the related certificates.  Standard & Poor's rating on the certificates of any series will not, however,  constitute a statement  regarding  frequency of  prepayments  on the related  mortgage  loans.  See "Certain  Yield and
Prepayment  Considerations"  in this term sheet supplement.  The rating on the Residual  Certificates only addresses the return of its  Certificate  Principal  Balance and interest on the Residual  Certificates at the related pass-through rate.

         The  rating  assigned  by Moody's to the  offered  certificates  address  the  likelihood  of the receipt by the  offered  certificateholders  of all  distributions  to which they are  entitled  under the pooling and servicing  agreement.  Moody's  ratings  reflect its analysis of the riskiness of the mortgage loans and the structure of the  transaction as described in the pooling and servicing  agreement.  Moody's ratings do not address the effect on the  certificates'  yield  attributable  to prepayments or recoveries on the mortgage loans.

         The ratings  assigned by Fitch to mortgage  pass-through  certificates  address the likelihood of the receipt by  certificateholders  of all  distributions to which they are entitled under the transaction structure.  Fitch's  ratings  reflect its analysis of the riskiness of the  underlying  mortgage loans and the  structure  of the  transaction  as  described  in the  operative  documents.  Fitch's  ratings do not address  the  effect  on  the  certificates'  yield  attributable  to  prepayments  or  recoveries  on the underlying  mortgage  loans.  The rating on any class of Residual  Certificates  only addresses the return of its Certificate  Principal  Balance and interest on that class of Residual  Certificates at the related pass-through rate.

         The ratings do not address the  likelihood  of the receipt of any amounts in respect of Carryover
Shortfall Amounts.

         The ratings do not address the  likelihood  that  prepayment  charges  will be paid to holders of any class entitled to prepayment charges.

         There can be no  assurance  as to whether  any  rating  agency  other  than the  rating  agencies designated in the final term sheet for a class of  certificates  will rate the Senior  Certificates or the
Class M  Certificates  of any series,  or, if it does,  what rating  would be assigned by any other rating agency.  A rating on the  certificates of any series by another rating agency,  if assigned at all, may be lower  than the  ratings  assigned  to the  certificates  of that  series by the  rating  agency or rating agencies requested by the depositor to rate those certificates.

         A security rating is not a  recommendation  to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning  rating  organization.  Each security rating should be evaluated  independently of any other security rating.  In the event that the ratings  initially  assigned to the offered  certificates of any series are  subsequently  lowered for any reason,  no person or entity is  obligated  to  provide  any  additional  support or credit  enhancement  with  respect to the  offered certificates.

         The fees paid by the  depositor  to the  rating  agencies  at closing  include a fee for  ongoing surveillance  by the  rating  agencies  for so long as any  certificates  are  outstanding.  However,  the rating  agencies are under no  obligation  to the  depositor to continue to monitor or provide a rating on the certificates.

                                             LEGAL INVESTMENT

         The  offered  certificates  identified  in the final  term  sheet  with  respect to such class of certificates  will  constitute  "mortgage  related  securities"  for purposes of SMMEA so long as they are rated in at least the second  highest  rating  category by one of the rating  agencies,  and, as such, are legal  investments  for some  entities to the extent  provided in SMMEA.  SMMEA  provides,  however,  that states  could  override its  provisions  on legal  investment  and  restrict or  condition  investment  in mortgage  related  securities by taking  statutory action on or prior to October 3, 1991. Some states have enacted  legislation  which  overrides  the  preemption  provisions  of SMMEA.  The  remaining  classes of certificates will not constitute "mortgage related securities" for purposes of SMMEA.

         One or more  classes  of the  offered  certificates  of any  series  may be  viewed  as  "complex securities" under TB 73a and TB 13a, which apply to thrift institutions regulated by the OTS.

         The depositor  makes no  representations  as to the proper  characterization  of any class of the offered  certificates  of any series  for legal  investment  or other  purposes,  or as to the  ability of particular  investors to purchase  any class of the offered  certificates  of any series under  applicable legal  investment  restrictions.  These  uncertainties  may adversely affect the liquidity of any class of offered  certificates  of any series.  Accordingly,  all  institutions  whose  investment  activities  are subject  to  legal  investment  laws  and  regulations,  regulatory  capital  requirements  or  review  by regulatory  authorities are encouraged to consult with their legal advisors in determining  whether and to what extent any class of the offered  certificates  of any series  constitutes  a legal  investment  or is subject to investment, capital or other restrictions.

         See "Legal Investment Matters" in the related base prospectus.

                                           ERISA CONSIDERATIONS

         A fiduciary of any ERISA plan,  any insurance  company,  whether  through its general or separate accounts,  or any other  person  investing  ERISA plan assets of any ERISA plan,  as defined  under "ERISA
Considerations—ERISA  Plan Asset  Regulations" in the related base  prospectus,  should  carefully  review with its legal  advisors  whether  the  purchase or holding of offered  certificates  could give rise to a transaction  prohibited or not otherwise  permissible  under ERISA or Section 4975 of the Internal Revenue
Code.  The  purchase or holding of the [Senior  (Non  Subordinate)]  Certificates,  as well as the [Senior
Support] and  [Subordinate]  Certificates  by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for  exemptive  relief under the RFC exemption  (considering  those  certificates  without the rights to receive  payments  with respect to the final  maturity  reserve  account),  as  described  under
"ERISA  Considerations—Prohibited  Transaction  Exemption" in the related base  prospectus,  provided that those  certificates  are rated at least "BBB-" (or its equivalent) by Standard & Poor's,  Moody's or Fitch
Ratings,  or Fitch,  at the time of  purchase.  The RFC  exemption  contains a number of other  conditions which must be met for the RFC  exemption  to apply,  including  the  requirements  that (1) any ERISA plan must be an "accredited  investor" as defined in Rule  501(a)(1) of Regulation D under the Securities  Act, and (2) none of the mortgage loans may be less than fully  secured,  based on the fair market value of the collateral  on the closing  date of the  mortgage  loans  represented  by the  certificates  and all other mortgage  loans  secured  by a lien of  equal  or  higher  priority  on the  same  collateral.  All of the mortgage loans represented by the offered  certificates provide for negative  amortization.  Although each mortgage loan  represented  by the offered  certificates  will be fully secured as of the closing date, it is  conceivable  that,  after the closing  date, a small  percentage  of the loans could,  due to negative amortization,  have an  outstanding  balance that exceeds 100%,  but not 125%, of the value of the related collateral.  The  mortgage  pool  has  been  so  structured  as to  reduce  to  an  immaterial  level  the probability that such a result would occur.

         The Department of Labor issued Prohibited  Transaction  Exemption,  or PTE, 2002-41, 67 Fed. Reg.
54487  (August  22,  2002)  which  amended  the RFC  exemption  and  similar  exemptions  issued  to other underwriters.  This allows the trustee to be affiliated with the  underwriters  despite the restriction in
PTE 2000-58 to the contrary.

         Each beneficial  owner of Class M Certificates or any interest  therein after  termination of the final maturity reserve account,  or any yield  maintenance  agreement or other derivative  instrument,  if any,  held in the  supplemental  interest  trust  shall be  deemed to have  represented,  by virtue of its acquisition or holding of that  certificate or interest  therein,  that either (i) it is not an ERISA plan investor;  (ii)  it has  acquired  and is  holding  such  Class  M  Certificates  in  reliance  on the RFC exemption,  and it  understands  that  there  are  certain  conditions  to  the  availability  of the  RFC exemption,  including  that the Class M  Certificates  must be rated,  at the time of purchase,  not lower than "BBB-" (or its  equivalent) by Standard & Poor's,  Fitch or Moody's;  or (iii) (1) it is an insurance company,  (2) the  source of funds  used to  acquire or hold the  certificate  or  interest  therein is an
"insurance  company  general  account," as such term is defined in Section V(e) of Prohibited  Transaction
Class  Exemption,  or PTCE,  95-60,  and (3) the  conditions in Sections I and III of PTCE 95-60 have been satisfied.

         If any Class M  Certificate  or any  interest  therein is  acquired or held in  violation  of the conditions  described in the preceding  paragraph,  the next preceding permitted  beneficial owner will be treated as the beneficial  owner of that Class M  Certificate,  retroactive to the date of transfer to the purported  beneficial  owner.  Any purported  beneficial  owner whose  acquisition  or holding of any such certificate  or interest  therein was effected in violation of the  conditions  described in the preceding paragraph  shall  indemnify  and hold  harmless the  depositor,  the  trustee,  the master  servicer,  any subservicer,  the underwriters and the trust from and against any and all  liabilities,  claims,  costs or expenses incurred by those parties as a result of that acquisition or holding.

         Any class of  certificates  rated at least BBB- or Baa3 by at least one of S&P,  Fitch Ratings or
Moody's  ("Exemption  Eligible  Certificates") at the time of acquisition may be eligible for relief under the RFC Exemption,  considering those certificates  without the rights to receive payments with respect to the final maturity reserve account or any yield maintenance agreement or other derivative  instrument,  if any, held in the supplemental  interest trust.  Any person  purchasing an Exemption  Eligible  Certificate and the right to  receive  payments  with  respect  to the final  maturity  reserve  account  or any yield maintenance  agreement or other derivative  instrument,  if any, held in the  supplemental  interest trust will have acquired,  for purposes of ERISA, (i) the Exemption  Eligible  Certificate  without the right to receive  related  payments  from the  supplemental  interest  trust,  and (ii) the right to receive  those payments  from the  supplemental  interest  trust.  The RFC  Exemption  may not apply to the  acquisition, holding or resale of the right to receive  payments with respect to the final maturity  reserve account or any  yield  maintenance  agreement  or  other  derivative  instrument,  if any,  held in the  supplemental interest  trust  from the  supplemental  interest  trust.  Accordingly,  the  acquisition  of the right to receive  payments  from the  supplemental  interest  trust by an ERISA plan could  result in a  prohibited transaction unless another exemption to ERISA's prohibited transaction rules is applicable.

         One or more alternative  exemptions  ("Investor-Based  Exemptions") may be available with respect to the purchase and holding of the right to receive  (and the receipt of) payments  from the  supplemental interest trust, including, but not limited to:

o        Prohibited  Transaction  Class  Exemption  96-23,  regarding  transactions  negotiated by certain
         "in-house asset managers";

o        Prohibited  Transaction  Class  Exemption  95-60,  regarding  investments  by  insurance  company general accounts;

o        Prohibited   Transaction  Class  Exemption  91-38,   regarding  investments  by  bank  collective
         investment funds;

o        Prohibited  Transaction Class Exemption 90-1,  regarding  investments by insurance company pooled separate accounts; or
o        Prohibited Transaction Class Exemption 84-14,  regarding  transactions  negotiated by independent
         "qualified professional asset managers".

         In addition to the  Investor-Based  Exemptions,  Section 408(b)(17) of ERISA provides a statutory exemption for certain  prohibited  transactions  between an ERISA plan and a person or an entity that is a party in  interest  to such  ERISA  plan  (other  than a party in  interest  that is a  fiduciary,  or its affiliate,  that has or exercises  discretionary  authority or control or renders  investment  advice with respect  to the  assets of the ERISA  plan  involved  in the  transaction)  solely by reason of  providing services to the ERISA plan,  but only if the ERISA plan pays no more,  or receives no less,  than adequate consideration.

         Each beneficial  owner of an offered  certificate or any interest therein shall be deemed to have represented,  by virtue of its acquisition or holding of that certificate or interest therein,  that as of any date  prior to the  termination  of the  final  maturity  reserve  account  or any  yield  maintenance agreement  or  other  derivative  instrument,  if  any,  held  in the  supplemental  interest  trust,  its acquisition  of the offered  certificate  and the right to receive (and its receipt of) payments  from the supplemental  interest  trust  are  eligible  for the  exemptive  relief  available  under  at  least  one
Investor-Based Exemption or other applicable exemption.

         Because the exemptive  relief  afforded by the RFC exemption or any similar  exemption that might be  available  will not  likely  apply to the  purchase,  sale or holding  of the  Residual  Certificates, transfers of those  certificates  to any ERISA plan investor will not be registered by the trustee  unless the  transferee  provides the  depositor,  the trustee and the master  servicer with an opinion of counsel satisfactory  to those  entities,  which  opinion will not be at the expense of those  entities,  that the purchase of those certificates by or on behalf of the ERISA plan investor:

o    is permissible under applicable law;

o    will not constitute or result in a non-exempt  prohibited  transaction under ERISA or Section 4975 of the Internal Revenue Code; and

o    will not subject the depositor,  the trustee or the master  servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

         Any  fiduciary  or other  investor  of ERISA plan  assets  that  proposes  to acquire or hold the offered  certificates  on behalf of or with ERISA plan  assets of any ERISA plan should  consult  with its counsel with respect to: (i) whether the specific and general  conditions  and the other  requirements  in the RFC exemption would be satisfied,  or whether any other prohibited  transaction exemption would apply, and (ii) the potential applicability of the general fiduciary  responsibility  provisions of ERISA and the prohibited  transaction  provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment.  See "ERISA Considerations" in the related base prospectus.

         The sale of any of the offered  certificates  to an ERISA plan is in no respect a  representation by the  depositor  or the  underwriters  that such an  investment  meets all relevant  legal  requirements relating  to  investments  by  ERISA  plans  generally  or any  particular  ERISA  plan,  or that  such an investment is appropriate for ERISA plans generally or any particular ERISA plan.